As filed with the Securities and Exchange Commission on September 7, 2012

Registration No. 333-182443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES CURRENCY FUNDS TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	80-0820001
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600	Nicholas D. Gerber 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

W. Thomas Conner, Esq.

Reed Smith LLP

1301 K Street, N.W.

East Tower – Suite 1100

Washington, D.C. 20005-3317

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units of U.S. Golden Currency Fund	20,000,000(2)	$25.00	$500,000,000	$57,300(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.

(2)	1,000 shares were previously registered in connection with the initial filing of this registration statement on June 29, 2012.

(3)	$2.87 of this registration fee was previously paid in connection with the initial filing of this registration statement on June 29, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS

US Golden Currency Fund

20,000,000 Units

The US Golden Currency Fund (“HARD”) is a commodity pool that issues units representing fractional undivided beneficial interests (“units”) that trade on the NYSE Arca, Inc. HARD is the sole current series of United States Currency Funds Trust, a Delaware statutory trust (the “Trust”). United States Commodity Funds, LLC is the Sponsor of the Trust (the “Sponsor”). Additional series may be created in the future.

The investment objective of HARD (before fees and expenses) is to have the daily changes in percentage terms of its net asset value (“NAV”) reflect the daily changes in percentage terms of the price, in U.S. dollars, of a basket of futures contracts representing equally-weighted interests in five corresponding hard currencies (the “Futures Basket”). “Hard” currencies are those identified and selected by the Sponsor that have attributes such that the currency market would refer to them as “hard” (the “Benchmark Hard Currencies” or “Hard Currencies”), including the returns from short-term cash holdings in such currencies. HARD’s investment objective has been designed for investors seeking to profit if the U.S. dollar falls relative to the Benchmark Hard Currencies. The futures contracts designated for inclusion in the Futures Basket will be selected by the Sponsor and are referred to as the “Benchmark Futures Contracts.”

The units may be purchased from HARD only in one or more blocks of 50,000 units as described in “Creation and Redemption of Units.” A block of 50,000 units is called a basket. HARD issues and redeems units in baskets on a continuous basis to certain authorized purchasers as described in “Plan of Distribution.” Each creation basket is offered and sold to an authorized purchaser at a price equal to the NAV of 50,000 units on the day that the order to create the creation basket is accepted. A list of HARD’s current authorized purchasers is available from the marketing agent. Authorized purchasers will pay a transaction fee of $350 for each order to create one or more baskets. The units are listed on the NYSE Arca under the symbol “HARD.”

Authorized purchasers may offer to the public, from time-to-time, units from any creation baskets they purchase. Units offered to the public by authorized purchasers will be offered at prices that will vary depending on, among other factors, the trading price of the units on the NYSE Arca, the net asset value per unit, and the supply of and demand for the units at the time of the offer. Units initially comprising the same creation basket but offered by authorized purchasers to the public at different times may have different offering prices. Authorized purchasers will not receive from HARD or any of its affiliates any fee or other compensation in connection with their sale of units to the public. The difference between the price paid by the authorized purchaser for a unit and the price paid to such authorized purchaser by an investor purchasing such unit may be deemed underwriting compensation. An authorized purchaser is under no obligation to purchase units.

An authorized purchaser may receive commissions or fees from investors who purchase units through their commission or fee-based brokerage accounts. In addition, HARD pays a fee to ALPS Distributors, Inc., the marketing agent. For more information regarding these items of compensation paid to FINRA members, please see “What is the Plan of Distribution” section on page 64.

Merrill Lynch Professional Clearing Corp. is expected to be the initial authorized purchaser for HARD. However, the Sponsor instead may purchase the initial creation basket from HARD at the price of $25.00 per unit. If the Sponsor purchases the initial creation basket, in accordance with applicable requirements of Regulation M under the Securities Exchange Act of 1934, no creation baskets will be offered to authorized purchasers nor will units be listed for trading on the NYSE Arca until five business days have elapsed from the date of the Sponsor’s purchase of the initial creation basket. It is expected that the proceeds from the initial creation basket purchase will be invested on the last day of such five business day period and that the initial per unit net asset value of HARD will be established as of 4:00 p.m. New York City time that day. Units offered in creation baskets on any subsequent day will be offered at the per unit NAV calculated shortly after the close of the core trading session on the NYSE Arca. The initial creation basket if purchased by the Sponsor will be redeemable by the Sponsor on the same terms and conditions as those applicable to authorized purchasers. See “The Offering – Creation and Redemption of Units.”

HARD is not a mutual fund registered under the Investment Company Act of 1940, as amended, and is not subject to regulation under such Act.

Some of the risks investing in HARD include:

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Investing in foreign currency interests subjects HARD to the risks of foreign currency markets and political and economic environments unique to such foreign markets, which could result in fluctuations in the price of HARD’s units.

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If certain correlations do not exist, then investors may not be able to use HARD as a cost-effective way to invest indirectly in the designated foreign currency markets or as a way to manage foreign currency-related exposures.

•	HARD does not expect to make cash distributions.

•	HARD and the Sponsor may have conflicts of interests, which permit them to favor their own interests to your detriment.

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HARD files annual partnership tax returns and each U.S. unitholder will receive a Form K-1 and will be required to report his or her allocable share of HARD’S income, gain, loss, deduction and credit reported on HARD’S partnership return. Each prospective investor is advised to consult a tax advisor regarding U.S. federal income tax consequences of an investment in HARD.

This is intended to be a continuous offering and is not expected to terminate until all of the registered units have been sold or three years from the date of the prospectus, whichever is earlier, although the offering may be temporarily suspended if and when no suitable investments for HARD are available or practicable.

Investing in HARD involves other significant risks. See “What are the Risk Factors Involved with an Investment in HARD?” beginning on page 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Unit	Per Basket
Price of the Units in the first basket sold	$25.00	$1,250,000.00

The date of this prospectus is September 7, 2012

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 61 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 5.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 9.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

ALSO, BEFORE YOU DECIDE TO PARTICIPATE IN THIS POOL, YOU SHOULD NOTE THAT YOUR POTENTIAL LIABILITY AS A PARTICIPANT IN THIS POOL FOR TRADING LOSSES AND OTHER EXPENSES OF THE POOL IS NOT LIMITED TO THE AMOUNT OF YOUR CONTRIBUTION FOR THE PURCHASE OF AN INTEREST IN THE POOL AND ANY PROFITS EARNED THEREON. A COMPLETE DESCRIPTION OF THE LIABILITY OF A PARTICIPANT IN THIS POOL IS EXPLAINED MORE FULLY IN THIS DISCLOSURE DOCUMENT.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

US GOLDEN CURRENCY FUND

Until                      (25 days after the date of this prospectus), all dealers effecting transactions in the offered units, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

THIS POOL (FUND) HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the currency markets, indexes or financial instruments that track such movements, HARD’s operations, the Sponsor’s plans and references to HARD’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in HARD?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, HARD’s operations or the value of its units.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and while it contains information about HARD and its units, it does not contain or summarize all of the material information about HARD and the units contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What are the Risk Factors Involved with an Investment in HARD?” beginning on page  9, before making an investment decision about the units.

Overview of the Trust and HARD

The US Golden Currency Fund (“HARD”) is a commodity pool that issues units representing fractional undivided beneficial interests (“units”) that trade on the NYSE Arca, Inc. (the “NYSE Arca”). HARD is the sole current series of the United States Currency Funds Trust, a Delaware statutory trust formed on May 25, 2012 (the “Trust”). Additional series of the Trust that will be separate commodity pools may be created in the future. The Trust and HARD operate pursuant to the Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated May 25, 2012. Wilmington Trust National Association, a national banking association, is the Delaware trustee of the Trust. HARD and the Trust are managed and controlled by United States Commodity Funds LLC (the “Sponsor” or “USCF”). The Sponsor is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The investment objective of HARD (before fees and expenses) is to have the daily changes in percentage terms of its net asset value (“NAV”) reflect the daily changes in percentage terms of the price, in U.S. dollars, of a basket of futures contracts representing equally-weighted interests in five corresponding hard currencies (the “Futures Basket”). “Hard” currencies are those identified and selected by the Sponsor that have attributes such that the currency market would refer to them as “hard” (the “Benchmark Hard Currencies” or “Hard Currencies”), including the returns from short-term cash holdings in such currencies. The Sponsor believes that the currency markets refer to currencies as hard if: a) the currency is widely used and freely exchangeable, b) the currency is issued by a financially and economically strong country, and c) issued by a country which has historically suffered less from the effects of inflation compared to other countries. The futures contracts designated for inclusion in the Futures Basket will be selected by the Sponsor, and are referred to as the “Benchmark Futures Contracts.” The Futures Basket will consist of Benchmark Futures Contracts selected by the Sponsor to represent a 20% interest in each of the five Benchmark Hard Currencies, and will be re-balanced on a monthly basis. HARD anticipates that Benchmark Futures Contracts will be listed on regulated futures exchanges in the United States or the United Kingdom. It is not the intent of HARD to be operated in a fashion such that its NAV will equal, in US dollar terms, the spot price of any particular currency or any particular Benchmark Futures Contract. It is not the intent of HARD to be operated in a fashion such that its NAV will reflect the percentage change of the price of the Futures Basket as measured over a time period greater than one day. The Sponsor does not believe this is an achievable goal due to the potential impact of backwardation and contango on returns of any portfolio of futures contracts.

The Benchmark Hard Currencies will be chosen annually from the twenty-five most actively traded global currencies (the “Eligible Global Currencies”), as measured by the triannual Bank of International Settlement (“BIS”) currency trading report, and further selected based on each of the following criteria:

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The issuing country must have a credit rating of AAA or Aaa as rated by one or more major credit rating firms. At present the Sponsor believes that Standard & Poors, Moody’s, and Fitch currently constitute the primary credit rating agencies issuing ratings on countries. It is possible that a country could have a rating of AAA/Aaa from one or more rating agencies, but a rating of less than that from another firm. In such a situation, known in the investment world as a “split rating,” the Sponsor will use the higher of the ratings in determining eligibility. In the event that fewer than eight Eligible Global Currency countries have a rating of AAA or better, a country may still be eligible if the issuing country is rated in the top eight countries.

•	The currency’s prior three year ranking as to its performance versus inflation as measured primarily by the changes in the price of the currency compared to one ounce of gold (the “Inflation Tests”).

The Inflation Tests will consist of first measuring at the end of each year the prior three year change in the price of an ounce of gold as measured in each of the Eligible Global Currencies. The results will be ranked from those currencies that saw, in percentage terms, the smallest increase, or largest decrease, relative to the price of gold to those that saw the largest increase or smallest decrease in percentage terms. A second ranking will also be made of the Eligible Global Currencies ranking them from those that over the prior three years experienced the smallest cumulative amount of inflation (or greatest deflation), to those the experienced the largest amount of inflation (or smallest deflation), as reported by each country’s central bank or other reporting government entity. The five currencies with the smallest increase in price based on gold (or largest decrease), will become the five Benchmark Hard Currencies selected that year. However, any currency selected based on the price of gold ranking must also be among the ten Eligible Global Currencies with the smallest increase (or greatest decrease) in cumulative inflation over the same three year time period. If a currency selected based on the gold ranking is not also in the ten Eligible Global Currencies with the smallest cumulative inflation totals, it will not be included in the final selection and the Sponsor will instead select the next eligible currency.

Since the US dollar is the base currency for HARD, and thus HARD cannot have any currency gains or losses from any holdings it has in US dollars, the US dollar will not be an Eligible Global Currency. In addition, any currency that does not have a fully free-floating exchange rate and is instead pegged to the US dollar, such as the Hong Kong Dollar or the Chinese Renminbi, will also not be an Eligible Global Currency. Furthermore, only currencies that are primarily issued and used by a single country may be an Eligible Global Currency. Finally, the Sponsor may remove a currency from the Eligible Global Currencies list if the Sponsor believes it has becomes difficult or impossible to freely trade due to capital controls or other similar market disruptions to its currency market.

The net assets of HARD will consist primarily of investments in futures contracts for Hard Currencies that are traded on major exchanges in the US and United Kingdom (collectively, “Futures Contracts”) and other Hard-Currency-related investments such as cash-settled options on Futures Contracts, forward currency contracts for Hard Currencies, currency swap contracts, US or foreign currency bank accounts, US dollar or Hard Currency short-term money market instruments, or United States Treasury securities with remaining maturities of less than two years (“Treasuries” or “Treasury Securities”) (collectively, “Other Hard-Currency Related Investments”). For convenience and unless otherwise specified, Futures Contracts and Other Hard Currency-Related Investments are collectively referred to as “Currency Interests” in this prospectus. The Sponsor is authorized by HARD in its sole judgment to employ, establish the terms of employment for, and terminate commodity trading advisors or futures commission merchants.

HARD will (1) invest in Benchmark Futures Contracts, to the fullest extent possible, turning next to (2) investments in Futures Contracts and, in cases where a Hard Currency does not have a Futures Contract, the Futures Contract is delisted on a US or United Kingdom exchange or such futures contract is not traded on an exchange in the US or United Kingdom, investments in forward currency contracts which, in the opinion of the Sponsor would replicate a futures contract for that Hard Currency and then (3) finally to Other Hard Currency-Related Investments only if required by applicable regulatory requirements or due to adverse market conditions. HARD will invest in Currency Interests, to the fullest extent possible, without being leveraged or unable to satisfy its current or potential margin and/or collateral obligations with respect to its investments in Futures Contracts and Other Hard Currency-Related Investments. The primary focus of the Sponsor will be the investment in Futures Contracts and the management of HARD’s investments in Treasuries, cash, and cash equivalents for margining purposes and as collateral. The types of regulatory requirements and market conditions that would cause HARD to invest in this manner are described in “How Does HARD Operate?” on page 48 of this prospectus.

In order for a hypothetical investment in units to break even over the next 12 months, assuming a selling price of $25.00 per unit, the investment would have to generate a 0.84% return, or $0.21 per unit. For more information, see “Breakeven Analysis.”

The Sponsor endeavors to place HARD’s trades in Currency Interests and otherwise manage HARD’s investments so that “A” will be within plus/minus 10 percent of “B”, where:

•	A is the average daily percentage change in HARD’s NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which HARD calculates its NAV; and

•	B is the average daily percentage change in the Futures Basket over the same period.

The Sponsor believes that market arbitrage opportunities will cause daily changes in HARD’s unit price on the NYSE Arca to closely track daily changes in HARD’s NAV per unit. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between HARD’s NAV and the Futures Basket will be that the daily changes in the price of HARD’s units on the NYSE Arca will closely track in percentage terms, changes in the Futures Basket, less HARD’s fees and expenses.

The Sponsor will employ a “neutral” investment strategy intended to track the changes in the price of the Benchmark Futures Contracts regardless of whether the price goes up or goes down. HARD’s “neutral” investment strategy is designed to permit investors generally to purchase and sell HARD’s units for the purpose of investing indirectly in Hard Currencies and/or to permit participants in the currency market to manage their potential Hard Currency-related exposures. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in foreign currency and/or the risks involved in hedging may exist. In addition, an investment in HARD involves the risk that the changes in the price of HARD’s units will not accurately track the changes in the Futures Basket and that changes in the Futures Basket will not closely correlate with changes in the spot prices of the underlying Hard Currencies. For example, HARD also invests in Treasuries and holds cash and cash equivalents to be used to meet its current or potential margin or collateral requirements with respect to its investments in Futures Contracts and Other Hard Currency-Related Investments. HARD does not expect there to be any meaningful correlation between the performance of HARD’s investments in

Treasuries/cash/cash equivalents and the changes in the price of Hard Currency. HARD’s investment objective is to track the daily changes in the Futures Basket, not to have the market price of its units correlate directly with changes in the spot price of any specific Hard Currency relative to the U.S. dollar. Contango and backwardation may impact the total return on an investment in HARD’s units relative to a hypothetical direct investment in any Hard Currency. See “What are the Risk Factors Involved with an Investment in HARD?”

Each month, the basket will re-balance starting at the end of the day on the date two weeks prior to expiration of the near month contract for that month.

HARD creates units only in blocks of 50,000 units called “Creation Baskets” and redeems units only in blocks of 50,000 units called “Redemption Baskets.” Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets, respectively. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create. Baskets are generally created when there is a demand for units, including, but not limited to, when the market price per unit is at a premium to the NAV per unit. Authorized Purchasers may then sell such units, which will be listed on the NYSE Arca, to the public at per unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of HARD at the time the Authorized Purchaser purchased the Creation Baskets, the NAV at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Futures Contracts market and the market for Other Hard Currency-Related Investments. The prices of units offered by Authorized Purchasers are expected to fall between HARD’s NAV and the trading price of the units on the NYSE Arca at the time of sale. Similarly, baskets are generally redeemed when the market price per unit is at a discount to the NAV per unit. Retail investors seeking to purchase or sell units on any day will effect such transactions in the secondary market, on the NYSE Arca, at the market price per unit, rather than in connection with the creation or redemption of baskets.

There is no specified limit on the maximum amount of Creation Baskets that can be sold. At some point, position limits on Futures Contracts or Other Hard Currency-Related Investments may practically limit the number of Creation Baskets that will be sold if the Sponsor determines that the other investment alternatives available to HARD at that time will not enable it to meet its stated investment objective.

Other than to address monthly changes in the Benchmark Futures Contracts, in managing HARD’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will sell or purchase Currency Interests with an aggregate market value that approximates the amount of Treasuries and/or cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: The units can be directly purchased from or redeemed by HARD only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers. Each Creation Basket and Redemption Basket consists of 50,000 units and is expected to be worth millions of dollars. Individual investors, therefore, will not be able to directly purchase units from or redeem units with HARD. Some of the information contained in this prospectus, including information about buying and redeeming units directly from and to HARD is only relevant to Authorized Purchasers. units are listed and traded on the NYSE Arca under the ticker symbol “HARD” and may be purchased and sold as individual units. Individuals interested in purchasing units in the secondary market should contact their broker. Units purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, units are not redeemable securities. There is no guarantee that units will trade at or near the per-unit NAV.

Principal Offices of HARD and the Sponsor

The principal office of the Trust and HARD is located at 1999 Harrison Street, Suite 1530, Oakland, California, 94612. The Sponsor’s principal office is also located at 1999 Harrison Street, Suite 1530, Oakland, California, 94612. The telephone number for each of the Trust, HARD and the Sponsor is (510) 522-9600.

HARD’s Investments in Currency Interests

A description of the principal types of Currency Interests in which HARD may invest – Futures Contracts, forward contracts, over-the-counter contracts, cleared swap contracts and options on Futures Contracts may be found under the heading “The Currency Interests.”

Principal Investment Risks of an Investment in HARD

An investment in HARD involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 9.

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Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income to their investors, HARD may not distribute dividends to Unitholders. You should not invest in HARD if you will need cash distributions from HARD to pay taxes on your share of income and gains of HARD, if any, or for any other reason.

•

The Sponsor endeavors to manage HARD’s positions in Currency Interests so that HARD’s assets are, unlike those of other commodity pools, not leveraged (i.e., so the aggregate value of HARD’s unrealized losses from its investments in such Currency Interests at any time will not exceed the value of HARD’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy. If the Sponsor permits HARD to become leveraged, you could lose all or substantially all of your investment if HARD’s trading positions suddenly turn unprofitable.

•

Investors may choose to use HARD as a means of investing indirectly in Hard Currencies, and there are risks involved in such investments. Currency investors are exposed to risks and hazards inherent in foreign investing including, but not limited to geopolitical factors, supply and demand for a currency, economic and market conditions, inflation, interest rates, and trade balances.

•

Investors may choose to use HARD as a means of investing indirectly in Hard Currencies, and there is the risk that the daily changes in the price of HARD’s units on the NYSE Arca will not closely track the daily changes in the value of the Futures Contracts comprising the basket, or the spot price of the Hard Currencies underlying the Futures Contracts. This could happen if the price of units traded on the NYSE Arca does not correlate closely with HARD’s NAV. This is a risk because if these correlations are not sufficiently close, then investors may not be able to use HARD as a cost-effective way to invest indirectly in Hard Currencies or as a method to manage Hard Currency-related exposures.

•	HARD has not commenced operations so there is no performance history to serve as a basis for you to evaluate an investment in HARD.

•

HARD may invest in Other Hard Currency-Related Investments. To the extent that these Other Hard-Currency Related Investments are contracts individually negotiated between their parties, they may not be as liquid as Futures Contracts and will expose HARD to credit risk that its counterparty may not be able to satisfy its obligations to HARD.

•	You will have no rights to participate in the management of HARD and will have to rely on the duties and judgment of the Sponsor to manage HARD.

•	The structure and operation of HARD may involve conflicts of interest.

•	HARD pays fees and expenses that are incurred regardless of whether it is profitable.

•

HARD files annual partnership tax returns and each U.S. Unitholder will receive a Form K-1 and will be required to report his or her allocable share of HARD’s income, gain, loss, deduction and credit reported on HARD’s partnership return. Each prospective investor is advised to consult a tax advisor regarding U.S. federal income tax consequences of an investment in HARD.

For additional risks, see “What are the Risk Factors Involved with an Investment in HARD?”

Financial Condition of HARD

HARD will not calculate its NAV prior to the effective date. The initial NAV will be calculated shortly after the close of the core trading session on the NYSE Arca.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single unit to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price of $25.00 per unit, which equals the NAV of the units sold in the initial Creation Basket. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The Sponsor bears all expenses relating to HARD’s organization and offering expenses until HARD commences trading. The breakeven analysis is an approximation only.

Assumed initial selling price per unit	$25.00
Management Fee (0.60%)[1]	$0.15
Creation Basket Fee[2]	$(0.01)
Estimated Brokerage Fee (0.04%)[3]	$0.01
Interest Income (0.11%)[4]	$(0.03)
Independent Directors and Officers’ Fees[5]	$0.00
Fees and expenses associated with tax accounting and reporting (0.25%)[6]	$0.07

Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit	$0.19%
Percentage of initial selling price per unit	0.76%

[1]	HARD is contractually obligated to pay the Sponsor a management fee based on the daily net assets and paid monthly of 0.60% per annum on average net assets.
[2]

Authorized Purchasers are required to pay a Creation or Redemption Basket fee of $350 for each order they place to create or redeem one or more baskets. An order must be at least one basket, which are 50,000 units. This breakeven analysis assumes a hypothetical investment in a single unit so the Creation Basket fee is $0.01 ($350/50,000).

[3]

Such fees include those incurred when purchasing Futures Contracts when HARD issues units as a result of a Creation Basket, as well as fees incurred when selling Futures Contracts when HARD redeems units as a result of a Redemption Basket. Such fees are also incurred when Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. HARD also incurs commissions to brokers for the purchase and sale of Other Hard-Currency Related Investments. Assuming that the price of a unit is $25.00, HARD would receive $1,250,000 upon the sale of the initial Creation Basket (50,000 units multiplied by $25.00). Assuming that this entire amount is invested in Benchmark Futures Contracts and that there is no change in the settlement price of such contracts, HARD would be required to purchase approximately 15 Benchmark Futures Contracts to support the Creation Basket ($1,250,000 divided by $85,000, the average value of the Benchmark Futures Basket as of July 31, 2012). As each Hard Currency’s futures contracts would need to be rolled forward as they approached expiration, there would be a total of 60 purchases and 60 sales of futures contracts during the year for a total of 120 transactions. Assuming further that futures commission merchants charge approximately $4.00 per currency futures contract for each purchase or sale, the annual futures commission merchant charge for HARD would be approximately $480 (30 total basket transactions (15 purchases and 15 sales) multiplied by 4 times per year multiplied by $4.00). As a percentage of the total investment of $1,250,000 this annual commission expense would be approximately 0.04%.

[4]

HARD earns interest on funds it deposits with the futures commission merchant and the custodian and it estimates that the interest rate will be 0.11% based on the current interest rate on three-month Treasuries as of July 31, 2012. The actual rate may vary.

[5]

The foregoing assumes that the assets of HARD will be aggregated with those of the Related Public Funds, that the aggregate fees paid to independent directors for 2012 is $501,466, that the allocable portion of the fees borne by HARD equals $0 and that HARD has $30 million in assets.

[6]

The fees and expenses associated with tax accounting and reporting are paid by HARD. For purposes of this breakeven analysis, the fees and expenses associated with tax accounting and reporting are estimated to be $75,000 and assumes HARD has $30 million in assets. If the offering of HARD’s units is substantially less than $30 million in assets, then this fee, as well as other fees and expenses may be higher.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold units of HARD. You should note that you may pay brokerage commission on purchases and sales of HARD’s units which are not reflected in the table. Authorized Purchasers will pay applicable creation and redemption fees. See “Creation and Redemption of Units—Creation and Redemption Transaction Fee.”

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fees	0.60%
Distribution Fees	None
Other Expenses[1]	0.25%
Total Annual Fund Operating Expenses	0.85%

This fee table is based on HARD having an assumed net asset value of $100 million.

[1]	For a list of the expenses that comprise “Other Expenses,” see the “Fund Expenses” on page 8.

THE OFFERING

Offering:

HARD is offering Creation Baskets consisting of 50,000 units through ALPS Distributors, Inc. (“Marketing Agent”) as marketing agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 50,000 units at HARD’s NAV. This is a continuous offering under Rule 415 of the 1933 Act and is not expected to terminate until all the registered units have been sold or three years from the date of the prospectus, whichever is earlier, although the offering may be temporarily suspended during such period when suitable investments in HARD are not available or practicable. It is anticipated that when all registered units have been sold pursuant to this registration statement, additional units will be registered in subsequent registration statements. As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 50,000 units. There is no minimum purchase amount for investors who purchase units from Authorized Purchasers. There are no arrangements to place funds in an escrow, trust, or similar account.

Use of Proceeds:

The Sponsor will apply substantially all of HARD’s assets toward trading in Currency Interests and investing in Treasuries, cash and/or cash equivalents. The Sponsor will deposit a portion of HARD’s net assets with the futures commission merchant, UBS USA, LLC or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Currency Interests. Only Treasuries, cash and/or cash equivalents will be used to satisfy these requirements. The Sponsor believes that all entities that will hold or trade HARD’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 5% to 30% of HARD’s assets will normally be committed as margin for Futures Contracts and collateral for Other Hard Currency Related-Investments. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of HARD’s assets will be held in Treasuries, cash and/or cash equivalents by its custodian, Brown Brothers Harriman & Co. (“BBH&Co.” or the “Custodian”). All interest income earned on these investments is retained for HARD’s benefit.

NYSE Arca Symbol:

“HARD”

Creation and Redemption:

HARD will offer Creation Baskets consisting of 50,000 units to Authorized Purchasers. Merrill Lynch Professional Clearing Corp. is expected to be the initial Authorized Purchaser for HARD. However, the Sponsor instead may purchase the initial Creation Basket from HARD at the price of $25.00 per unit. If the Sponsor purchases the initial Creation Basket, in accordance with applicable requirements of Regulation M under the Securities Exchange Act of 1934, no Creation Baskets will be offered to Authorized Purchasers nor will units be listed for trading on the NYSE Arca until five business days has elapsed from the date of the Sponsor’s purchase of the initial Creation Basket. It is expected that the proceeds from the initial Creation Basket purchase will be invested on the last day of such five business day period and that the initial per unit net asset value of HARD will be established as of 4:00 p.m. New York City time that day. Units offered in Creation Baskets on any subsequent day will be offered at the per unit NAV calculated shortly after the close of the core trading session on the NYSE Arca. The initial Creation Basket if purchased by the Sponsor will be redeemable by the Sponsor on the same terms and conditions as those applicable to Authorized Purchasers.

Authorized Purchasers pay a $350 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets. Authorized Purchasers are not required to sell any specific number or dollar amount of units. The per unit price of units offered in Creation Baskets on any day after the effective date of the registration statement relating to this prospectus is the total NAV of HARD calculated as of the close of the core trading session on the NYSE Arca on that day divided by the number of issued and outstanding units. The Sponsor shall notify Depository Trust Company (“DTC”) of any change in the transaction fee and will not implement any increase in the fee for the creation or redemption of baskets until 30 days after the date of notice.

Inter-Series Limitation on Liability:

While the Trust has one series (HARD) at this time, additional series may be created in the future. The Trust has been formed and will be operated with the goal that each series of the Trust (including HARD) will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or Unitholder in any particular series (such as HARD) were to successfully assert against a series a claim with respect to its indebtedness or units, the creditor or unitholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of each series (including HARD) will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of units in a series.

Registration, Clearance and Settlement:

Individual certificates will not be issued for the units. Instead, units will be represented by one or more global certificates, which will be deposited by the Custodian with the DTC and registered in the name of Cede & Co., as nominee for DTC.

The administrator, Brown Brothers Harriman & Co. (“BBH&Co.” or the “Administrator”), has been appointed registrar and transfer agent for the purpose of registering and transferring units. The Sponsor will recognize transfer of units only if such transfer is done in accordance with the Trust Agreement, including the delivery of a transfer application.

Net Asset Value:

The NAV will be calculated by taking the current market value of HARD’s total assets and subtracting any liabilities and dividing that number by the total number of outstanding units. Under HARD’s current operational procedures, the Administrator will calculate the NAV of HARD’s units once each NYSE Arca trading day. The NAV for a particular trading day is released after 4:00 p.m. New York time and will be posted daily on the Fund’s website. Trading during the core trading session of the NYSE Arca typically closes at 4:00 p.m. New York time. NYSE Arca will calculate an approximate NAV every 15 seconds throughout each day that HARD’s units are traded on the NYSE Arca for as long as the main pricing mechanisms are open for the Futures Exchanges upon which the Benchmark Futures Contracts are traded.

Fund Expenses:

HARD pays the Sponsor a management fee at an annual rate of 0.60% on its average net assets, paid on a monthly basis. HARD is also responsible for other ongoing fees, costs and expenses of its operations, including:

•	brokerage and other fees and commissions incurred in connection with the trading activities of HARD;

•	expenses incurred in connection with registering additional units of HARD or offering units of HARD after the time any units of HARD have begun trading on the NYSE Arca;

•

the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities;

•	fees and expenses associated with compensation to the directors of the Sponsor;

•	payment for routine services of the Trustee, legal counsel and independent accountants;

•	payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by affiliates of the Sponsor;

•	postage and insurance, including directors and officers’ liability insurance for the Sponsor;

•	costs and expenses associated with investor relations and services;

•	the payment of any distributions related to redemption of units;

•	payment of all federal, state, local or foreign taxes payable on the income, assets or operations of HARD and the preparation of all tax returns related thereto; and

•

extraordinary expenses (including, but not limited to, indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

The Sponsor will bear the costs and expenses incurred in connection with the formation, qualification and registration of the Trust, HARD and the units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or HARD or the offering of HARD’s units prior to the time such units begin trading on the NYSE Arca, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto, (iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the units, (iv) travel, telephone and other expenses in connection with the offering and issuance of the units, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by affiliates of the Sponsor.

Termination Events:

HARD shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

•

the filing of a certificate of cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without reinstatement of its charter) or the withdrawal of the Sponsor, unless (i) there is at least one remaining Sponsor that carries on the business of the Trust or (ii) Unitholders owning at least sixty-six and two-thirds percent (66 2/3%) of the outstanding units held in all series, including HARD, voting together as a single class elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor;

•	the occurrence of any event which would make the existence of the Trust or any series unlawful;

•

the suspension, revocation, or termination of the Sponsor’s registration as a CPO under the Commodity Exchange Act or membership as a CPO with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated;

•	the Trust or HARD, as the case may be, becomes insolvent or bankrupt;

•

Unitholders owning at least seventy-five percent (75%) of the outstanding units held in HARD, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) business days prior to the effective date of termination;

•

upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or HARD’s aggregate net assets in relation to the operating expenses of the Trust or HARD make it unreasonable or imprudent to continue the business of the Trust or HARD;

•	the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended; and

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable

Upon the dissolution of the Trust or HARD, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the trust estate. Thereafter, in accordance with applicable law, the business and affairs of the Trust or HARD shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or HARD (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods. Following the dissolution and distribution of the assets of HARD and any other series of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the certificate of trust to be filed in accordance with applicable law.

Authorized Purchasers:

Merrill Lynch Professional Clearing Corp. is expected to be the initial Authorized Purchaser for HARD. However, the Sponsor instead may purchase one or more of the initial creation baskets from the Fund. The Sponsor expects that there will be additional Authorized Purchasers in the future. A list of Authorized Purchasers will be available from the Marketing Agent. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN HARD?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in our periodic reports, which include HARD’s financial statements.

Risks Associated With Investing Directly or Indirectly in Currency Interests

The Benchmark Futures Contracts may not correlate with the spot price of Hard Currencies and this could cause changes in the price of the units to substantially vary from the changes in the spot price of Hard Currencies. If this were to occur, then investors may not be able to effectively use HARD as a way to hedge against Hard Currency related exposures or as a way to indirectly invest in Hard Currencies.

When using the Benchmark Futures Contracts as a strategy to track the price of Hard Currencies relative to the US dollar, at best the correlation between changes in prices of such Currency Interests and the spot price of Hard Currencies can be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative currency market, supply of and demand for such Hard Currencies and technical influences in futures trading. If there is a weak correlation between the Currency Interests and the spot price of Hard Currencies relative to the US dollar, then the price of units may not accurately track the spot price of Hard Currencies and investors may not be able to effectively use HARD as a way to hedge the risk of losses in their Hard-Currency-related transactions or as a way to indirectly invest in Hard Currencies.

Backwardation and contango may increase HARD’s tracking error and/or negatively impact total return.

The design of HARD’s Benchmark Futures Contracts is such that every month it begins by using the near month contract to expire until the near month contract is within two weeks of expiration, when, over a four-day period, it transitions to the next month contract to expire as its benchmark contract and keeps that contract as its benchmark until it becomes the near month contract and close to expiration. In the event of a currency futures market where near month contracts trade at a higher price than next month to expire contracts, a situation described as “backwardation” in the futures market, then absent the impact of the overall movement in Hard Currency prices the value of the Benchmark Futures Contract would tend to rise as it approaches expiration. As a result, the total return of the Benchmark Futures Contract would tend to track higher and HARD’s NAV would tend to track higher. Conversely, in the event of a Hard Currency futures market where near month contracts trade at a lower price than next month contracts, a situation described as “contango” in the futures market, then absent the impact of the overall movement in Hard Currency prices the value of the Benchmark Futures Contract would tend to decline as it approaches expiration. As a result the total return of the Benchmark Futures Contract would tend to track lower and HARD’s NAV would tend to track lower. When compared to total return of other price indices, such as the spot price of Hard Currencies, the impact of backwardation and contango may lead the total return of HARD’s NAV to vary significantly. In the event of a prolonged period of contango, and absent the impact of rising or falling Hard Currency prices relative to the US dollar, this could have a significant negative impact on HARD’s NAV and total return.

The value of the units is intended to relate directly to the value of the Futures Basket comprised of interests in Hard Currencies. Fluctuations in the price of the Hard Currencies could materially and adversely affect the value of the Futures Contracts and Other Hard Currency-Related Investments in a basket, and therefore affect the value of the units.

The units are designed reflect the daily changes in percentage terms of the price, in US dollars, of the Futures Basket, plus accumulated interest, if any, less HARD’s expenses. The value of Hard Currencies in US dollar terms has fluctuated widely over the past several years, and volatility has increased in recent months, possibly due, in part, to concern over the sovereign debt levels of certain countries and the impact of this debt on the value of such country’s currency. Fundamentally, the exchange rate between a Hard Currency and the US Dollar is a result of the supply of, and demand for, each Hard Currency. Several factors and conditions may affect the value of (and level of investor or government demand for) Hard Currencies, including, but not limited to economic, financial, social and political conditions in one or more of the Hard Currency countries (as well as the United States). These conditions include, for example, the overall growth and performance of the economies of Hard Currency countries, the trade and current account balance between Hard Currency countries and the United States, inflation and interest rate levels (and investors’ expectations regarding those rates), the performance of stock markets in Hard Currency countries and the United States, the stability of the governments and banking systems of Hard Currency countries and the United States, wars in which Hard Currency countries or the United States are directly or indirectly involved or that occur anywhere in the world, and/or major natural disasters.

In addition, exchange rates of most developed and major emerging economies, including the United States and Hard Currency countries, currently are “floating,” meaning that they are permitted to fluctuate in value relative to other currencies. However, governments of other nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank (for example, by raising to lowering interest rates) or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue or print new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. These types of government actions may increase or decrease the supply of a Hard Currency, which will affect the value of the currency relative to others, including the US dollar.

Daily changes in HARD’s NAV may not correlate to daily changes in the price of Futures Contracts or Other Hard Currency-Related Investments. If this were to occur, investors may not be able to effectively use HARD as a way to hedge against exposure to Hard Currencies or as a way to indirectly invest in Hard Currencies.

The Sponsor endeavors to invest HARD’s assets as fully as possible in short-term Futures Contracts and Other Hard Currency-Related Investments so that the daily changes in percentage terms of the NAV closely reflect the daily changes in percentage terms of the price, in U.S. dollars, of the Futures Basket. However, changes in HARD’s NAV may not correlate with the changes in the price of the Futures Basket for several reasons as set forth below:

•

HARD (i) may not be able to buy/sell the exact amount of Futures Contracts and Other Hard Currency-Related Investments to have a perfect correlation with NAV; (ii) may not always be able to buy and sell Futures Contracts or Other Hard Currency-Related Investments at the market price; and (iii) is required to pay fees, including brokerage fees and the management fee, which will have an effect on the correlation.

•

Short-term economic factors may impact supply and demand for Hard Currencies and may cause the changes in the market price of the Benchmark Futures Contracts to vary from the changes in HARD’s NAV if a basket is comprised primarily of Futures Contracts that do not reflect such supply and demand and it is unable to replace such contracts with Futures Contracts that do not reflect such supply and demand.

•

HARD sells and buys only as many Futures Contracts and Other Hard Currency-Related Investments that it can to cause the daily changes in percentage terms of its NAV to track as closely as possible to the changes in percentage terms in the value of the Futures Basket. The remainder of HARD’s assets are invested in Treasuries, cash and/or cash equivalents and are sued to satisfy initial margin and additional margin requirements, if any, and to otherwise support its investments in Currency Interests. Investments in Treasuries, cash and/or cash equivalents, both directly and as margin, provide rates of return that vary from changes in the value of the spot price of Hard Currencies and the price of the Futures Contracts.

•

Because HARD incurs certain expenses in connection with its investment activities, and holds most of its assets in more liquid short-term securities for margin and other liquidity purposes or for redemptions that may be necessary on an ongoing basis, USCF is generally not able to fully invest HARD’s assets in Futures Contracts or Other Hard Currency-Related Investments and there cannot be a perfect correlation between changes in HARD’s NAV and changes in the price of the Futures Basket.

•

As HARD grows, there may be more or less correlation. For example, if HARD only has enough investable cash to buy three Futures Contracts and it needs to buy four Futures Contracts to track the price of Hard Currencies, then the correlation will be lower, but if it buys 20,000 Futures Contracts and it needs to buy 20,001 Futures Contracts, then the correlation will be higher. At certain asset levels, HARD may be limited in its ability to buy Futures Contracts if limits were imposed by the relevant exchanges.

•

HARD may not be able to buy the exact number of Futures Contracts and Other Hard Currency-Related Investments to have a perfect correlation with the changes in value of the Futures Basket, if the purchase price of the Futures Contracts and Other Hard Currency-Related Investments required to be fully invested is higher than the proceeds received for the sale of a Creation Basket on the day the basket was sold. In such case, HARD could not invest the entire proceeds from the purchase of the Creation Basket in Currency Interests, including Futures Contracts. For example, if HARD received $2,000,000 upon the sale of a Creation Basket and the price of a Futures Contract for a Hard Currency is $99,000, then HARD could only invest in 20 Futures Contracts with an aggregate value of $1,980,000). HARD would be required to invest a percentage of the proceeds in cash, Treasuries or other liquid securities to be deposited as margin with the futures commission merchant through which the contracts were purchased. The remainder of the purchase price for the Creation Basket would remain invested in Treasuries, cash and/or cash equivalents or other liquid securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions. If the trading market for Futures Contracts is suspended or closed, HARD may not be able to purchase these investments at the last reported price.

If changes in HARD’s NAV do not correlate with changes in the price of Benchmark Futures Contracts, then investing in HARD may not be an effective way to protect against exposures to Hard Currencies or indirectly invest in Hard Currencies.

The Benchmark Futures Contracts may not correlate with the spot price of Hard Currencies versus the US dollar and this could cause changes in the price of the units to substantially vary from the changes in the spot price of Hard Currencies. If this were to occur, then investors may not be able to effectively use HARD as a way to hedge against exposure to Hard Currency or as a way to indirectly invest in Hard Currencies.

When using Futures Contracts as a strategy to track the price of Hard Currencies, at best the correlation between changes in the value of such Futures Contracts and the spot price of Hard Currencies can be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative currency market, supply of and demand for such Hard Currencies and Currency Interests, and technical influences in futures trading. If there is a weak correlation between the Futures Contracts and the spot price of Hard Currencies versus the US dollar, then the price of units may not accurately track the spot price of Hard Currencies and investors may not be able to effectively use HARD as a way to hedge the risk of losses in their Hard Currency-related transactions or as a way to indirectly invest in Hard Currencies.

If the nature of hedgers and speculators in futures markets has shifted such that Hard Currency purchasers are the predominant hedgers in the market, HARD might have to reinvest at higher futures prices or choose Other Hard Currency-Related Investments.

The changing nature of the hedgers and speculators in the currency market influences whether futures prices are above or below the expected future spot price. In order to induce speculators to take the corresponding long side of the same futures contract, currency holders must generally be willing to sell futures contracts at prices that are below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of the currency who purchase futures contracts to hedge against a rise in prices, then speculators will only take the short side of the futures contract if the futures price is greater than the expected future spot price of a currency. Recent economic conditions have caused the demand for Hard Currencies in particular to fluctuate, as hedgers seek to protect themselves from exposures to certain currencies, and speculators seek to take advantage of the increase in demand for Hard Currencies, which some view as having a higher level of stability. This can have significant implications for HARD when it is time to reinvest the proceeds from a maturing Futures Contract into a new Futures Contract.

The Trustee may withdraw Currency Interests from HARD to pay expenses, reducing the amount of Currency Interests represented by each unit and potentially resulting in adverse tax consequences for Unitholders.

Each outstanding unit represents a fractional, undivided interest in the Currency Interests held by the Trust. Generally, the amount of interest earned by HARD will exceed HARD’s expenses; however, if it does not, Currency Interests will be withdrawn from HARD to pay expenses. As long as the amount of interest earned does not exceed expenses, the amount of Currency Interests represented by each unit will gradually decline. This is true even if additional units are issued in exchange for additional deposits of Currency Interests into HARD, as the amount of Currency Interests required to create units will proportionately reflect the amount of Currency Interests represented by the units outstanding at the time of creation. As long as HARD’s expenses are greater than the amount of interest earned, the units will only maintain their original price if the price of the Currency Interests increases. There is no guarantee that interest earned by HARD in the future will exceed HARD’s expenses.

Investors should be aware that a gradual decline in the amount of Currency Interests represented by the units may occur regardless of whether the trading price of the units rises or falls in response to changes in the price of Currency Interests. The estimated ordinary operating expenses of HARD, which accrue daily, are described in “Fund Expenses.”

The payment of expenses by the Trust will result in a taxable event to Unitholders. To the extent HARD’s expenses exceed interest paid to the Trust, a gain or loss may be recognized by Unitholders depending on the tax basis of the tendered Currency Interests. See “U.S. Federal Income Tax Consequences – U.S. Unitholders.”

If HARD incurs expenses in US dollars, HARD would be required to sell Currency Interests to pay these expenses. The sale of Currency Interests to pay expenses in US Dollars at a time of low Hard Currency prices could adversely affect the value of the units.

The Trustee will sell Currency Interests held by HARD to pay HARD’s expenses, if any, incurred in US dollars, irrespective of then-current Hard Currency prices. The Trust is not actively managed and no attempt will be made to buy or sell Currency Interests to protect against or to take advantage of fluctuations in the price of the Hard Currencies. Consequently, if HARD incurs expenses in US dollars, the Currency Interests may be sold at a time when the Hard Currency price is low relative to the US dollar, resulting in a negative effect on the value of the units.

HARD may experience a loss if it is required to sell Treasuries or other short-term securities at a price lower than the price at which they were acquired.

The value of Treasuries or other short-term securities generally moves inversely with movements in interest rates. If HARD is required to sell Treasuries or other short-term securities at a price lower than the price at which they were acquired, HARD will experience a loss. This loss may adversely impact the price of the units and may decrease the correlation between the price of the units, and the value of the Futures Basket.

Certain of HARD’s investments could be illiquid which could cause large losses to investors at any time or from time to time.

HARD may not always be able to liquidate its positions in its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some currencies. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, HARD has not and does not intend at this time to establish a credit facility, which would provide an additional source of liquidity and instead relies only on the Treasuries, cash and/or cash equivalents that it holds. The anticipated large value of the positions in Futures Contracts that the Sponsor will acquire or enter into for HARD increases the risk of illiquidity. The Other Hard Currency-Related Investments that HARD invests in, such as negotiated over-the-counter contracts, may have a greater likelihood of being illiquid since they are contracts between two parties that take into account not only market risk, but also the relative credit, tax, and settlement risks under such contracts. Such contracts also have limited transferability that results from such risks and the contract’s express limitations. Because both Futures Contracts and Other Hard Currency-Related Investments may be illiquid, HARD’s Currency Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated

Investing in HARD for purposes of hedging or limiting exposure to Hard Currencies may be subject to several risks including the possibility of losing the benefit of favorable market movement.

Investors with exposures to Hard Currencies and other participants in foreign currency markets may use HARD as a vehicle to hedge or manage the risk of losses in their foreign currency-related transactions. There are several risks in connection with using HARD as a hedging device. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement. In a hedging transaction, the hedger may be concerned that the hedged item will increase in price, but must recognize the risk that the price may instead decline and if this happens he will have lost his opportunity to profit from the change in price because the hedging transaction will result in a loss rather than a gain. Thus, the hedger foregoes the opportunity to profit from favorable price movements. In addition, if the hedge is not a perfect one, the hedger can lose on the hedging transaction and not realize an offsetting gain in the value of the underlying item being hedged.

As the baskets will be comprised primarily of Futures Contracts, at best, the correlation between changes in prices of Futures Contracts and spot prices of the Hard Currencies relative to the US dollar can be only approximate. The degree of imperfection of correlation depends upon circumstances discussed above such as: variations in speculative markets, demand for futures and for Hard Currency, technical influences in futures trading, and differences between anticipated currency costs being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived strategy to manage foreign currency exposure may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the exposure.

Even though Hard Currencies and the US dollar are traded around-the-clock, units will only trade during regular trading hours on NYSE Arca and on business days when it is open for trading, which could cause the value of units to not be reflective of the value of the Futures Basket.

The interbank market for Hard Currencies and the US dollar is a global, around-the-clock market. HARD’s units are listed on the NYSE Arca and the units only trade during hours and on business days when the NYSE Arca is open. To the extent the NYSE Arca is closed while the markets for Hard Currencies and the US dollar remain open, significant price and exchange rate movements in Hard Currencies may take place in non-US markets that will not be reflected immediately in the value of Currency Interests and the price of units.

Regulation of the commodity interests is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of derivative transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and otherwise, there is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in HARD or the ability of the Fund to continue to implement its investment strategy. In addition, various national governments outside the United States have expressed concern regarding the disruptive effects of speculative trading in the energy markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but it could be substantial and adverse. For a more detailed discussion of the regulations to be imposed by the CFTC and the SEC and the potential impacts thereof on the Fund, please see “Regulation” in the Statement of Additional Information.

The value of Currency Interests that comprise a basket, which are intended to reflect changes in value of the spot price of Hard Currencies relative to the U.S. Dollar, may not move in tandem, and increases in value of Currency Interests in relation to one Hard Currency may be offset by declines in another Hard Currency.

The units are designed to reflect the price of Hard Currencies, plus accumulated interest, if any, less HARD’s expenses. Price movements of Currency Interests comprising the basket may not move in tandem with each other relative to the U.S. Dollar. At a time when the level, value or price of one or more of those Currency Interests increases, the level, value or price of one or more other Currency Interests may decline. Therefore, increases in the level, value or price of an interest in one Hard Currency may be moderated, or even wholly offset, by lesser increase or declines in the level, value or price of one or more other Hard Currencies, or Currency Interests that comprise a basket.

Currency Interests may be highly concentrated in issuers of Hard Currencies in one or more geographic regions.

A basket may be comprised of Currency Interests in Hard Currencies concentrated in a particular geographic region (for example, Asia-Pacific), exposing HARD to the risks of a particular region. For example, a financial crisis could erupt in a particular geographic region and leads to declines in Hard Currencies, stock markets, and other asset prices in that geographic area, threatening particular financial systems, disrupting economies and causing political instability. A financial crisis or other event impacting a particular geographic region could have a negative impact on the value of Currency Interests and consequently, the value of HARD’s units.

Currencies that are considered by the marketplace to be free-floating may still be subject to efforts by central banks to influence their price levels. Such efforts could produce a positive or negative result for HARD.

The Sponsor believes that among the twenty-five Eligible Global Currencies are certain currencies whose price or exchange ratio is officially pegged by their central bank or government to that of another country and would not be considered free-floating. Other currencies may be less strictly tied to a particular price level, but still publicly managed by their central bank to remain within a defined and typically narrow price band. Despite this, the Sponsor believes that the majority of Eligible Global Currencies are considered free-floating by the currency market. However, the Sponsor also believes that even with otherwise free-floating currencies that central banks have in the past, and may in the future, intervene in the currency markets in an attempt to influence up or down the value of a particular currency or group of currencies, a process sometimes referred to as a “managed float.” Such actions by a central bank or central banks may or may not be publicly disclosed to the marketplace and may or may not actually be successful in producing the outcome that the central bank or central banks are seeking. As a result, the Sponsor believes that it is possible that HARD could invest in currencies that are in fact subject to some form of managed float, that it may not be possible to identify such currencies either in advance or during the currency market intervention, and finally it may not be possible to determine if such policies will materially impact HARD’s returns. Such actions could, depending on the specific actions of the central bank, or central banks if more than one country is involved in the attempted intervention, as well as the success or failure of the effort, lead to price changes that would cause HARD to experience either positive or negative total returns.

HARD’s Operating Risks

HARD is not a registered investment company so Unitholders do not have the protections of the 1940 Act.

HARD is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

HARD has not yet commenced operations, so there is no performance history to serve as a basis for you to evaluate an investment in HARD.

HARD has not yet commenced operations. Therefore, you do not have the benefit of reviewing the past performance of HARD as a basis to evaluate an investment in HARD.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause a tracking error, which could cause the price of units to substantially vary from the value of the Futures Basket and prevent investors from being able to effectively use HARD as a way to hedge against Hard Currencies or as a way to indirectly invest in Hard Currencies.

U.S. designated contract markets such as the CME, NYMEX, or ICE Futures US have established accountability levels and position limits on the maximum net long or net short futures contracts in currency interests that any person or group of persons under common trading control (other than as a hedge, which an investment by HARD is not) may hold, own or control.

In addition to accountability levels and position limits, the regulated futures exchanges may also set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

All of these limits may potentially cause a tracking error between the price of the units and the value of a basket comprised of Currency Interests. This may in turn prevent investors from being able to effectively use HARD as a way to hedge against Hard Currency exposures or as a way to indirectly invest in Hard Currencies.

HARD does not intend to limit the size of its offering and is committed to utilizing substantially all of its proceeds to purchase Futures Contracts and Other Hard Currency-Related Investments. If HARD encounters accountability levels, position limits, or price fluctuation limits for Futures Contracts on US regulated futures exchanges, it may then, if permitted under applicable regulatory requirements, purchase Futures Contracts and Other Hard Currency-Related Investments on other exchanges that trade Hard Currency futures such as ICE Futures Europe. The Futures Contracts available on these other futures exchanges may be comparable to the contracts on the US regulated futures exchanges, but they may have different underlying sizes, deliveries, and prices. In addition, certain of the Futures Contracts available on non-US regulated futures exchanges are subject to their own accountability levels and position limits. See “Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.”

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of HARD, the Sponsor relies heavily on Messrs. Howard Mah and John Hyland. If Messrs. Mah or Hyland were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of HARD. Furthermore, Messrs. Mah and Hyland are currently involved in the management of the Related Public Funds. The Sponsor has also filed registration statements to register units of United States Sugar Fund (“USSF”), United States Gasoil Fund (“USGO”) and United States Natural Gas Double Inverse Fund (“UNGD”), and United States Asian Commodities Basket Fund (“UAC”), each as series of the United States Commodity Funds Trust I. Mr. Mah is also employed by Ameristock Corporation, a registered investment adviser that manages a public mutual fund. It is estimated that Mr. Mah will spend approximately 90% of his time on HARD and Related Public Fund matters. Mr. Hyland will spend approximately 100% of his time on HARD and Related Public Fund matters. To the extent that USCF establishes additional funds, even greater demands will be placed on Messrs. Mah and Hyland, as well as the other officers of USCF and its Board.

There are technical and fundamental risks inherent in the trading system the Sponsor employs.

USCF’s trading system is quantitative in nature and it is possible that USCF might make a mathematical error. In addition, it is also possible that a computer or software program may malfunction and cause an error in computation.

No independent advisers were involved in the formation of HARD or the preparation of this registration statement. As a result, you will not have the benefit of an independent due diligence review of us.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and HARD. No counsel has been appointed to represent you in connection with the offering of units. Accordingly, you should consult your own legal tax and financial advisers regarding the desirability of an investment in the units.

HARD and the Sponsor may have conflicts of interest, which may permit them to favor their own interests to the detriment of Unitholders.

HARD and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain HARD’s asset size in order to preserve its fee income and this may not always be consistent with HARD’s objective of having the daily changes in percentage terms of its NAV reflect the daily changes in percentage terms of the price, in U.S. Dollars, of an equally weighted basket of interests in five currencies HARD’s Sponsor believes have attributes such that the currency market refers to them as “Hard” currencies including the returns from short-term cash holdings in such currencies, less HARD’s expenses. The Sponsor’s officers, directors and employees do not devote their time exclusively to HARD. These persons are directors, officers or employees of other entities that may compete with HARD for their services. They could have a conflict between their responsibilities to HARD and to those other entities.

In addition, the Sponsor’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as HARD trades using the clearing broker to be used by HARD. A potential conflict also may occur if USCF’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts, which are opposite, or ahead of, the positions taken by HARD. Participants may not have the ability to inspect the results of such trading.

The Sponsor has broad authority to manage the investments and operations of HARD, and this may allow it to act in a way that furthers its own interests, which may create a conflict with the best interests of investors.

The Sponsor serves as the general partner to each of United States Natural Gas Fund, LP (“USNG”), United States Oil Fund, LP (“USOF”), United States 12 Month Oil Fund, LP (“US12OF”), United States Gasoline Fund, LP (“UGA”), United States Heating Oil Fund, LP (“USHO”), United States Short Oil Fund, LP (“USSO”), United States 12 Month Natural Gas Fund, LP (“US12NG”) and United States Brent Oil Fund, LP (“USBO”) and the sponsor for United States Commodity Index Fund (“USCI”), United States Metals Index Fund (“USMI”), United States Agriculture Index Fund (“USAG”), United States Copper Index Fund (“CPER”), USSF, USGO, UNGD, UAC and HARD. The Sponsor may have a conflict to the extent that its trading decisions for HARD may be influenced by the effect they would have on the other funds it manages. These trading decisions may be influenced since the Sponsor also serves as the general partner or sponsor for all of the funds and is required to meet all of the funds’ investment objectives as well as HARD’s. If the Sponsor believes that a trading decision it made on behalf of HARD might (i) impede its other funds from reaching their investment objectives, or (ii) improve the likelihood of meeting its other funds’ objectives, then the Sponsor may choose to change its trading decision for HARD, which could either impede or improve the opportunity for HARD to meet its investment objective. In addition, the Sponsor is required to indemnify the officers and directors of its other funds if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then the Sponsor may terminate and investors could lose their investment.

Unitholders have only very limited voting rights and have the power to replace the Sponsor only under specific circumstances. Unitholders do not participate in the management of HARD and do not control the Sponsor so they do not have influence over basis matters that affect HARD.

Unitholders will have very limited voting rights with respect to HARD’s affairs. Unitholders may elect a replacement Sponsor only if the Sponsor resigns voluntarily or loses its corporate charter. Unitholders are not permitted to participate in the management or control of HARD or the control of its business. Unitholders must therefore rely upon the duties and judgment of the Sponsor to manage HARD’s affairs.

The Sponsor may manage a large amount of assets and this could affect HARD’s ability to trade profitably.

Increases in assets under management may affect trading decisions. In general, the Sponsor does not intend to limit the amount of assets of HARD that it may manage. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and Trustee are limited, and the value of the units will be adversely affected if HARD is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor or the Trustee under the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of HARD to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of HARD and the value of its units.

Although the units of HARD are limited liability investments, certain circumstances such as bankruptcy or indemnification of HARD by a Unitholder will increase the Unitholder’s liability.

The units of HARD are limited liability investments. Unitholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Unitholders could be required, as a matter of bankruptcy law, to return to the estate of HARD any distribution they received at a time when HARD was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware are not so entitled in such state. Finally, in the event the Trust or HARD is made party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or HARD, as applicable, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or HARD, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

HARD could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

HARD may terminate at any time, regardless of whether HARD has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause HARD to terminate unless, within 90 days of the event, Unitholders holding units representing at least 66 2/3% of the outstanding units of all the Funds, including HARD, elect to continue the Trust and appoint a successor

Sponsor. In addition, the Sponsor may terminate HARD if it determines that HARD’s aggregate net assets in relation to its operating expenses make the continued operation of HARD unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate HARD. HARD’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to the creditors and then to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and HARD could incur losses in liquidating its assets in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Unitholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in a separate series of a Delaware statutory trust, the units do not involve the rights normally associated with the ownership of common stock of a corporation. The units have limited voting and distribution rights (for example, Unitholders do not have the right to elect directors and generally will not receive regular distributions of the net income and capital gains earned by HARD). HARD is also not subject to certain investor protection provisions of the Sarbanes-Oxley Act of 2002 and certain NYSE Arca governance rules. In addition, the Trust Agreement limits the rights of Unitholders to bring derivative actions.

All of the Funds are series of the Trust and as a result, a court could potentially conclude that the assets and liabilities of HARD are not segregated from those of another Fund or series of the Trust, thereby potentially exposing assets of HARD to the liabilities of another Fund or another series.

HARD is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations, and expenses incurred by a particular series are enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for HARD and each series of the Trust and account for HARD separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of any other series of the Trust.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any HARD property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any HARD property. The Trust Agreement does not confer upon Unitholders the right to prosecute any such action, suit or other proceeding.

HARD may not make cash distributions.

HARD has not previously made any cash distributions and may elect to re-invest any realized gains in Currency Interests rather than distributing cash to Unitholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, HARD may elect to not distribute cash to Unitholders. An investor should not invest in HARD if it will need cash distributions from HARD to pay taxes on its share of income and gains of HARD, if any, or for any other reason. Although HARD may elect to not make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Currency Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

There is a risk that HARD will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such HARD may not earn any profit.

HARD pays management fees at an annual rate of 0.60% of its average net assets, estimated brokerage charges of approximately 0.06% (based on futures commission merchant fees of $4.00 per buy or sell), over-the-counter spreads and various other expenses of its ongoing operations (e.g., fees of the Trustee). These fees and expenses must be paid in all events, regardless of whether HARD activities are profitable. Accordingly, HARD must realize trading gains sufficient to cover these fees and expenses before it can earn any profit.

If offerings of the units do not raise sufficient funds to pay HARD’s future expenses and no other source of funding of expenses is found, HARD may be forced to terminate and investors may lose all or part of their investment.

Prior to the commencement of the offering of units, all of HARD’s expenses were funded by the Sponsor and its affiliates. These payments by the Sponsor and its affiliates were designed to allow HARD the ability to commence the public offering of its units. HARD now directly pays certain of these fees and expenses. The Sponsor will continue to pay other fees and expenses, as set forth in the Trust Agreement. If the Sponsor and HARD are unable to raise sufficient funds to cover their expenses or locate any other source of funding, HARD may be forced to terminate and investors may lose all or part of their investment.

HARD may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing arrangements between the clearing brokers and HARD generally are terminable by the clearing brokers once the clearing broker has given HARD notice. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if HARD intends to continue trading in Futures Contracts or Other Hard Currency-Related Investments at its present level of capacity. The services of any clearing broker may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated clearing arrangements.

The NAV calculation of HARD may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of NAV calculation.

HARD’s NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV will reflect the settlement price of open Futures Contracts on the date when the NAV is being calculated. However, if a Futures Contract traded on an exchange could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the Futures Contract position could have been liquidated will be the basis for determining the market value of such position on such day. In these situations, there is a risk that the calculation of the NAV of HARD on such day will not accurately reflect the realizable market value of the Futures Contracts or of its over-the-counter swap contracts since the value of such contracts is tied to the value of its Futures Contracts.

HARD may miss certain trading opportunities because it will not receive the benefit of the expertise of independent trading advisors.

The Sponsor does not employ trading advisors for HARD; however, it reserves the right to employ them in the future. The only advisor to HARD is the Sponsor. A lack of independent trading advisors may be disadvantageous to HARD because it will not receive the benefit of a trading advisor’s expertise.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of HARD.

If a substantial number of requests for redemption of Redemption Baskets are received by HARD during a relatively short period of time, HARD may not be able to satisfy the requests from HARD’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in HARD’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The financial markets are currently in a period of disruption and HARD does not expect these conditions to improve in the near future.

Since 2008, the financial markets have experienced very difficult financial conditions and volatility as well as significant adverse trends. The conditions in these markets have resulted in sporadic availability of corporate credit and liquidity and have led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and have contributed to further consolidation within the financial services industry. In addition, the Administration and Congress have periodically been reaching impasses in passing a fiscal budget which could create long-term concerns regarding the credit of the United States and interest earned, as well as the United States Government’s ability to pay its obligations to holders of Treasuries. If low interest rates on Treasuries continues or if HARD is not able to redeem its investments in Treasuries prior to maturity and the U.S. Government cannot pay its obligations, HARD would be negatively impacted. In addition, HARD might also be negatively impacted by its use of money market funds to the extent those funds might themselves be using Treasuries. Although the financial markets saw some signs of a recovery beginning in late 2010, economic growth in 2011 has been slow and the financial markets are still fragile and could fall into another recession. Another recession could adversely affect the financial condition and results of operations of HARD’s service providers and Authorized Purchasers, which would impact the ability of the Sponsor to achieve HARD’s investment objective.

The liquidity of the units may be affected by the withdrawal from participation of Authorized Purchasers, which could adversely affect the market price of the units.

In the event that one or more Authorized Purchasers that have substantial interests in the units withdraw from participation, the liquidity of the units will likely decrease, which could adversely affect the market price of the units and result in your incurring a loss on your investment.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem units of HARD or postpone the redemption settlement date: (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of HARD’s assets is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of Unitholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the agreement with the Authorized Purchaser or if the fulfillment of the order, in the opinion of counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Unitholder. For example, the resulting delay may adversely affect the value of the Unitholder’s redemption proceeds if the NAV of HARD declines during the period of delay. The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in a substantial loss of HARD’s assets; the clearing broker could be subject to proceedings that impair its ability to execute HARD’s trades.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker if the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as HARD, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The bankruptcy of a clearing broker could result in the complete loss of HARD’s assets posted with the clearing broker; though the vast majority of HARD’s assets are held in Treasuries, cash and/or cash equivalents with HARD’s custodian and would not be impacted by the bankruptcy of a clearing broker. HARD also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

In addition, to the extent HARD’s clearing broker is required to post HARD’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If HARD’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by HARD and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear HARD’s trades.

In addition, the vast majority of HARD’s assets are held in Treasuries, cash and/or cash equivalents with HARD’s custodian. The insolvency of the custodian could result in a complete loss of HARD’s assets held by that custodian, which, at any given time, would likely comprise a substantial portion of HARD’s total assets.

The failure or insolvency of HARD’s custodian could result in a substantial loss of HARD’s assets.

As noted above, the vast majority of HARD’s assets are held in Treasuries, cash and/or cash equivalents with HARD’s custodian. The insolvency of the custodian could result in a complete loss of HARD’s assets held by that custodian, which, at any given time, would likely comprise a substantial portion of HARD’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may utilize HARD’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. The Sponsor has a patent pending for HARD’s business method and it is registering its trademarks. HARD does not currently have any proprietary software. However, if it obtains proprietary software in the future, then any unauthorized use of HARD’s proprietary software and other technology could also adversely affect its competitive advantage. HARD may have difficulty monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor or claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert its resources from HARD, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of HARD depends on the ability of the Sponsor to accurately implement trading systems, and any failure to do so could subject HARD to losses on such transactions.

The Sponsor uses mathematical formulas built into a generally available spreadsheet program to decide whether it should buy or sell Currency Interests each day. Specifically, the Sponsor uses the spreadsheet to make mathematical calculations and to monitor positions in Currency Interests and Treasuries and correlations to the spot price of Hard Currencies. The Sponsor must accurately process the spreadsheets’ outputs and execute the transactions called for by the formulas. In addition, HARD relies on the Sponsor to properly operate and maintain its computer and communications systems. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and HARD’s reputations, increased operational expenses and diversion of technical resources. Any failure, inaccuracy or delay in implementing any of the formulas or systems and executing HARD’s transactions could impair its ability to achieve HARD’s investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

If the computer and communications systems are not upgraded, HARD’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting HARD’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to continue effectively its trading activities. HARD’s future success will depend on HARD’s ability to respond to changing technologies on a timely and cost-effective basis.

HARD depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

HARD depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect USCF’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce HARD’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt HARD’s trading activity and materially affect HARD’s profitability.

The operations of HARD, the exchanges, brokers and counterparties with which HARD does business, and the markets in which HARD does business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. Global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia, as well as political hostility towards the United States and its allies continue to fuel this concern.

Unitholders do not have the rights enjoyed by investors in certain other financial instruments.

As interests in a grantor trust, the units have none of the statutory rights normally associated with the ownership of units of a business corporation, including, for example the right to bring “oppression” or “derivative” actions. Apart from the rights afforded to them by federal and state securities laws, Unitholders have only those rights relative to the Trust, the Trust property and the units that are set forth in the Trust Agreement. In this connection, the Unitholders have limited voting and distribution rights. They do not have the right to elect trustees. See “HARD’s Operating Risks” for a description of the limited rights of Unitholders.

The units may trade at a price which is at, above, or below the NAV per Share.

The NAV per unit fluctuates with changes in the market value of HARD’s assets. The market price of units can be expected to fluctuate in accordance with changes in the NAV per unit, but also in response to market supply and demand for units. As a result, the units might trade at prices at, above or below the NAV per unit.

The Trust Agreement may be amended to the detriment of Unitholders without their consent.

The Sponsor and the Trustee may amend most provisions (other than those addressing core economic rights) of the Trust Agreement without the consent of any Unitholder. Such an amendment could impose or increase fees or charges borne by the Unitholders. Any amendment that increases fees or charges (other than taxes and other governmental charges, registration fees or other expenses), or that otherwise prejudices any substantial existing rights of Unitholders, will not become effective until 30 days after written notice is given to Unitholders.

Risk of Leverage and Volatility

The Sponsor does not intend to leverage HARD, but leverage is permitted under the Trust Agreement and investors could lose all or substantially all of their investment if HARD’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other currency interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other currency interests’) entire market value. This feature permits currency pools to “leverage” their assets by purchasing or selling futures contracts (or other currency interests) with an aggregate value in excess of the currency pool’s assets. While this leverage can increase the pool’s profits, relatively small adverse movements in the price of the pool’s futures contracts can cause significant losses to the pool. The Sponsor does not intend to leverage HARD’s assets and will seek to invest to the extent that the notional value of its holdings approximates 100% of the value of the collateral held by the fund. However, leverage is permitted under the terms of the Trust Agreement.

Substantial sales of Hard Currency by the official sector could adversely affect an investment in the units.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold Hard Currency as part of their reserve assets. The official sector holds a significant amount of Hard Currency that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to sell their Hard Currency simultaneously or in an uncoordinated manner, the demand for Hard Currency might not be sufficient to accommodate the sudden increase in the supply of Hard Currency to the market. Consequently, the price of the Hard Currency could decline, which would adversely affect the value of HARD’s Currency Interests and an investment in the units.

Over-The-Counter Contract Risk

Currently, over-the-counter transactions are subject to little, if any, regulation.

A portion of HARD’s assets may be used to trade over-the-counter (“OTC”) Currency Interests, such as forward contracts, swaps or spot contracts. Currently, OTC contracts are typically traded on a principal-to-principal, non-cleared basis through dealer markets that are dominated by major money center and investment banks and other institutions and that prior to the passage of the Dodd-Frank Act had been largely unregulated by the CFTC. The markets for OTC contracts primarily rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. While the Dodd-Frank Act and certain regulations adopted thereunder are intended to provide additional protections to participants in the OTC market, the current regulation of the OTC contracts could expose HARD in certain circumstances to significant losses in the event of trading abuses or financial failure by participants. See “Regulation” in the Statement of Additional Information for a discussion of how the OTC market will be subject to much more extensive CFTC oversight and regulation after the implementation of the Dodd-Frank Act.

HARD will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by HARD.

HARD faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts or cleared swaps, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to HARD, in which case HARD could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, HARD may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. HARD may obtain only limited recovery or no recovery in such circumstances.

HARD may be subject to liquidity risk with respect to its over-the-counter transactions.

OTC contracts may have terms that make them less marketable than futures contracts or cleared swaps. OTC contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the-counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

The Dodd-Frank Act requires the CFTC and SEC to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared swaps). In addition, the Dodd-Frank Act provides parties who post initial margin to a swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account with an independent custodian. At this time, the CFTC has proposed a rule addressing this statutory right of certain market participants but has not implemented any rules on this issue and has not implemented any regulations regarding the margin requirements for uncleared swaps. A similar rule has been proposed by banking regulators in respect of swap dealers who are subject to bank regulation. At the present time, it is unclear how the margin proposal will affect Currency Interests that are currency forwards or swaps, since certain of these instruments may be exempt from the definition of a “swap” pursuant to a proposal issued by the Secretary of Treasury under the Dodd-Frank Act.

Risk of Trading in International Markets

Trading in international markets would expose HARD to credit and regulatory risk.

Most of the Futures Contracts purchased by HARD are on United States exchanges. However, a portion of HARD’s trades may take place on markets and exchanges in the United Kingdom. The CFTC, NFA, and domestic exchanges have little, if any, regulatory authority over the activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, and have limited, if any, power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-US laws. Similarly, the rights of market participants, such as HARD, in the event of the insolvency or bankruptcy of a non-US market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, HARD has less legal and regulatory protection than it does when it trades domestically.

Additionally, trading on non-US exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

Correlations in the movement of the currencies of different countries have traditionally not correlated strongly with the movements of other currencies. However, if correlations were to increase in the future, investors might receive less benefit from HARD diversifying holdings among five different currencies at all times and may experience higher amounts of volatility in the future.

Historically the price movements of different currencies have not tended to move up or down together and thus have shown in general low to moderate correlation. As a result, the movement in value of a diversified basket of such currencies could display lower volatility than the average volatility of each of the individual currencies in the basket. However, if the correlations in the future were to be higher than they have been in the past, investors might receive little or no benefit from holding a basket of currencies as opposed to holding a single currency.

Academic research has shown that frequently re-balancing a portfolio of securities or other holdings that have low correlation to each other can lead to a positive return for investors, even if the simple average price of the holdings does not increase over time, as long as the individual holdings display enough volatility. This is due to the fact that the re-balancing forces the portfolio to “buy low and sell high” each month so that even in an otherwise trendless market a positive total return can be experienced. However, if the correlation of the currencies to each other increases in the future, this effect may not be observed in the returns of the portfolio over time.

Tax Risk

An investor’s liability from holding units may exceed the amount of distributions, if any, on its units.

Cash or property will be distributed at the sole discretion of the Sponsor. The Sponsor currently does not intend to make cash or other distributions with respect to units. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of HARD’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its units may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of income or loss for tax purposes may differ from your economic income or loss on its units.

Due to the application of the assumptions and conventions applied by HARD in making allocations for tax purposes and other factors, an investor’s allocable share of HARD’s income, gain, deduction or loss for tax purposes may be different than its economic profit or loss from its units for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

HARD is taxed as a limited partnership in accordance with the provisions of the Trust Agreement and applicable state law, and therefore, HARD has a more complex tax treatment than traditional mutual funds.

The Trust is organized as a Delaware statutory trust, but each series of the Trust is taxed as a limited partnership in accordance with the provisions of the Trust Agreement and applicable state law. Accordingly, HARD is taxed as a limited partnership. No U.S. federal income tax is paid by HARD on its income. Instead, HARD will furnish unitholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. unitholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of HARD. This must be reported without regard to the amount (if any) of cash or property the unitholder receives as a distribution from HARD during the taxable year. A unitholder, therefore, may be allocated income or gain by HARD but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to federal income taxes, unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which HARD does business or owns property or where the unitholders reside. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in HARD. It is each unitholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

Items of income, gain, deduction, loss and credit with respect to units could be reallocated if the Internal Revenue Service does not accept the assumptions and conventions applied by HARD in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to partnerships, which apply to HARD, generally were not written for, and in some respects are difficult to apply to, entities whose interests are publicly traded. The Trust applies certain assumptions and conventions in an attempt to comply with the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that generally corresponds to Unitholders’ respective interests in HARD. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and they could be successfully challenged by the IRS. If so, the Trust could be required to reallocate items of income, gain, deduction, loss or credit for tax purposes in a manner that adversely affects investors, in which case investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

The Trust could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the units.

In order to avoid being taxable as corporation, at least 90 percent of HARD’s annual gross income must consist of “qualifying income” as defined in the Code. There can be no assurance that the Sponsor will be able to satisfy the “qualifying income” requirement for this or future taxable years. The Trust has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that the Trust is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Unitholders, the Trust would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to units, any distributions would be taxable to Unitholders as dividend income. Taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in units and could substantially reduce the value of the units.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN UNITS; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

What is HARD?

HARD is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on May 25, 2012. HARD is currently the sole series of the Trust, although additional series may be offered in the future at the Sponsor’s discretion. HARD maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. HARD is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which grants full management control to the Sponsor. In addition, in connection with the commencement of the offering of HARD, the Sponsor will receive 40 Sponsor’s units in exchange for its initial capital contribution of $1,000.

HARD, is a commodity pool which seeks to have the daily changes in percentage terms of its net asset value (“NAV”) reflect the daily changes in percentage terms of the price, in U.S. dollars, of a basket of futures contracts representing equally-weighted interests in five corresponding hard currencies (the “Futures Basket”). “Hard” currencies are those identified and selected by the Sponsor that have attributes such that the currency market would refer to them as “hard” (the “Benchmark Hard Currencies” or “Hard Currencies”), including the returns from short-term cash holdings in such currencies. The Sponsor believes that the currency markets refer to currencies as hard if: a) the currency is widely used and freely exchangeable, b) the currency is issued by a financially and economically strong country, and c) issued by a country which has historically suffered less from the effects of inflation compared to other countries. The futures contracts designated for inclusion in the Futures Basket will be selected by the Sponsor, and are referred to as the “Benchmark Futures Contracts.” The Futures Basket will consist of Benchmark Futures Contracts selected by the Sponsor to represent a 20% interest in each of the five Benchmark Hard Currencies, and will be re-balanced on a monthly basis. HARD anticipates that Benchmark Futures Contracts will be listed on regulated futures exchanges in the United States or the United Kingdom. It is not the intent of HARD to be operated in a fashion such that its NAV will reflect the percentage change of the price of the Futures Basket as measured over a time period greater than one day. The Sponsor does not believe this is an achievable goal due to the potential impact of backwardation and contango on returns of any portfolio of futures contracts.

The net assets of HARD will consist primarily of investments in futures contracts for Hard Currencies that are traded on major exchanges in the US and United Kingdom (collectively, “Futures Contracts”) and other Hard-Currency-related investments such as cash-settled options on Futures Contracts, forward currency contracts for Hard Currencies, currency swap contracts, US or foreign currency bank accounts, US dollar or Hard Currency short-term money market instruments, or United States Treasury securities with remaining maturities of less than two years (“Treasuries” or “Treasury Securities”) (collectively, “Other Hard-Currency Related Investments”). For convenience and unless otherwise specified, Futures Contracts and Other Hard Currency-Related Investments are collectively referred to as “Currency Interests” in this prospectus.

The Benchmark Hard Currencies will be chosen annually from the twenty-five most actively traded global currencies (the “Eligible Global Currencies”), as measured by the triannual Bank of International Settlement (“BIS”) currency trading report, and further selected based on each of the following criteria:

•

The issuing country must have a credit rating of AAA or Aaa as rated by one or more major credit rating firms. At present the Sponsor believes that Standard & Poors, Moody’s, and Fitch currently constitute the primary credit rating agencies issuing ratings on countries. It is possible that a country could have a rating of AAA/Aaa from one or more rating agencies, but a rating of less than that from another firm. In such a situation, known in the investment world as a “split rating,” the Sponsor will use the higher of the ratings in determining eligibility. In the event that fewer than eight Eligible Global Currency countries have a rating of AAA or better, a country may still be eligible if the issuing country is rated in the top eight countries.

•	The currency’s prior three year ranking as to its performance versus inflation as measured primarily by the changes in the price of the currency compared to one ounce of gold (the “Inflation Tests”).

The Inflation Tests will consist of first measuring at the end of each year the prior three year change in the price of an ounce of gold as measured in each of the Eligible Global Currencies. The results will be ranked from those currencies that saw, in percentage terms, the smallest increase, or largest decrease, relative to the price of gold to those that saw the largest increase or smallest decrease in percentage terms. A second ranking will also be made of the Eligible Global Currencies ranking them from those that over the prior three years experienced the smallest cumulative amount of inflation (or greatest deflation), to those the experienced the largest amount of inflation (or smallest deflation), as reported by each country’s central bank or other reporting government entity. The five currencies with the smallest increase in price based on gold (or largest decrease), will become the five Benchmark Hard Currencies selected that year. However, any currency selected based on the price of gold ranking must also be among the ten Eligible Global Currencies with the smallest increase (or greatest decrease) in cumulative inflation over the same three year time period. If a currency selected based on the gold ranking is not also in the ten Eligible Global Currencies with the smallest cumulative inflation totals, it will not be included in the final selection and the Sponsor will instead select the next eligible currency.

Since the US dollar is the base currency for HARD, and thus HARD cannot have any currency gains or losses from any holdings it has in US dollars, the US dollar will not be an Eligible Global Currency. In addition, any currency that does not have a fully free-floating exchange rate and is instead pegged to the US dollar, such as the Hong Kong Dollar or the Chinese Renminbi, will also not be an Eligible Global Currency. Furthermore, only currencies that are primarily issued and used by a single country may be an Eligible Global Currency. Finally, the Sponsor may remove a currency from the Eligible Global Currencies list if the Sponsor believes it has becomes difficult or impossible to freely trade due to capital controls or other similar market disruptions to its currency market.

Who is the Sponsor?

The Sponsor is United States Commodity Funds LLC, a single member limited liability company that was formed in the state of Delaware on May 10, 2005. Prior to June 13, 2008, the Sponsor was known as Victoria Bay Asset Management, LLC. It maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. The Sponsor is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership of Wainwright’s shares. Wainwright is a holding company that previously owned an insurance company organized under Bermuda law, which has been liquidated, and a registered investment advisor firm named Ameristock Corporation, which has been distributed to the Wainwright shareholders. The Sponsor is a member of the NFA and is registered with the CFTC as of December 1, 2005. The Sponsor’s registration as a CPO with the NFA was approved on December 1, 2005.

See “Prior Performance of the Sponsor and Affiliates” on page 31.

The Sponsor is required to evaluate the credit risk of HARD to the futures commission merchant, oversee the purchase and sale of HARD’s units by certain Authorized Purchasers, review daily positions and margin requirements of HARD, and manage HARD’s investments. The Sponsor also pays the fees of the Marketing Agent, the Administrator, the Custodian, and, in connection with the initial public offering of the units, registration fees paid to the SEC, FINRA, or any other regulatory agency, including the legal, printing, accounting and other expenses associated therewith.

The business and affairs of the Sponsor are managed by a board of directors, which is comprised of three management directors some of whom are also its executive officers (the “Management Directors”) and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage the Trust pursuant to the Trust Agreement and Limited Liability Company Agreement, as amended from time to time.

Mr. Nicholas Gerber and Mr. Howard Mah serve as executive officers of the Sponsor. Neither the Trust nor HARD have executive officers. The Trust and HARD’s affairs are generally managed by the Sponsor. The following individuals serve as Management Directors of the Sponsor.

Nicholas Gerber has been the President and CEO of the Sponsor since June 9, 2005 and a Management Director of the Sponsor since May 10, 2005. He maintains his main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005, as Branch Manager of the Sponsor since May 15, 2009, and registered with the CFTC as an Associated Person of the Sponsor on December 1, 2005. Mr. Gerber also served as Vice President/Chief Investment Officer of Lyon’s Gate Reinsurance Company, Ltd., a company formed to reinsure workmen’s compensation insurance, from June 2003 to December 2009. Mr. Gerber has an extensive background in securities portfolio management and in developing investment funds that make use of indexing and futures contracts. He is also the founder of Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since March 1995. Since August 1995, Mr. Gerber has been the portfolio manager of the Ameristock Mutual Fund, Inc. a mutual fund registered under the Investment Company Act of 1940, focused on large cap U.S. equities that, as of April 30, 2012, had $213,777,585 in assets. He has also been a Trustee for the Ameristock ETF Trust since June 2006, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has passed the Series 3 examination for associated persons. He holds an MBA in finance from the University of San Francisco and a BA from Skidmore College. Mr. Gerber is 49 years old.

In concluding that Mr. Gerber should serve as a Management Director of the Sponsor, the Sponsor has considered his broad business experiences in the industry including: forming and managing investment companies and commodity pools, raising capital for such entities and founding and managing non-finance related companies.

Howard Mah has been a Management Director of the Sponsor since May 10, 2005, Secretary of the Sponsor since June 9, 2005, and Chief Financial Officer of the Sponsor since May 23, 2006 and Treasurer of the Sponsor since February 23, 2012. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. In these roles, Mr. Mah is currently involved in the management of the Related Public Funds and will be involved with the management of USSF, UNGD, USGO UAC and HARD if such funds commence operations. Mr. Mah also serves as the Sponsor’s Chief Compliance Officer. He received a Bachelor of Education from the University of Alberta, in 1986 and an MBA from the University of San Francisco in 1988. He served as Secretary and Chief Compliance Officer of the Ameristock ETF Trust from February 2007 until June 2008 when the trust was liquidated, Chief Compliance Officer of Ameristock Corporation since January 2001, a tax and finance consultant in private practice since January 1995, Secretary of Ameristock Mutual Fund since June 1995 and Ameristock Focused Value Fund from December 2000 to January 2005, Chief Compliance Officer of Ameristock Mutual Fund since August 2004 and the Co-Portfolio Manager of the Ameristock Focused Value Fund from December 2000 to January 2005. Mr. Mah is 47 years old.

In concluding that Mr. Mah should serve as Management Director of the Sponsor, the Sponsor considered his background in accounting and finance, as well as his experience as Chief Compliance Officer for the Sponsor and Ameristock Corporation.

Andrew F. Ngim has been a Management Director of the Sponsor since May 10, 2005 and Treasurer of the Sponsor from June 9, 2005 to February 23, 2012. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. Mr. Ngim is currently involved in the management of the Related Public Funds and will be involved with the management of USSF, UNGD, USGO, UAC, and HARD if such funds commence operations. He received a Bachelor of Arts from the University of California at Berkeley in 1983. Mr. Ngim has been Ameristock Corporation’s Managing Director since January 1999 and co-portfolio manager of Ameristock Corporation since January 2000, Trustee of the Ameristock ETF Trust since February 2007, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. Mr. Ngim is 51 years old.

In concluding that Mr. Ngim should serve as Management Director of the Sponsor, the Sponsor considered his broad career in the financial services industry as well as experience as co-Portfolio Manager of the Ameristock Mutual Fund.

The following individuals provide significant services to HARD and are employed by the Sponsor.

John P. Love has acted as a Portfolio Operations Manager for the Related Public Funds since January 2006 and, effective March 1, 2010, is the Senior Portfolio Manager for the Related Public Funds. He is expected to be Senior Portfolio Manager for, USSF, UNGD, USGO, UAC and HARD, if such funds commence operations. Mr. Love is also employed by the Sponsor. He has been listed with the CFTC as a Principal of the Sponsor since January 17, 2006. Mr. Love also served as the operations manager of Ameristock Corporation from October 2002 to January 2007, where he was responsible for back office and marketing activities for the Ameristock Mutual Fund and Ameristock Focused Value Fund and for the firm in general. Mr. Love holds a Series 3 license and was registered with the CFTC as an Associated Person of the Sponsor from December 1, 2005 through April 16, 2009. Mr. Love has passed the Level I and Level II Chartered Financial Analyst examinations. He holds a BFA in cinema-television from the University of Southern California. Mr. Love is 40 years old.

John T. Hyland, CFA acts as a Portfolio Manager and as the Chief Investment Officer for the Sponsor. Mr. Hyland is employed by the Sponsor. He registered with the CFTC as an Associated Person of the Sponsor on December 1, 2005, and has been listed with the CFTC as a Principal of the Sponsor since January 17, 2006. Mr. Hyland became the Portfolio Manager for USOF, USNG, US12OF, UGA, USHO, USSO, US12NG, USBO, USCI, CPER and USAG and USMI in April 2006, April 2007, December 2007, February 2008, April 2008, September 2009, November 2009, June 2010, August 2010, November 2011, April 2012, and June 2012, respectively, and as Chief Investment Officer of the Sponsor since January 2008, acts in such capacity on behalf of the Related Public Funds. He will also be the Portfolio Manager for USSF, UNGD, USGO, UAC and HARD upon the commencement of such funds’ operations. As part of his responsibilities for the Related Public Funds, Mr. Hyland handles day-to-day trading, helps set investment policies, and oversees the Related Public Funds’ activities with their futures commission brokers, custodian-administrator, and marketing agent. Mr. Hyland has an extensive background in portfolio management and research with both equity and fixed income securities, as well as in the development of new types of complex investment funds. In July 2001, Mr. Hyland founded Towerhouse Capital Management, LLC, a firm that provided portfolio management and new fund development expertise to non-US institutional investors through December 2009. Since January 2010, Towerhouse Capital Management has been inactive. Mr. Hyland was a Principal for Towerhouse in charge of portfolio research and product development regarding US and non-US real estate related securities. Mr. Hyland received his Chartered Financial Analyst (“CFA”) designation in 1994. Mr. Hyland is a member of the CFA Institute (formerly AIMR) and is a member and former president of the CFA Society of San Francisco. He is also a member of the National Association of Petroleum Investment Analysts, a not-for-profit organization of investment professionals focused on the oil industry. He is a graduate of the University of California, Berkeley. Mr. Hyland is 52 years old.

Ray W. Allen acts as a Portfolio Operations Manager for USOF, US12OF, USSO and USBO. He has been employed by the Sponsor since January 14, 2008. He holds a Series 3 license and is registered with the CFTC as an Associated Person of the Sponsor on March 25, 2008. He has been listed with the CFTC as a Principal of the Sponsor since March 18, 2009. Mr. Allen’s responsibilities include daily trading and operations for USOF, US12OF, USSO and USBO. Mr. Allen also acted as a Portfolio Operations Manager for UGA, USHO and US12NG until March 1, 2010. In addition, from February 2002 to October 2007, Mr. Allen was responsible for analyzing and evaluating the creditworthiness of client companies at Marble Bridge Funding Group Inc., in Walnut Creek, CA. Marble Bridge Funding Group Inc. is a commercial finance company providing capital to entrepreneurial companies. For the period from October 2007 to January 14, 2008, Mr. Allen was not employed by the Sponsor and did not engage in any business-related activity. Mr. Allen received a BA in Economics from the University of California at Berkeley in 1980. Mr. Allen is 55 years old.

The following individuals serve as independent directors of the Sponsor.

Peter M. Robinson has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since December 2005. Mr. Robinson has been employed as a Research Fellow with the Hoover Institution since 1993. The Hoover Institution is a public policy think tank located on the campus of Stanford University. Mr. Robinson graduated from Dartmouth College in 1979 and Oxford University in 1982. Mr. Robinson received an MBA from the Stanford University Graduate School of Business. Mr. Robinson has also written three books and has been published in the New York Times, Red Herring, and Forbes ASAP and he is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson is 54 years old.

In concluding that Mr. Robinson should serve as independent director of the Sponsor, the Sponsor considered his broad experience in the United States government, including his employment at the Securities and Exchange Commission and his knowledge of and insight into public policy.

Gordon L. Ellis has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Ellis has been Chairman of International Absorbents, Inc., a holding company of Absorption Corp., since July 1988, President and Chief Executive Officer since November 1996 and a Class I Director of the company since July 1985. Mr. Ellis is also a director of Absorption Corp., International Absorbents, Inc.’s wholly-owned subsidiary, which is engaged in developing, manufacturing and marketing a wide range of animal care and industrial absorbent products. Mr. Ellis is a director/trustee of Polymer Solutions, Inc., a former publicly-held company that sold all of its assets effective as of February 3, 2004 and is currently winding down its operations and liquidating following such sale. Polymer Solutions previously developed and manufactured paints, coatings, stains and primers for wood furniture manufacturers. Mr. Ellis is a professional engineer with an MBA in international finance. Mr. Ellis is 65 years old.

In concluding that Mr. Ellis should serve as independent director of the Sponsor, the Sponsor considered his experience serving as the Chairman and Chief Executive Officer of a former publicly-traded corporation as well as his experience as an entrepreneur.

Malcolm R. Fobes III has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Fobes is the founder, Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Since June 1997, Mr. Fobes has been the Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Mr. Fobes also serves as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. From April 2000 to July 2006, Mr. Fobes also served as co-portfolio manager of The Wireless Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in companies engaged in the development, production, or distribution of wireless-related products or services. In these roles, Mr. Fobes has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Fobes was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes holds a B.S. degree in Finance and Economics from San Jose State University in California. Mr. Fobes is 47 years old.

In concluding that Mr. Fobes should serve as independent director of the Sponsor, the Sponsor considered his background as founder, Chairman and Chief Executive Officer of a registered investment adviser as well as Chairman, President, Chief Financial Officer and Portfolio Manager of a mutual fund investment company.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the Sponsor: Nicholas Gerber, Melinda Gerber, the Nicholas and Melinda Gerber Living Trust, Howard Mah, Andrew Ngim, Peter Robinson, Gordon Ellis, Malcolm Fobes, John Love, John Hyland, Ray Allen, Wainwright Holdings Inc. and Margaret Johnson. These individuals are Principals due to their positions, however, Nicholas Gerber and Melinda Gerber are also Principals due to their controlling stake in Wainwright. None of the Principals owns or has any other beneficial interest in HARD other than as described in the section of this prospectus entitled “Securities Ownership of Certain Beneficial Owners and Management.” Nicholas Gerber and John Hyland make trading and investment decisions for HARD. Nicholas Gerber and John Hyland execute trades on behalf of HARD. In addition, Nicholas Gerber, John Hyland, and Ray Allen are registered with the CFTC as Associated Persons of the Sponsor and are NFA Associate Members.

Contributions to HARD and the Funds

The Sponsor will contribute $1,000 to HARD on August 31, 2012, representing an initial contribution of capital to the pool. The Sponsor will receive 40 Sponsor’s units of HARD in exchange for the capital contribution, representing a beneficial interest in the pool. The Sponsor may also purchase the initial Creation Basket from HARD. See “What is the Plan of Distribution — Marketing Agent and Authorized Purchasers” for a description of the Sponsor’s ability to purchase one of the Creation Baskets of HARD directly or from the initial Authorized Purchaser at the initial offering price of the units of HARD and hold it for an indefinite period of time.

Executive Compensation and Fees to the Sponsor

HARD does not directly compensate any of the executive officers noted above. The executive officers noted above are compensated by the Sponsor for the work they perform on behalf of HARD and other entities controlled by the Sponsor. HARD does not reimburse the Sponsor for, nor does it set the amount or form of any portion of, the compensation paid to the executive officers by the Sponsor. HARD pays fees to the Sponsor pursuant to the Trust Agreement under which it is obligated to pay the Sponsor an annualized fee of 0.60% of its average net assets.

Director Compensation

The following table sets forth compensation earned during the year ended December 31, 2011, by the directors of USCF. HARD did not pay any portion of the aggregate fees to the directors for the year ended December 31, 2011 since HARD has not commenced operations.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Plan	All Other Compensation	Total
Management Directors
Nicholas Gerber	$0	NA	NA	NA	$0	$0	$0
Andrew F. Ngim	$0	NA	NA	NA	$0	$0	$0
Howard Mah	$0	NA	NA	NA	$0	$0	$0
Independent Directors
Peter M. Robinson	$50,000	NA	NA	NA	$0	$0	$50,000
Gordon L. Ellis	$50,000	NA	NA	NA	$0	$0	$50,000
Malcolm R. Fobes III(1)	$120,000	NA	NA	NA	$0	$0	$120,000

(1)	Mr. Fobes serves as chairman of the audit committee of the Sponsor and receives additional compensation in recognition of the additional responsibilities he has undertaken in this role.

Prior Performance of the Sponsor and Affiliates

The Sponsor is also currently the general partner of the Related Public Funds. Each of the Sponsor and the Related Public Funds is located in California. The Sponsor manages HARD and the Related Public Funds. Each of the Related Public Funds is a commodity pool that issues units traded on the NYSE Arca. The chart below shows, as of July 31, 2012, the number of Authorized Purchasers, the total number of Creation

Baskets and Redemption Baskets since inception and the number of outstanding units for each of the Related Public Funds.

	Number of Authorized Purchasers	Baskets Purchased (Number of Units)	Baskets Redeemed (Number of Units)	Outstanding Units
USOF	20	7,581	7,204	37,700,000
USNG	18	11,759	7,673	54,266,476
US12OF	11	140	110	3,350,000
USHO	12	10	9	200,000
USSO	13	19	17	200,000
US12NG	9	46	11	2,650,000
USBO	9	42	38	650,000
USCI	8	100	27	7,050,000
UGA	13	89	87	1,500,000
CPER	6	1	0	100,000
USAG	6	2	1	100,000
USMI	6	2	1	150,040

The ability of each of the Related Public Funds to track its benchmark futures contract or index from inception to July 31, 2012, is presented below.

Since the commencement of the offering of USOF units to the public on April 10, 2006 to July 31, 2012, the simple average daily change in its benchmark oil futures contract was (0.19)%, while the simple average daily change in the NAV of USOF over the same time period was (0.016)%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark oil futures contract, the average error in daily tracking by the NAV was 0.614%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USNG units to the public on April 18, 2007 to July 31, 2012, the simple average daily change in its benchmark futures contract was (0.171)% while the simple average daily change in the NAV of USNG over the same time period was (0.172)%. The average daily difference was 0.001% (or 0.1 basis point, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.378)%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USHO units to the public on April 9, 2008 to July 31, 2012, the simple average daily change in its benchmark futures contract was (0.015)%, while the simple average daily change in the NAV of USHO over the same time period was (0.017)%. The average daily difference was 0.002% (or 0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.802)%, meaning that over this time period USHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12OF units to the public on December 6, 2007 to July 31, 2012, the simple average daily change in the average price of its benchmark futures contracts was 0.005%, while the simple average daily change in the NAV of US12OF over the same time period was 0.004%. The average daily difference was (0.001)% (or (0.1) basis point, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.509)%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of UGA units to the public on February 26, 2008 to July 31, 2012, the simple average daily change in its benchmark futures contract was 0.040%, while the simple average daily change in the NAV of UGA over the same time period was 0.038%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.716)%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USSO units to the public on September 24, 2009 to July 31, 2012, the inverse of the simple average daily change in its benchmark futures contract was (0.010)%, while the simple average daily change in the NAV of USSO over the same time period was (0.014)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (1.260)%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12NG units to the public on November 18, 2009 to July 31, 2012, the simple average daily change in the average price of its benchmark futures contracts was (0.125)%, while the simple average daily change in the NAV of US12NG over the same time period was (0.128)%. The average daily difference was 0.003% (or 0.3 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.313)%, meaning that over this time period US12NG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USBO units to the public on June 2, 2010 to July 31, 2012, the simple average daily change in its benchmark futures contract was 0.091%, while the simple average daily change in the NAV of USBO over the same time period was 0.087%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.794)%, meaning that over this time period USBO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USCI units to the public on August 10, 2010 to July 31, 2012, the simple average daily change in its benchmark futures contract was 0.052%, while the simple average daily change in the NAV of USCI over the same time period was 0.046%. The average daily difference was (0.005)% (or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures, the average error in daily tracking by the NAV was (1.560)%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of CPER units to the public on November 15, 2011 to July 31, 2012, the simple average daily change in its benchmark futures contract was (0.009)%, while the simple average daily change in the NAV of CPER over the same time period was (0.005)%. The average daily difference was 0.005% (or 0.5 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (1.627)%, meaning that over this time period CPER’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USAG units to the public on April 13, 2012 to July 31, 2012, the simple average daily change in its benchmark futures contract was 0.165%, while the simple average daily change in the NAV of USAG over the same time period was 0.160%. The average daily difference was (0.004)% or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 16.416%, meaning that over this time period USAG’s tracking error was not within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USMI units to the public on             , 2012 to July 31, 2012, the simple average daily change in its benchmark futures contract was (0.071)%, while the simple average daily change in the NAV of USMI over the same time period was (0.080)%. The average daily difference was 0.009% (or 0.9 basis points, where 1 basis point equals1/100 of 1%). As a percentage of the daily movement of the benchmark futures, the average error in daily tracking by the NAV was (5.055)%, meaning that over this time period USMI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the units of each of the Related Public Funds and the daily NAV of such fund, since inception through July 31, 2012. The first row shows the average amount of the variation between the Related Public Fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. Management of the Sponsor believes that maximum and minimum end of day premiums and discounts typically occur because trading in the units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time. One known exception to this conclusion were the premiums on trading in USNG units that occurred between July 8, 2009 and September 28, 2009, when USNG suspended the issuance of Creation Baskets as a result of regulatory concern relating to the size of USNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such units and other similar natural gas futures linked investments in the market.

	USOF	USNG	US12OF	UGA	USHO	USSO	US12NG	USBO	USCI	CPER	USAG	USMI
Average Difference	$(0.00)	$0.42	$(0.04)	$0.01	$(0.01)	$0.00	$0.01	$(0.05)	$0.05	$(0.03)	$0.07	$0.32
Max Premium %	3.88%	2.37%	4.11%	6.29%	5.75%	3.08%	6.68%	2.06%	2.03%	4.29%	4.33%	4.22%
Max Discount %	(4.51)%	(2.42)%	(9.72)%	(4.50)%	(3.85)%	(3.41)%	(6.52)%	(3.13)%	(1.34)%	(4.32)%	(1.52)%	(1.71)%

For more information on the performance of the Related Public Funds, see the Performance Tables below.

PERFORMANCE OF THE RELATED PUBLIC FUNDS

USOF:

COMPOSITE PERFORMANCE DATA FOR USOF

Name of Commodity Pool: United States Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 10, 2006

Aggregate Subscriptions (from inception through July 31, 2012): $33,753,931,017

Total Net Assets as of July 31, 2012: $1,240,015,426

NAV per Unit as of July 31, 2012: $32.89

Worst Monthly Percentage Draw-down: October 2008 (31.57)%

Worst Peak-to-Valley Draw-down: June 2008 – February 2009 (75.84)%

Number of Unitholders (as of December 31, 2011): 158,586

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2007	2008	2009	2010	2011	2012
January	(6.55)%	(3.98)%	(14.60)%	(8.78)%	(0.62)%	(0.60)%
February	5.63%	11.03%	(6.55)%	8.62%	1.21%	8.25%
March	4.61%	0.63%	7.23%	4.61%	8.78%	(4.27)%
April	(4.26)%	12.38%	(2.38)%	2.04%	6.12%	1.25%
May	(4.91)%	12.80%	26.69%	(17.96)%	(10.43)%	(17.83)%
June	9.06%	9.90%	4.16%	0.47%	(7.65)%	(2.24)%
July	10.55%	(11.72)%	(2.30)%	3.57%	(0.24)%	3.14%
August	(4.93)%	(6.75)%	(1.98)%	(9.47)%	(7.66)%
September	12.11%	(12.97)%	0.25%	8.97%	(11.08)%
October	16.98%	(31.57)%	8.43%	0.89%	17.32%
November	(4.82)%	(20.65)%	(0.51)%	2.53%	7.76%
December	8.66%	(22.16)%	(0.03)%	8.01%	(1.78)%
Annual Rate of Return	46.15%	(54.75)%	14.14%	(0.49)%	(2.31)%	(13.61	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through July 31, 2012.

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider that “draw-down” to be still continuing and to be $3 in amount whereas if the NAV per unit had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

USNG:

COMPOSITE PERFORMANCE DATA FOR USNG

Name of Commodity Pool: United States Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 18, 2007

Aggregate Subscriptions (from inception through July 31, 2012): $14,720,599,416

Total Net Assets as of July 31, 2012: $1,191,881,286

NAV per Unit as of July 31, 2012: $21.96

Worst Monthly Percentage Draw-down: July 2008 (32.13)%

Worst Peak-to-Valley Draw-down: June 2008 – March 2012 (96.81)%

Number of Unitholders (as of December 31, 2011): 237,227

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2007	2008	2009	2010	2011	2012
January	—	8.87%	(21.49)%	(7.65)%	(0.17)%	(17.62)%
February	—	15.87%	(5.47)%	(6.02)%	(10.02)%	(2.49)%
March	—	6.90%	(11.81)%	(21.05)%	6.68%	(22.99)%
April	4.30%**	6.42%	(13.92)%	(0.87)%	5.39%	2.19%
May	(0.84)%	6.53%	10.37%	8.19%	(2.23)%	3.00%
June	(15.90)%	13.29%	(4.63)%	5.14%	(7.00)%	14.36%
July	(9.68)%	(32.13)%	(8.70)%	6.43%	(4.90)%	13.96%
August	(13.37)%	(13.92)%	(27.14)%	(22.95)%	(2.58)%
September	12.28%	(9.67)%	26.03%	(3.13)%	(11.85)%
October	12.09%	(12.34)%	(13.31)%	(5.83)%	0.33%
November	(16.16)%	(6.31)%	(11.86)%	(1.37)%	(13.40)%
December	0.75%	(14.32)%	13.91%	4.53%	(17.26)%
Annual Rate of Return	(27.64)%	(35.68)%	(56.73)%	(40.42)%	(46.08)%	(15.15	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 17, 2007.
***	Through July 31, 2012.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

US12OF:

COMPOSITE PERFORMANCE DATA FOR US12OF

Name of Commodity Pool: United States 12 Month Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: December 6, 2007

Aggregate Subscriptions (from inception through July 31, 2012): $390,436,623

Total Net Assets as of July 31, 2012: $130,237,790

NAV per Unit as of July 31, 2012: $38.88

Worst Monthly Percentage Draw-down: October 2008 (29.59)%

Worst Peak-to-Valley Draw-down: June 2008 – February 2009 (66.97)%

Number of Unitholders (as of December 31, 2011): 14,016

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2007		2008	2009	2010	2011	2012
January	—		(2.01)%	(7.11)%	(8.40)%	3.38%	0.92%
February	—		10.48%	(4.34)%	6.73%	1.89%	7.71%
March	—		(0.66)%	9.22%	4.16%	7.30%	(3.03)%
April	—		11.87%	(1.06)%	6.37%	5.94%	0.65%
May	—		15.47%	20.40%	(15.00)%	(8.91)%	(16.94)%
June	—		11.59%	4.51%	(1.00)%	(6.43)%	(1.04)%
July	—		(11.39)%	1.22%	4.16%	(0.43)%	2.59%
August	—		(6.35)%	(2.85)%	(5.92)%	(8.42)%
September	—		(13.12)%	(0.92)%	7.02%	(11.50)%
October	—		(29.59)%	8.48%	(0.05)%	15.03%
November	—		(16.17)%	2.31%	1.86%	7.72%
December	8.44	%**	(12.66)%	(1.10)%	9.10%	(0.75)%
Annual Rate of Return	8.44%		(42.39)%	29.23%	6.29%	1.28%	(10.54	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from December 6, 2007.
***	Through July 31, 2012.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

UGA:

COMPOSITE PERFORMANCE DATA FOR UGA

Name of Commodity Pool: United States Gasoline Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: February 26, 2008

Aggregate Subscriptions (from inception through July 31, 2012): $402,567,605

Total Net Assets as of July 31, 2012: $79,827,650

NAV per Unit as of July 31, 2012: $53.22

Worst Monthly Percentage Draw-down: October 2008 (38.48)%

Worst Peak-to-Valley Draw-down: June 2008 – December 2008 (69.02)%

Number of Unitholders (as of December 31, 2011): 26,024

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008		2009	2010	2011	2012
January	—		16.23%	(7.47)%	2.19%	8.37%
February	(0.56	)%**	0.26%	7.33%	9.52%	6.83%
March	(2.39)%		2.59%	5.42%	7.16%	1.59%
April	10.94%		2.07%	3.15%	10.45%	(3.45)%
May	15.60%		30.41%	(15.54)%	(9.21)%	(11.05)%
June	4.79%		1.65%	1.93%	(0.99)%	(0.61)%
July	(12.79)%		6.24%	2.95%	4.67%	9.60%
August	(3.88)%		(3.71)%	(10.42)%	(1.53)%
September	(9.36)%		(3.38)%	9.45%	(11.02)%
October	(38.48)%		10.96%	2.19%	3.90%
November	(21.35)%		1.00%	8.19%	(2.05)%
December	(15.72)%		0.55%	11.33%	3.49%
Annual Rate of Return	(59.58)%		80.16%	15.52%	15.00%	10.03	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from February 26, 2008.
***	Through July 31, 2012.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

Performance of USHO

COMPOSITE PERFORMANCE DATA FOR USHO

Name of Commodity Pool: United States Heating Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 9, 2008

Aggregate Subscriptions (from inception through July 31, 2012): $33,857,235

Total Net Assets as of July 31, 2012: $6,370,318

NAV per Unit as of July 31, 2012: $31.85

Worst Monthly Percentage Draw-down: October 2008 (28.63%)

Worst Peak-to-Valley Draw-down: June 2008 – February 2009 (69.17%)

Number of Unitholders (as of December 31, 2011): 2,256

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012
January	—	0.05%	(10.17)%	7.58%	4.73%
February	—	(11.34)%	5.78%	6.98%	5.62%
March	—	6.73%	6.42%	5.45%	(1.46)%
April	2.84%**	(3.85)%	5.13%	4.75%	0.17%
May	15.93%	23.13%	(14.14)%	(7.17)%	(15.28)%
June	5.91%	4.55%	(0.40)%	(4.01)%	0.03%
July	(12.18)%	0.39%	2.48%	4.68%	4.98%
August	(8.41)%	(2.71)%	(5.88)%	(0.85)%
September	(9.77)%	(0.48)%	12.75%	(10.18)%
October	(28.63)%	7.60%	(2.20)%	10.10%
November	(18.38)%	0.19%	2.97%	(1.36)%
December	(17.80)%	2.23%	8.75%	(4.12)%
Annual Rate of Return	(56.12)%	25.52%	8.28%	9.96%	(2.87	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 9, 2008
***	Through July 31, 2012

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

USSO:

COMPOSITE PERFORMANCE DATA FOR USSO

Name of Commodity Pool: United States Short Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 24, 2009

Aggregate Subscriptions (from inception through July 31, 2012): $64,694,346

Total Net Assets as of July 31, 2012: $7,939,412

NAV per Unit as of July 31, 2012: $39.70

Worst Monthly Percentage Draw-down: October 2011 (16.00)%

Worst Peak-to-Valley Draw-down: August 2010 – February 2012 (33.97)%

Number of Unitholders (as of December 31, 2011): 3,288

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012
January	—		9.05%	(0.64)%	0.11%
February	—		(8.94)%	(1.94)%	(8.09)%
March	—		(4.92)%	(8.89)%	3.88%
April	—		(2.50)%	(6.27)%	(1.62)%
May	—		20.18%	9.28%	20.85%
June	—		(1.42)%	7.21%	0.61%
July	—		(4.17)%	(0.30)%	(3.97)%
August	—		9.61%	6.24%
September	(2.90	)%**	(8.75)%	10.71%
October	(8.65)%		(1.59)%	(16.00)%
November	(0.25)%		(3.18)%	(7.78)%
December	(0.57)%		(7.74)%	(1.03)%
Annual Rate of Return	(12.02)%		(8.12)%	(10.54)%	9.79	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 24, 2009.
***	Through July 31, 2012.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

US12NG:

COMPOSITE PERFORMANCE DATA FOR US12NG

Name of Commodity Pool: United States 12 Month Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 18, 2009

Aggregate Subscriptions (from inception through July 31, 2012): $104,813,516

Total Net Assets as of July 31, 2012: $49,092,339

NAV per Unit as of July 31, 2012: $18.53

Worst Monthly Percentage Draw-down: March 2010 (15.47)%

Worst Peak-to-Valley Draw-down: December 2009 – April 2012 (69.56)%

Number of Unitholders (as of December 31, 2011): 3,978

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012
January	—		(5.93)%	(0.68)%	(12.16)%
February	—		(5.18)%	(6.49)%	(0.32)%
March	—		(15.47)%	5.32%	(11.85)%
April	—		0.07%	3.53%	0.00%
May	—		3.11%	(2.23)%	0.06%
June	—		1.27%	(6.11)%	6.11%
July	—		(0.05)%	(5.28)%	6.62%
August	—		(13.53)%	(1.43)%
September	—		(6.23)%	(8.12)%
October	—		(1.78)%	(1.72)%
November	(0.02	)%**	(0.92)%	(10.27)%
December	7.56%		4.88%	(13.92)%
Annual Rate of Return	7.54%		(34.83)%	(39.47)%	(12.64	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009.
***	Through July 31, 2012.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

USBO:

COMPOSITE PERFORMANCE DATA FOR USBO

Name of Commodity Pool: United States Brent Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 2, 2010

Aggregate Subscriptions (from inception through July 31, 2012): $268,720,475

Total Net Assets as of July 31, 2012: $48,473,346

NAV per Unit as of July 31, 2012: $74.57

Worst Monthly Percentage Draw-down: September 2011 (9.85)%

Worst Peak-to-Valley Draw-down: March 2012 – June 2012 (19.62)%

Number of Unitholders (as of December 31, 2011): 7,959

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011	2012
January	—	6.61%	3.64%
February	—	10.42%	10.78%
March	—	4.92%	0.84%
April	—	7.44%	(2.36)%
May	—	(7.17)%	(14.59)%
June	1.94%**	(3.40)%	(3.61)%
July	3.83%	3.94%	7.50%
August	(4.84)%	(1.55)%
September	9.79%	(9.85)%
October	0.61%	8.51%
November	3.00%	1.90%
December	10.09%	(2.65)%
Annual Rate of Return	26.16%	18.17%	0.04	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 2, 2010.
***	Through July 31, 2012.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

USCI:

COMPOSITE PERFORMANCE DATA FOR USCI

Name of Commodity Pool: United States Commodity Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: August 10, 2010

Aggregate Subscriptions (from inception through July 31, 2012): $629,853,686

Total Net Assets as of July 31, 2012: $431,913,179

NAV per Unit as of July 31, 2012: $61.26

Worst Monthly Percentage Draw-down: September 2011 (11.69)%

Worst Peak-to-Valley Draw-down: April 2011 – May 2012 (21.60)%

Number of Unitholders (as of December 31, 2011): 33,783

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010		2011	2012
January	—		4.01%	4.45%
February	—		5.27%	4.01%
March	—		(0.14)%	(3.49)%
April	—		1.89%	(0.62)%
May	—		(5.77)%	(7.76)%
June	—		(5.03)%	2.35%
July	—		3.52%	6.52%
August	(0.04	)%**	(0.33)%
September	8.38%		(11.69)%
October	6.31%		5.08%
November	0.76%		(1.16)%
December	10.93%		(3.72)%
Annual Rate of Return	28.72%		(9.17)%	4.77	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010.
***	Through July 31, 2012.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

CPER:

COMPOSITE PERFORMANCE DATA FOR CPER

Name of Commodity Pool: United States Copper Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 15, 2011

Aggregate Subscriptions (from inception through July 31, 2012): $2,500,000

Total Net Assets as of July 31, 2012: $2,405,991

NAV per Unit as of July 31, 2012: $24.06

Worst Monthly Percentage Draw-down: December 2011 (3.85)%

Worst Peak-to-Valley Draw-down: February 2012 – May 2012 (13.60)%

Number of Unitholders (as of December 31, 2011): 66

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Month	2011	2012
January	—	10.13%
February	—	2.00%
March	—	(1.49)%
April	—	(0.44)%
May	—	(11.91)%
June	—	3.49%
July	—	(2.12)%
August	—
September	—
October	—
November	1.80%**
December	(3.85)%
Annual Rate of Return	(2.12)%	(1.68	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 15, 2011.
***	Through July 31, 2012.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

USAG:

COMPOSITE PERFORMANCE DATA FOR USAG

Name of Commodity Pool: United States Agriculture Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 13, 2012

Aggregate Subscriptions (from inception through July 31, 2012): $2,500,000

Total Net Assets as of July 31, 2012: $2,810,488

NAV per Unit as of July 31, 2012: $28.10

Worst Monthly Percentage Draw-down: May 2012 (4.88)%

Worst Peak-to-Valley Draw-down: Not applicable

Number of Unitholders (as of December 31, 2011): Not applicable

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Month	2012
January
February
March
April	(1.68	)%**
May	(4.88)%
June	9.20%
July	10.07%
August
September
October
November
December
Annual Rate of Return	12.40	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 13, 2012.
***	Through July 31, 2012.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

COMPOSITE PERFORMANCE DATA FOR USAG

Name of Commodity Pool: United States Metals Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 19, 2012

Aggregate Subscriptions (from inception through July 31, 2012): $2,500,000

Total Net Assets as of July 31, 2012: $3,652,694

NAV per Unit as of July 31, 2012: $24.34

Worst Monthly Percentage Draw-down: July 2012 (2.64)%

Worst Peak-to-Valley Draw-down: June 2012 – July 2012 (2.64)%

Number of Unitholders (as of December 31, 2011): Not applicable

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Month	2012
January
February
March
April
May
June	(1.20	)%**
July	(2.64)%
August
September
October
November
December
Annual Rate of Return	(1.46	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 19, 2012.
***	Through July 31, 2012

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

Other Related Commodity Trading and Investment Management Experience

Until December 31, 2009, Ameristock Corporation was an affiliate of the Sponsor. Ameristock Corporation is a California-based registered investment advisor registered under the Investment Advisors Act of 1940, as amended, that has been sponsoring and providing portfolio management services to mutual funds since 1995. Ameristock Corporation is the investment adviser to the Ameristock Mutual Fund, Inc., a mutual fund registered under the Investment Company Act of 1940 that focuses on large cap U.S. equities that had $213,777,585 in assets as of April 30, 2012. Ameristock Corporation was also the investment advisor to the Ameristock ETF Trust, an open-end management investment company registered under the 1940 Act that consisted of five separate investment portfolios, each of which sought investment results, before fees and expenses, that corresponded generally to the price and yield performance of a particular U.S. Treasury securities index owned and compiled by Ryan Holdings LLC and Ryan ALM, Inc. The Ameristock ETF Trust has liquidated each of its investment portfolios and has wound up its affairs.

Who is the Trustee?

The sole Trustee of the Trust is Wilmington Trust National Association, a national banking association. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of units and the management of the Trust and HARD are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Unitholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and HARD. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has no authority over the operation of the Trust, the Trustee itself is not registered in any capacity with the CFTC.

How Does HARD Operate?

The net assets of HARD will consist primarily of Currency Interests. HARD will invest in Currency Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Currency Interests. The primary focus of the Sponsor is the investment in Currency Interests and the management of HARD’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

The investment objective of HARD (before fees and expenses) is to have the daily changes in percentage terms of its net asset value (“NAV”) reflect the daily changes in percentage terms of the price, in U.S. dollars, of a basket of futures contracts representing equally-weighted interests in five corresponding hard currencies (the “Futures Basket”). “Hard” currencies are those identified and selected by the Sponsor that have attributes such that the currency market would refer to them as “hard” (the “Benchmark Hard Currencies” or “Hard Currencies”), including the returns from short-term cash holdings in such currencies. The Sponsor believes that the currency markets refer to currencies as hard if: a) the currency is widely used and freely exchangeable, b) the currency is issued by a financially and economically strong country, and c) issued by a country which has historically suffered less from the effects of inflation compared to other countries. The futures contracts designated for inclusion in the Futures Basket will be selected by the Sponsor, and are referred to as the “Benchmark Futures Contracts.” The Futures Basket will consist of Benchmark Futures Contracts selected by the Sponsor to represent a 20% interest in each of the five Benchmark Hard Currencies, and will be re-balanced on a monthly basis. HARD anticipates that Benchmark Futures Contracts will be listed on regulated futures exchanges in the United States or the United Kingdom. It is not the intent of HARD to be operated in a fashion such that its NAV will equal, in US dollar terms, the spot price of any particular currency or any particular Benchmark Futures Contract. It is not the intent of HARD to be operated in a fashion such that its NAV will reflect the percentage change of the price of the Futures Basket as measured over a time period greater than one day. The Sponsor does not believe this is an achievable goal due to the potential impact of backwardation and contango on returns of any portfolio of futures contracts.

The Benchmark Hard Currencies will be chosen annually from the twenty-five most actively traded global currencies (the “Eligible Global Currencies”), as measured by the triannual Bank of International Settlement (“BIS”) currency trading report, and further selected based on each of the following criteria:

•

The issuing country must have a credit rating of AAA or Aaa as rated by one or more major credit rating firms. At present the Sponsor believes that Standard & Poors, Moody’s, and Fitch currently constitute the primary credit rating agencies issuing ratings on countries. It is possible that a country could have a rating of AAA/Aaa from one or more rating agencies, but a rating of less than that from another firm. In such a situation, known in the investment world as a “split rating,” the Sponsor will use the higher of the ratings in determining eligibility. In the event that fewer than eight Eligible Global Currency countries have a rating of AAA or better, a country may still be eligible if the issuing country is rated in the top eight countries.

•	The currency’s prior three year ranking as to its performance versus inflation as measured primarily by the changes in the price of the currency compared to one ounce of gold (the “Inflation Tests”).

The Inflation Tests will consist of first measuring at the end of each year the prior three year change in the price of an ounce of gold as measured in each of the Eligible Global Currencies. The results will be ranked from those currencies that saw, in percentage terms, the smallest increase, or largest decrease, relative to the price of gold to those that saw the largest increase or smallest decrease in percentage terms. A second ranking will also be made of the Eligible Global Currencies ranking them from those that over the prior three years experienced the smallest cumulative amount of inflation (or greatest deflation), to those the experienced the largest amount of inflation (or smallest deflation), as reported by each country’s central bank or other reporting government entity. The five currencies with the smallest increase in price based on gold (or largest decrease), will become the five Benchmark Hard Currencies selected that year. However, any currency selected based on the price of gold ranking must also be among the ten Eligible Global Currencies with the smallest increase (or greatest decrease) in cumulative inflation over the same three year time period. If a currency selected based on the gold ranking is not also in the ten Eligible Global Currencies with the smallest cumulative inflation totals, it will not be included in the final selection and the Sponsor will instead select the next eligible currency.

Since the US dollar is the base currency for HARD, and thus HARD cannot have any currency gains or losses from any holdings it has in US dollars, the US dollar will not be an Eligible Global Currency. In addition, any currency that does not have a fully free-floating exchange rate and is instead pegged to the US dollar, such as the Hong Kong Dollar or the Chinese Renminbi, will also not be an Eligible Global Currency. Furthermore, only currencies that are primarily issued and used by a single country may be an Eligible Global Currency. Finally, the Sponsor may remove a currency from the Eligible Global Currencies list if the Sponsor believes it has becomes difficult or impossible to freely trade due to capital controls or other similar market disruptions to its currency market.

The net assets of HARD will consist primarily of investments in futures contracts for Hard Currencies that are traded on major exchanges in the US and United Kingdom (collectively, “Futures Contracts”) and other Hard-Currency-related investments such as cash-settled options on Futures Contracts, forward currency contracts for Hard Currencies, currency swap contracts, US or foreign currency bank accounts, US dollar or Hard Currency short-term money market instruments, or United States Treasury securities with remaining maturities of less than two years (“Treasuries” or “Treasury Securities”) (collectively, “Other Hard-Currency Related Investments”). For convenience and unless otherwise specified, Futures Contracts and Other Hard Currency-Related Investments are collectively referred to as “Currency Interests” in this prospectus. The Sponsor is authorized by HARD in its sole judgment to employ, establish the terms of employment for, and terminate commodity trading advisors or futures commission merchants.

HARD will (1) invest in Benchmark Futures Contracts, to the fullest extent possible, turning next to (2) investments in Futures Contracts and, in cases where a Hard Currency does not have a Futures Contract, the Futures Contract is delisted on a US or United Kingdom exchange or such futures contract is not traded on an exchange in the US or United Kingdom, investments in forward currency contracts which, in the opinion of the Sponsor would replicate a futures contract for that Hard Currency and then (3) finally to Other Hard Currency-Related Investments only if required by applicable regulatory requirements or due to adverse market conditions. HARD will invest in Currency Interests, to the fullest extent possible, without being leveraged or unable to satisfy its current or potential margin and/or collateral obligations with respect to its investments in Futures Contracts and Other Hard Currency-Related Investments. The primary focus of the Sponsor will be the investment in Futures Contracts and the management of HARD’s investments in Treasuries, cash, and cash equivalents for margining purposes and as collateral.

The types of regulatory requirements and market conditions that would cause HARD-to invest in this manner are of a limited nature. An example of a regulatory requirement that would cause HARD to invest in Futures Contracts or Other Hard Currency-Related Investments other than Benchmark Futures Contracts would be where HARD received payment from an Authorized Purchaser for the issuance of a Creation Basket, but could not invest the payment in Benchmark Futures Contracts because doing so would cause HARD to exceed the position limits applicable to such Benchmark Futures Contracts . (For a discussion of position limits see “What are Futures Contracts? – Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits” on page 57 of this prospectus.) Imposition of other regulatory requirements, such as accountability levels, daily price fluctuation limits, or the imposition of capital controls on foreign investments, may cause HARD to invest in Futures Contracts or Other Hard Currency-Related Investments other than Benchmark Futures Contracts. Market conditions that the Sponsor currently anticipates could cause HARD to invest in Futures Contracts and Other Hard Currency-Related Investments would be those allowing HARD to obtain greater liquidity or to execute transactions with more favorable pricing.

The Sponsor endeavors to place HARD’s trades in Currency Interests and otherwise manage HARD’s investments so that “A” will be within plus/minus 10 percent of “B”, where:

•	A is the average daily percentage change in HARD’s NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which HARD calculates its NAV; and

•	B is the average daily percentage change in the Futures Basket over the same period.

The Sponsor believes that market arbitrage opportunities will cause daily changes in HARD’s unit price on the NYSE Arca to closely track daily changes in HARD’s NAV per unit. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between HARD’s NAV and the Futures Basket will be that the daily changes in the price of HARD’s units on the NYSE Arca will closely track in percentage terms, changes in the Futures Basket, less HARD’s fees and expenses.

These relationships are illustrated in the following diagram:

An investment in the units provides a means for diversifying an investor’s portfolio or hedging exposure to changes in commodities prices. An investment in the units allows both retail and institutional investors to easily gain this exposure to the currencies market in a transparent manner.

The Sponsor will employ a “neutral” investment strategy intended to track the changes in the price of the Benchmark Futures Contracts regardless of whether the price goes up or goes down. HARD’s “neutral” investment strategy is designed to permit investors generally to purchase and sell HARD’s units for the purpose of investing indirectly in Hard Currencies in a cost-effective manner, and/or to permit participants in the currency market to manage their potential Hard Currency-related exposures. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in foreign currency and/or the risks involved in hedging may exist. In addition, an investment in HARD involves the risk that the changes in the price of HARD’s units will not accurately track the changes in the Futures Basket and that changes in the Futures Basket will not closely correlate with changes in the spot prices of the underlying Hard Currencies. For example, HARD also invests in Treasuries and holds cash and cash equivalents to be used to meet its current or potential margin or collateral requirements with respect to its investments in Futures Contracts and Other Hard Currency-Related Investments. HARD does not expect there to be any meaningful correlation between the performance of HARD’s investments in Treasuries/cash/cash equivalents and the changes in the price of Hard Currency. HARD’s investment objective is to track the daily changes in the Futures Basket, not to have the market price of its units correlate directly with changes in the spot price of any specific Hard Currency relative to the U.S. dollar. Contango and backwardation may impact the total return on an investment in HARD’s units relative to a hypothetical direct investment in any Hard Currency. See “What are the Risk Factors Involved with an Investment in HARD?”

Each month, the basket will re-balance starting at the end of the day on the date two weeks prior to expiration of the near month contract for that month.

HARD’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading, on HARD’s website at www.usgoldencurrencyfund.com. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Futures Contract, the specific types and values of Other Hard Currency-Related Investments and characteristics of such Other Hard Currency-Related Investments, the name and value of each Treasury security and cash equivalent, and the amount of cash held in HARD’s portfolio. HARD’s website is publicly accessible at no charge.

The units issued by HARD may only be purchased by Authorized Purchasers and only in blocks of 50,000 units called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of units in the Creation Basket. Similarly, only Authorized Purchasers may redeem units and only in blocks of 50,000 units called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of units in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by HARD. The NYSE Arca will publish an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While HARD issues units only in Creation Baskets, units may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by specialist firm(s). Like any listed security, units can be purchased and sold at any time a secondary market is open.

HARD’s Investment Strategy

Other than to address monthly changes in the Currency Interests, in managing HARD’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will sell or purchase Currency Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by HARD, and that HARD’s closing NAV per unit is $25.00. In that case, HARD would receive $1,250,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per unit multiplied by 50,000 units, and ignoring the Creation Basket fee). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in Benchmark Futures Contracts (i.e., $1,250,000) and that the average market value of each such Benchmark Futures Contract is $27,000, HARD would be unable to buy an exact number of Benchmark Futures Contracts with an aggregate market value equal to $1,250,000. Instead, HARD would be able to buy 46 Benchmark Futures Contracts with an aggregate market value of $1,242,000. Assuming a margin requirement equal to 10% of the value of the Benchmark Futures Contracts, HARD would be required to deposit $124,200 in Treasuries and cash with the futures commission merchant through whom the Benchmark Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket, would remain invested in cash, cash equivalents, and Treasuries as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Futures Contracts purchased depends on various factors, including a judgment by the Sponsor as to the appropriate diversification of HARD’s investments in Futures Contracts with respect to the month of expiration, and the prevailing price volatility of particular Futures Contracts. When the Sponsor has made significant investments in Futures Contracts, as HARD reaches certain accountability levels or position limits on such exchanges, or for other reasons, it has also and may continue to invest in Futures Contracts traded on other exchanges or invest in Other Hard Currency-Related Investments such as contracts in the “over-the-counter” market.

The Sponsor does not anticipate letting its Benchmark Futures Contracts expire and taking or making delivery of any Hard Currencies. Instead, the Sponsor will close out existing positions, e.g., in response to ongoing changes in the Benchmark Futures Contracts or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Currency Interests. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

The Trust Agreement contains no restrictions on the ability of the Sponsor to change the investment objective of HARD. Notwithstanding this, the Sponsor has no intention of changing the investment objective of HARD or the manner in which it intends to achieve the investment objective. Should the Sponsor seek to change the investment objective of HARD, such change would be reflected in an amended prospectus and HARD would provide advance notice to investors.

What Are “Eligible Global Currencies”?

Every three years the Bank of International Settlement publishes a list of the most actively traded currencies. The twenty-five most actively traded securities are “Eligible Global Currencies”. The table below is the most recent list of the twenty-five most actively traded currencies.

Table I

Currency	Ranking (2010)
US dollar	1
Euro	2
Japanese yen	3
British Pound sterling (GBP)	4
Australian dollar	5
Swiss franc	6
Canadian dollar	7
Hong Kong dollar	8
Swedish krona	9
New Zealand dollar	10
Korean won	11
Singapore dollar	12
Norwegian krone	13
Mexican peso	14
Indian rupee	15
Russian Rouble	16
Chinese renminbi	17
Polish zloty	18
Turkish new lira	19
South African rand	20
Brazilian real	21
Danish krone	22
New Taiwan dollar	23
Hungarian forint[3]	24
Malaysian ringgit	25

(source: BIS)

Which Countries Currently Have a Credit Rating of AAA or Better?

Of the list of “Eligible Global Currencies”, the following ones are issued by countries which have credit ratings of AAA (or its equivalent), or better from major credit rating agencies. The US dollar is not included in this list.

Table II

Country	Own Currency?	Free Floating Currency

Australia	Yes	Yes

Austria	No, uses Euro	Yes

Canada	Yes	Yes

China/Hong Kong	Yes	No

Denmark	Yes	Yes

Finland	No, uses Euro	Yes

France	No, uses Euro	Yes

Germany	No, uses Euro	Yes

Luxembourg	No, uses Euro	Yes

Netherlands	No, uses Euro	Yes

New Zealand	Yes	Yes

Norway	Yes	Yes

Singapore	Yes	Yes

Sweden	Yes	Yes

Switzerland	Yes	Yes

UK	Yes	Yes

Source: Bloomberg

Although many currencies issued by highly-rated and financially stable countries have outperformed the US dollar over the last ten years, investors are cautioned that within such long term positive results there have been periods where those currencies underperformed the US dollar. Table III below shows the same nine currencies as in Table IV. However, in Table III the annual total return of each currency’s futures contracts is compared versus the US dollar and gold. Every one of the nine currencies had several calendar years where it lost money versus the US dollar. In addition, even an equally weighted basket of all nine currencies lost money versus the US dollar in several of the calendar years.

Historical Returns of Eligible Global Currencies versus Gold, the United States Dollar, and Inflation

Table III

	Change Versus US Dollar		Change Versus Gold		Cumulative Domestic Inflation
Currency	2001-2011	2006-2011	2001-2011	2006-2011	2001-2011	2001-2006	2006-2011
Australian Dollar	6.06%	-21.24%	187.49%	93.52%	36.29	17.92	18.37
Canadian Dollar	76.05%	29.37%	265.67%	117.39%	21.62	11.25	10.37
Danish Krone	23.43%	14.25%	292.38%	152.15%	22.12	9.86	12.26
GBP	69.28%	53.08%	436.91%	214.48%	24.88	7.94	16.94
New Zealand Dollar	51.58%	-0.96%	208.44%	126.73%	30.75	12.58	18.17
Norwegian Krone	41.81%	17.88%	282.39%	139.05%	22.23	8.67	13.56
Singapore Dollar	13.73%	-19.48%	301.55%	110.11%	18.36	3.13	15.24
Swedish Krona	0.32%	0.07%	275.67%	150.07%	17.37	7.50	9.87
Swiss Franc	98.07%	27.99%	223.46%	91.45%	8.50	4.16	4.33
U. S. Dollar	NA	NA	469.44%	147.68%	26.08	13.24	12.84

Source: Bloomberg

The Futures Basket will at all times be comprised of equally-weighted interests in five Benchmark Hard Currencies. The Sponsor believes that, when viewed in US dollar terms, the movements of Hard Currencies have tended to exhibit a moderate to strong correlation with each other. As a result the Sponsor believes that in an environment of a strong, or rising, US dollar, the portfolio may not have gains in some Hard Currency holdings to offset losses in other Hard Currency holdings.

Correlations of Returns of Major Currencies Over Time

Table IV

Monthly Total Return Correlations, 12/31/2001 - 12/31/2011
	AUD	CAD	DKK	GBP	NZD	NOK	SGD	SEK	CHF
AUD		0.729907	0.756466	0.618428	0.853891	0.704895	0.768867	0.768616	0.620915
CAD			0.520835	0.505998	0.609171	0.571428	0.523191	0.603351	0.394487
DKK				0.657835	0.707541	0.819317	0.763385	0.883933	0.844008
GBP					0.581003	0.657246	0.515016	0.662011	0.542403
NZD						0.604592	0.68584	0.715297	0.63412
NOK							0.679019	0.869039	0.7008
SGD								0.73066	0.746819
SEK									0.740678
CHF

Source: Bloomberg

Academic studies have indicated that the differing levels of short-term interest rates offered in different countries have an impact on the movement of their currencies when measured against the US dollar. Furthermore, the difference in short-term interest rates is, along with the current spot price of the currencies in US dollars, a major component in the market pricing of currency futures contracts or currency forward arrangement.

Current Short-term Interest Rates of Selected Countries.

Yields on very short-term, government debt securities or other high quality investments very a great deal between countries. The differences reflect, in part, not only differences in the monetary policies of the various central banks but also the amount of inflation that each country is experiencing or is anticipating that it will experience. Short-term yields are important for currency investors as they both influence the current strength or weakness of each currency versus other currencies with higher or lower yields, but also because they directly impact the pricing of currency futures or forward contracts. Under the concept known as the “interest rate parity”, the Sponsor believes that the price of a currency future or forward for two currencies that expires in 90 days will be largely priced based on the combination of the current spot currency exchange rate between the two currencies as well as the yield on each currencies’ government or other high quality short-term debt instruments (and ignoring the potential impact of transaction costs and taxes).

The yields below are indicated of the current variation in short-term yields in these selected countries. Investors are cautioned that the merely having higher, or lower, nominal yields should not be taken as a predicator of either the near-term or longer term direction of currency exchange rates. Other factors, including current and future inflation rates, changes in the domestic and internal economies, as well as actions by monetary authorities such as central banks, will also influence the trend in currency pricing.

Table V

90 Day Yield Government Securities As of , 2012
Australia	4.11%
New Zealand	2.86%
Norway	2.32%
Sweden	2.14%
Canada	1.31%
Great Britain	0.99%
Denmark	0.67%
Singapore	0.40%
Switzerland	0.10%
United States	0.07%

Source: Bloomberg

Why Does HARD Purchase and Sell Futures Contracts?

The investment objective of HARD (before fees and expenses) is to have the daily changes in percentage terms of its net asset value (“NAV”) reflect the daily changes in percentage terms of the price, in U.S. dollars, of the Futures Basket. “Hard” currencies are those identified and selected by the Sponsor that have attributes such that the currency market would refer to them as “hard” (the “Benchmark Hard Currencies” or “Hard Currencies”), including the returns from short-term cash holdings in such currencies. The Sponsor believes that the currency markets refer to currencies as hard if: a) the currency is widely used and freely exchangeable, b) the currency is issued by a financially and economically strong country, and c) issued by a country which has historically suffered less from the effects of inflation compared to other countries. The futures contracts designated for inclusion in the Futures Basket will be selected by the Sponsor, and are referred to as the “Benchmark Futures Contracts.” The Futures Basket will consist of Benchmark Futures Contracts selected by the Sponsor to represent a 20% interest in each of the five Benchmark Hard Currencies, and will be re-balanced on a monthly basis. It is not the intent of HARD to be operated in a fashion such that its NAV will equal, in US dollar terms, the spot price of any particular currency or any particular Benchmark Futures Contract. It is not the intent of HARD to be operated in a fashion such that its NAV will reflect the percentage change of the price of the Futures Basket as measured over a time period greater than one day. The Sponsor does not believe this is an achievable goal due to the potential impact of backwardation and contango on returns of any portfolio of futures contracts.

Other than investing in Futures Contracts and Other Hard Currency-Related Investments, HARD only invests in assets to support these investments in Currency Interests. At any given time, most of HARD’s investments are in Treasuries, cash and/or cash equivalents that serve as segregated assets supporting HARD’s positions in Futures Contracts and Other Hard Currency-Related Investments. For example, the purchase of a Futures Contract with a stated value of $10 million would not require HARD to pay or receive $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% to 20% of the stated value of the Futures Contract, would be required. To secure its Futures Contract obligations, HARD would deposit the required margin with the futures commission merchant and would separately hold, through its Custodian, Treasuries, cash and/or cash equivalents in an amount equal to the balance of the current market value of the contract, which at the contract’s inception would be $10 million minus the amount of the margin deposit, or $9.5 million (assuming a 5% margin).

As a result of the foregoing, typically between 5% and 30% of HARD’s assets are held as margin in segregated accounts with a futures commission merchant. In addition to the Treasuries and cash it posts with the futures commission merchant for the Futures Contracts it owns, HARD holds, through the Custodian, Treasuries, cash and/or cash equivalents that can be posted as additional margin or as collateral to support its over-the-counter contracts. HARD earns interest income from the Treasuries and/or cash equivalents that it purchases, and on the cash it holds through the Custodian. HARD anticipates that the earned interest income will increase the NAV. HARD reinvests the earned interest income, holds it in cash, or uses it to pay its expenses. If HARD reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

What are Futures Contracts?

Futures contracts are agreements between two parties. One party agrees to buy currency such as Swiss Francs from the other party at a later date at a price and quantity agreed-upon when the contract is made. Generally, futures contracts traded on US and UK exchanges are priced by floor brokers and other exchange members through an “open outcry” of offers to purchase or sell the contracts and/or through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell. Futures contracts may also be based on currency indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.

Certain typical and significant characteristics of futures contracts are discussed below. Additional risks of investing in futures contracts are included in “What are the Risk Factors Involved with an Investment in HARD?”

The Impact of Backwardation and Contango on Returns of Currency Futures Contracts

The Sponsor believes that when investing in currency futures contracts, the return on the investment, before allowance for taxes or expenses, will consist of three distinct factors. The first is the change in the spot price of the particular currency versus the US dollar over the measured time period. The second is the interest that the investor earns on their cash during the measured time period. The third is the impact from selling the near contract as it approaches expiration and purchasing the next near month contract, a process generally referred to as “rolling.”

Depending on if the next near month contract is trading at a lower price than the near month contract, a condition generally referred to as “backwardation,” or if the next near month is selling for more than the near month contract, a condition known as “contango,” an investor may experience either a gain or loss over time from rolling the contracts that is separate from the gain or loss from the change in the spot price of the currency or the income from the yield on their cash. Specifically, a positive return would be received from rolling a contract in a backwardation market while a negative return would be received from rolling a contract in a contango market.

The Sponsor believes under the concept known as “interest rate parity” that unlike rolling physical commodity futures contracts, where the primary determinant of whether a futures market will be in a backwardation or contango is tied to the current amount of physical inventory for the particular commodity, the degree of backwardation or contango seen in the currency futures market will be primarily a function of the degree the short-term rates in the country are typically higher or lower than similar rates in the United States. In cases where a country currently has higher short-term interest rates than the United States, the Sponsor believes the currency futures markets in that country will typically be in backwardation. In cases where a country currently has lower short-term interest rates than the United States, the Sponsor believes the currency futures markets in that country will typically be in contango.

The Sponsor believes that the relationship of the short term rates between the US and another country are a function of a number of factors, including each countries current level of inflation, their current and expected economic growth rates, and the actions of their central banks. At times a country may have higher short-term interest rates than the United States while at other time periods the country may have lower short-term interest rates. As such, over time the currency futures contracts on that country’s currency may move from backwardation to contango and back again or typically remain in one state or the other.

The chart below shows the degree of backwardation and contango for selected countries over the last ten years. The chart is produced by subtracting the next near month contract price from the near month contract price. The difference, or “basis,” is expressed in percentage terms to make the results comparable. As can clearly be seen, the degree of backwardation and contango for these currencies futures contracts changes over time. However, certain countries that have in recent years had higher short-term interest rates than the United States, such as Australia, have tended to remain in backwardation over this time period. Conversely, countries which have typically had lower short-term interest rates than the United States over this time period, such as Switzerland, have tended to remain in contango.

Table VI

What are the Benchmark Futures Contracts?

For each of the Benchmark Hard Currencies, the Sponsor has selected a particular Futures Contract traded on a regulated futures exchange as the Benchmark Futures Contract. In selecting the particular Futures Contract, the Sponsor will consider the amount of liquidity that the Futures Contract has historically displayed, and the suitability of the regulated futures exchange as an investment venue. The selection of the Benchmark Futures Contract would be made by the Sponsor at the same time as the selection of the Benchmark Hard Currencies.

The Benchmark Hard Currencies will be subject to review and revision on an annual basis. As of December 31, 2011, the Benchmark Hard Currencies are listed on the table below.

Table VII List of Benchmark Hard Currencies

Country	Currency	Credit Rating*	Target Portfolio Weighting
Canada	Dollar	AAA/AAA/Aaa	20%
New Zealand	Dollar	AAA/AAA/Aaa	20%
Norway	Krone	AAA/AAA/Aaa	20%
Sweden	Krona	AAA/AAA/Aaa	20%
Switzerland	Franc	AAA/AAA/Aaa	20%

*	S&P/Fitch/Moodys

Changes to the Benchmark Hard Currencies

In the first quarter of each calendar year, the Sponsor will determine the list of Eligible Global Currencies and reevaluate the selection of Hard Currencies based on the prior year’s data. Based upon the data, the Sponsor will update the list of Benchmark Hard Currencies. In making any such change, the Sponsor will file a disclosure informing investors of the proposed changes no less than 30 days prior to the first month in which the currency added will become part of the Benchmark Hard Currencies, or 30 days prior to the first month in which the currency or currencies deleted will no longer be part of the Benchmark Hard Currencies.

Changes to the Benchmark Futures Contracts

Under normal circumstances, the Sponsor anticipates that any changes in either the list of Benchmark Hard Currencies or the list of Benchmark Futures Contracts in the Futures Basket, would be made as part of the annual review process and disclosed to investors with no less than 30 days advanced notice of the change. Normal circumstances would be those circumstances in which changes are made by the Sponsor as part of the planned annual review and not changes in response to unexpected or sudden changes in market regulations, capital flow restrictions, or abnormal commodity market conditions. However, it is possible that a Futures Contract that is currently a Benchmark Futures Contract could, in the opinion of the Sponsor, no longer be suitable due to changes in the liquidity of the futures contract or due to changes in the rules regarding that particular Futures Contract on its Futures Exchange. In such cases the Sponsor would first attempt to select another Futures Contract based on the same commodity that trades on either the current Futures Exchange, or trades on another Futures Exchange, and immediately disclose that the new Futures Contract will become a Benchmark Futures Contract and the prior Benchmark Futures Contract for a particular Hard Currency will be deleted. In the event that the Sponsor determines that no other existing Futures Contract is a suitable replacement, than the Sponsor will make a disclosure indicating that a current Benchmark Futures Contract will no longer be included as part of the Futures Basket. In cases where a suitable Benchmark Futures

Contract no longer exists, the Sponsor will also remove the underlying currency from the list of Benchmark Hard Currencies. Although the Sponsor would normally seek to provide at least 30 days notice of any such change, specific circumstances that cannot be anticipated at the present time could mean that the Sponsor would be unable to provide that amount of advanced notice. For example, position limits that limit the Sponsor’s ability to invest in the Benchmark Futures Contracts could be imposed by regulators with less than 30 days advanced notice to participants in the market.

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits

Futures contracts include typical and significant characteristics. Most significantly, the CFTC and U.S. designated contract markets such as the NYMEX, CBOT, COMEX, CME, or ICE Futures US have established accountability levels and position limits on the maximum net long or net short futures contracts in certain contracts that any person or group of persons under common trading control (other than as a hedge, which is not applicable to the HARD’s investments) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S.-based futures exchanges limit the daily price fluctuation for futures contracts. Some other non-US futures exchanges have not adopted such position limits or accountability levels.

The accountability levels for currency-related Futures Contracts and other futures contracts traded on U.S. regulated futures exchanges are not a fixed ceiling, but rather a threshold above which the exchange may exercise greater scrutiny and control over an investor’s positions. For example, the current accountability level for any one-month in the British pound/US dollar contract on the CME is 10,000 contracts. If HARD and the Related Public Funds exceed these accountability levels for investments in the CME futures contracts for British pounds, the CME will monitor HARD’s and the Related Public Fund’s exposure and ask for further information on their activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of HARD and the Related Public Funds. If deemed necessary by the CME, it could also order HARD to reduce its position back to the accountability level. If any of the regulated futures exchanges orders HARD to reduce its position in a particular Futures Contract back to an accountability level that the exchange deems appropriate for HARD, such a level may impact the mix of investments in Currency Interests made by HARD.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. For most Hard Currencies, there are currently no position limits established by the futures exchanges. In addition to accountability levels and position limits that may apply at any time, the futures exchanges may impose position limits on contracts held in the last few days of trading in the near month contract to expire. It is unlikely that HARD will run up against such position limits because HARD’s investment strategy is to close out its positions and “roll” from the near month contract to expire to the next month contract during a four-day period beginning two weeks from expiration of the contract. Finally, many exchanges may impose a position limit on contracts for time periods other than immediately prior to expiration. As in the example above for British pounds and accountability limits, such position limits could impact HARD’s ability to invest in certain Futures Contracts when daily net assets of HARD rise above certain levels.

On November 18, 2011, the CFTC published a rule entitled Position Limits for Futures and Swaps (the “Rule”). The Rule establishes a position limits regime for 28 exempt and agricultural commodity futures and options contracts and the physical commodity swaps that are economically equivalent to such contracts. The Rule became effective on January 17, 2012, but does not require compliance with certain position limits (including all spot-month limits, and non-spot-month limits for legacy contracts) until October 12, 2012.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Economic factors that may cause volatility in futures contracts include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants. Because HARD invests a significant portion of its assets in futures contracts, the assets of HARD, and therefore the price of HARD’s units, may be subject to greater volatility than traditional securities.

Marking-to-Market Futures Positions

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if HARD’s futures positions have declined in value, HARD may be required to post “variation margin” to cover this decline. Alternatively, if HARD’s futures positions have increased in value, this increase will be credited to HARD’s account.

What are Over-the-Counter Derivatives?

In addition to futures contracts and options on futures contracts, derivative contracts that are tied to various currencies are entered into outside of public exchanges. These “over-the-counter” contracts are entered into between two parties in private contracts. Unlike most of the exchange-traded futures contracts or exchange-traded options on futures contracts, each party to such a contract bears the credit risk of the other party, i.e., the risk that the other party will not be able to perform its obligations under its contract.

Some derivatives contracts contain fairly standard terms and conditions and are available from a wide range of participants. Others have highly customized terms and conditions and are not as widely available. Many of these over-the-counter contracts are forwards for the future delivery of currency that have terms similar to futures contracts. Others take the form of “swaps” in which a party pays a fixed price per unit and the other pays a variable price based on the average price of futures contracts for a specified period or the price on a specified date, with payments typically made between the parties on a net basis. For example, HARD may enter into over-the-counter derivative contracts the value of which will track changes in the prices of the Hard Currencies underlying the Currency Interests, thereby enabling HARD to track the Futures Basket without investing in Futures Contracts.

To reduce the credit risk that arises in connection with such contracts, HARD will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of its overall exposure to its counterparty.

The creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor will assess or review, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor. Furthermore, the Sponsor on behalf of HARD will only enter into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of commodities, whether or not regulated by the CFTC. Existing counterparties will be reviewed periodically by the Sponsor. HARD also may require that the counterparty be highly rated and/or provide collateral or other credit support.

HARD’s Investments in Treasury Securities, Cash and Cash Equivalents

HARD seeks to have the aggregate “notional” amount of the Currency Interests it holds approximate at all times HARD’s aggregate NAV. At any given time, however, most of HARD’s investments will be in short-term Treasuries, cash and/or cash equivalents that support HARD’s positions in Currency Interests. For example, the purchase of a futures contract with a stated or notional amount of $10 million would not require HARD to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% – 30% of the notional amount, would be required. To secure its obligations under futures contracts, HARD would deposit the required margin with the futures commission merchant and would separately hold its remaining assets through its Custodian in Treasuries, cash and/or cash equivalents. Such remaining assets may be used to meet future margin payments that HARD is required to make on its futures contracts.

HARD earns income from the Treasuries and/or cash equivalents that it purchases and on the cash it holds through the Custodian. The Sponsor anticipates that the earned income will increase HARD’s NAV. HARD applies the earned income to the acquisition of additional investments or uses it to pay its expenses. If HARD reinvests the earned income, it makes investments that are consistent with its investment objective.

What are the Trading Policies of HARD?

Options on Futures Contracts

In addition to Futures Contracts, there are also a number of options on Futures Contracts listed on the Futures Exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the currencies market. HARD may purchase and sell (write) options on Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Futures Contract. HARD would make use of options on Futures Contracts if, in the opinion of the Sponsor, such an approach would cause HARD to more closely track the basket or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in Hard Currency prices.

Liquidity

HARD invests only in Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Hard Currency Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming HARD’s position.

Leverage

The Sponsor endeavors to have the value of HARD’s Treasuries, cash and cash equivalents, whether held by HARD or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under HARD’s Currency Interests. Commodity pools’ trading positions in futures contracts or Other Hard Currency-Related Investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other currency interest’s) entire market value. While the Sponsor does not intend to leverage HARD’s assets, it is not prohibited from doing so under the Trust Agreement.

Borrowings

Borrowings are not used by HARD unless it is required to borrow money in the event of physical delivery, if it trades in cash, or for short-term needs created by unexpected redemptions. HARD does not plan to establish credit lines.

Pyramiding

HARD has not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another currency interest.

Who are the Service Providers?

BBH & Co. is the registrar and transfer agent for the units. BBH & Co. is also the Custodian for HARD. In this capacity, BBH & Co. holds HARD’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. In addition, the Custodian also serves as Administrator for HARD, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of HARD. For these services, HARD pays fees to the Custodian as set forth in the table below.

BBH & Co.’s principal business address is 50 Milk Street, Boston, MA 02109-3661. BBH & Co. is a private bank founded in 1818, and is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH & Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160-181, and is subject to regulation, supervision, and examination by the New York State Banking Department. The Custodian is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

HARD also employs ALPS Distributors, Inc. as Marketing Agent. The Sponsor pays the Marketing Agent an annual fee as set forth in the table below. In no event may the total amount of all compensation from any source payable to underwriters, broker-dealers, or affiliates thereof exceed an amount that equals 10% of the gross proceeds of the offering, including but not limited to the compensation to be paid to the Marketing Agent for distribution-related services.

The Marketing Agent’s principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203. The Marketing Agent is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation.

HARD and the futures commission merchant, UBS USA, LLC (“UBS”) have entered into an Institutional Futures Client Account Agreement. This Agreement allows UBS to provide services to HARD in connection with the purchase and sale of Currency Interests that may be purchased or sold by or through UBS for HARD’s account. HARD will pay the futures commission merchant fees.

UBS Securities LLC (“UBS Securities”) principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is a futures clearing broker for HARD. UBS Securities is registered in the US with the Financial Industry Regulatory Authority (“FINRA”) as a Broker- Dealer and with the CFTC as a Futures Commission Merchant. UBS Securities is a member of various US futures and securities exchanges.

UBS is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. UBS AG, the ultimate parent company to UBS Securities LLC, files annual reports and quarterly reports to the SEC in which it discloses material information about UBS matters, including information about any material litigation or regulatory investigations (http://www.ubs.com/1/e/investors/quarterly_reporting/2011.htm). Actions with respect to UBS Securities’ futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

On April 29, 2010, the CFTC issued an order with respect to UBS Securities LLC and levied a fine of $200,000. The Order stated that on February 6, 2009, UBS Securities’ employee broker aided and abetted UBS Securities’ customer’s concealment of material facts from the New York Mercantile Exchange (“NYMEX”) in violation of Section 9(a)(4) of the CEA, 7 U.S.C. § 13(a)(4) (2006). Pursuant to NYMEX Rules, a block trade must be reported to NYMEX “within five minutes of the time of execution” consistent with the requirements of NYMEX Rule 6.21C(A)(6). Although the block trade in question was executed earlier in the day, UBS Securities’ employee broker allegedly aided and abetted its customer’s concealment of facts when, in response to the customer’s request to delay reporting the trade until after the close of trading, UBS Securities’ employee did not report the trade until after the close. The fine has been paid and the matter is now closed.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (“NHHELCO”). The complaint alleged fraudulent and unethical conduct in violation of New Hampshire state statues. On April 14, 2010, UBS entered into a Consent Order resolving all of the Bureau’s claims. UBS paid $750,000 to the Bureau for all costs associated with the Bureau’s investigation. UBS entered a separate civil settlement with NHHELCO and provided a total financial benefit of $20M to NHHELCO.

In the summer of 2008, the Massachusetts Securities Division, Texas State Securities Board, and the New York Attorney General all brought actions against UBS and UBS Financial Services, Inc. (“UBS Financial”), alleging violations of various state law anti-fraud provisions in connection with the marketing and sale of auction rate securities.

On August 8, 2008, UBS Securities and UBS Financial Services reached agreements with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 30, 2012. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division’s administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC. UBS paid penalties of $75M to NYAG and an additional $75M to be apportioned among the participating NASAA states. In March 2010, UBS and NASAA agreed on final settlement terms, pursuant to which, UBS agreed to provide client liquidity up to an additional $200 million.

The Jerome F. Sheldon Trust, et al. v. UBS Securities LLC, et al. is one of a series of consolidated actions filed beginning in 2008 in the Superior Court of California, County of San Francisco relating to Solidus Networks, Inc., d/b/a Pay by Touch (“PBT”), for which UBS served as a placement agent in several offerings by PBT securities. Plaintiffs in the consolidated actions allege, among other things, that UBS and executives of PBT misrepresented the financial condition of PBT and failed to disclose certain legal difficulties of John Rogers (the initial founder and CEO of PBT) including alleged drug use. Plaintiffs’ complaint asserts that these alleged misrepresentations and omissions constituted fraud against certain investors in PBT and violated provisions of California securities law. Plaintiff claims $95 million in damages, plus interest and punitive damages. Trial is scheduled to begin the week of November 21, 2011.

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding against UBS Securities LLC, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleged that UBS Securities violated the Massachusetts Uniform Securities Act and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. On November 22, 2010, UBS entered into a Consent Order and Settlement with the Massachusetts Securities Division, pursuant to which UBS agreed to implementing a disclosure policy and retaining an independent consultant to monitor the policy. UBS also paid a $100,000 fine.

UBS Securities will act only as clearing broker for HARD and as such will be paid commissions for executing and clearing trades on behalf of HARD. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to the Sponsor nor participate in the management of the Sponsor or HARD.

UBS is not affiliated with HARD or the Sponsor. Therefore, HARD does not believe that HARD has any conflicts of interest with them or their trading principals arising from their acting as HARD’s futures commission merchant.

Neither UBS nor any affiliate, officer, director or employee thereof has passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of HARD.

Fees to be Paid by HARD

Fees and Compensation Arrangements with the Sponsor, Non-Affiliated Service Providers and the Trustee

Service Provider	Compensation Paid by HARD and the Sponsor
United States Commodity Funds LLC, Sponsor	0.60% of average net assets annually.*

BBH & Co., Inc., Custodian and Administrator

Minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to HARD and the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of HARD and the Related Public Funds’ combined assets, (b) 0.0465% for HARD and the Related Public Funds’ combined assets greater than $500 million but less than $1 billion, and (c) 0.035% once HARD and the Related Public Funds’ combined assets exceed $1 billion.**

ALPS Distributors, Inc., Marketing Agent	0.06% on average net assets up to $3 billion and 0.04% on average net assets in excess of $3 billion.**

UBS USA, LLC, Futures Commission Merchant and Clearing Broker	Approximately $4.00 per buy or sell; charges may vary.*

Wilmington Trust National Association, Trustee	$3,000 annually.*

*	HARD pays this compensation.
**	The Sponsor pays this compensation.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of HARD’s total assets and subtracting any liabilities.

Form of Units

Registered Form

Units are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring units in certificated form. The Administrator keeps a record of all Unitholders and holders of the units in certificated form in the registry (“Register”). The beneficial interests in such units are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the units. Instead, units are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the units outstanding at any time. Unitholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the units through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of units. DTC Participants acting on behalf of investors holding units through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Units are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Units

The units are only transferable through the book-entry system of DTC. Unitholders who are not DTC Participants may transfer their units through DTC by instructing the DTC Participant holding their units (or by instructing the Indirect Participant or other entity through which their units are held) to transfer the units. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in units with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Unitholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, HARD and each other series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or Unitholder of any particular series (such as HARD) asserts against a series a valid claim with respect to its indebtedness or units, the creditor or Unitholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of HARD and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of units in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, HARD or the Sponsor on behalf of the Trust or HARD, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over HARD or any series of the Trust. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of HARD and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of HARD.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by the Sponsor on behalf of the Trust or HARD shall give notice that the obligation is not binding upon the Unitholders individually but is binding only upon the assets and property of HARD, and no resort shall be had to the Unitholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and HARD indemnify all Unitholders against any liability that such Unitholders might incur solely based on their status as Unitholders of one or more units (other than for taxes for which such Unitholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Units

Most investors buy and sell units of HARD in secondary market transactions through brokers. units trade on the NYSE Arca under the ticker symbol “HARD”. Units are bought and sold throughout the trading day like other publicly traded securities. When buying or selling units through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow units held on your behalf.

Marketing Agent and Authorized Purchasers

HARD will continuously offer Creation Baskets consisting of 50,000 units to Authorized Purchasers. Merrill Lynch Professional Clearing Corp. is expected to be the initial Authorized Purchaser. It is expected that on or about the effective date, the initial Authorized Purchaser will purchase one or more initial Creation Baskets of HARD at a per unit price which is expected to initially be $25.00. However, the Sponsor instead may purchase the initial Creation Basket from HARD at the price of $25.00 per unit. In accordance with applicable requirements of Regulation M under the Securities Exchange Act of 1934, no Creation Baskets will be offered to Authorized Purchasers nor will units be listed for trading on the NYSE Arca until five business days has elapsed from the date of the Sponsor’s purchase of the initial Creation Basket. It is expected that the proceeds from the initial Creation Basket purchase will be invested on the last day of such five business day period and that the initial per unit net asset value of the Fund will be established as of 4:00 p.m. New York City time that day. Units offered in Creation Baskets on any subsequent day will be offered at the per unit NAV calculated shortly after the close of the core trading session on the NYSE Arca. The initial Creation Basket purchased by the Sponsor will be redeemable by the Sponsor on the same terms and conditions as those applicable to Authorized Purchasers.

Alternatively, in order to satisfy NYSE Arca listing standards that at least 100,000 units of HARD be outstanding, the Sponsor may purchase one or more of such Creation Baskets of HARD from the initial Authorized Purchaser at the initial offering price of such units and hold it for an indefinite period of time. The Sponsor has agreed not to resell the units comprising each such basket except that it may require the initial Authorized Purchaser to repurchase all of these units at a per unit price equal to HARD’s per unit NAV, as the case may be, within 5 days following written notice from the Sponsor, subject to the conditions that (i) on the date of repurchase, the initial Authorized Purchaser must immediately redeem these units in accordance with the terms of the Authorized Purchaser Agreement and (ii) immediately following such redemption at least 100,000 units of HARD remain outstanding.

The initial offering price of $25.00 was set as an appropriate and convenient price that would facilitate secondary market trading of units, and the units of HARD acquired by the Sponsor in connection with its initial capital contribution were purchased at a price of $25.00 per unit. All Authorized Purchasers pay a $350 fee for each order to create one or more Creation Baskets, regardless of the number of Creation Baskets in the order. The Marketing Agent will receive, for its services as distributor to HARD, a fee at an annual rate of: 0.06% on HARD’s average net assets up to $3 billion; and 0.04% on HARD’s average net assets in excess of $3 billion; provided, however, that in no event may the total amount of all compensation from any source payable to underwriters, broker-dealers, or affiliates thereof exceed an amount that equals 10% of the gross proceeds of the offering, including but not limited to the compensation to be paid to the Marketing Agent for distribution-related services.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of units.

The per unit price of units offered in Creation Baskets on any subsequent day will be the total NAV of HARD calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding units. An Authorized Purchaser is not required to sell any specific number or dollar amount of units.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, HARD. An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public units of any baskets it does create.

As of the date of this prospectus, Merrill Lynch Professional Clearing Corp. is expected to be the only Authorized Purchaser. We also expect there to be additional Authorized Purchasers for HARD. A list of Authorized Purchasers will be available from the Marketing Agent. Because new units can be created and issued on an ongoing basis, at any point during the life of HARD, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Purchaser will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, any purchaser who purchases units with a view towards distribution of such units may be deemed to be a statutory underwriter.

In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from HARD, breaks the basket down into the constituent units and sells the units to its customers; or if it chooses to couple the creation of a supply of new units with an active selling effort involving solicitation of secondary market demand for the units. In contrast, Authorized Purchasers may engage in secondary market or other transactions in units that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to units that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with units that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor intends any broker-dealers selling units will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets. The difference between the price paid by Authorized Purchasers for Creation Baskets and the price paid for units to such Authorized Purchasers by investors will be deemed underwriting compensation.

What Is the Flow of Units?

Calculating NAV

HARD’s NAV is calculated by:

•	Taking the current market value of its total assets;

•	Subtracting any liabilities; and

•	Dividing that total by the total number of outstanding units.

The Administrator will calculate the NAV of HARD once each NYSE Arca trading day. The NAV for a particular trading day will be released after 4:00 p.m. New York time and will be available at http://www.usgoldencurrencyfund.com. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the closing prices on the relevant Futures Exchanges of the Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other HARD investments using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement among BBH & Co., Inc., HARD and the Sponsor. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by HARD in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to HARD for use by investors and market professionals, the NYSE Arca will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per unit of HARD as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Benchmark Futures Contracts as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value unit basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day values of HARD’s investments.

The indicative fund value will be disseminated on a per unit basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the Futures Exchanges vary, with some Futures Exchanges ending their trading hours before the close of the core trading session on NYSE Arca (for example, the normal trading hours of the NYMEX are 10:00 a.m. New York time to 2:30 p.m. New York time). When HARD holds Futures Contracts from Futures Exchanges with different trading hours or business days than the NYSE Arca there will be a gap in time at the beginning and/or the end of each day during which HARD’s units are traded on the NYSE Arca, but real-time Futures Exchange trading prices for Futures Contracts traded on such Futures Exchanges are not available. As a result, during those gaps there will be no update to the indicative fund value.

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the NYSE Arca’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of HARD units on the NYSE Arca. Investors and market professionals will be able throughout the trading day to compare the market price of HARD and the indicative fund value. If the market price of HARD units diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if HARD appears to be trading at a discount compared to the indicative fund value, a market professional could buy HARD units on the NYSE Arca and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of HARD and the indicative fund value and thus can be beneficial to all market participants.

In addition, other Futures Contracts, Other Hard Currency-Related Investments and Treasuries held by HARD will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative value. The indicative fund value is based on the prior day’s NAV and moves up and down solely according to changes in the Benchmark Futures Contracts’ value as reported on Bloomberg or another reporting service.

Creation and Redemption of Units

HARD creates and redeems units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to HARD or the distribution by HARD of the amount of Treasuries and/or cash equal to the combined NAV of the number of units included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and/or cash required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Unitholder or Authorized Purchaser. Authorized Purchasers pay a transaction fee of $350 to the Sponsor for each order they place to create or redeem one or more baskets. Authorized Purchasers who make deposits with HARD in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of units.

Certain Authorized Purchasers are expected to be capable of participating directly in the currency and the Currency Interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell currencies or Currency Interests and may profit in these instances. The Sponsor believes that the size and operation of the commodities market make it unlikely that Authorized Purchasers’ direct activities in the commodities or securities markets will significantly affect the price of currencies, Hard Currency Interests, or HARD’s units.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a purchase order, an Authorized Purchaser agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of the Fund, and (2) if required by the Sponsor in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Purchaser fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet HARD’s investment objective and shall be purchased as a result of the Authorized Purchaser’s purchase of units.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of HARD (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of units to be created under the purchase order is in proportion to the total number of units outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to HARD’s account with the Custodian the required amount of Treasury Securities and/or cash by 12:00 noon New York time on the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of HARD shall be borne by solely by the Authorized Purchaser.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. HARD’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if the Sponsor determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;

•	it would not be in the best interest of the Unitholders;

•	due to position limits or otherwise, investment alternatives that will enable HARD to meet its investment objective are not available to HARD at that time;

•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to HARD or its Unitholders;

•	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

•

circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process creations of Creation Baskets (including if the Sponsor determines that the investments available to HARD at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual unitholder to redeem any units in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to HARD not later than 12:00 noon New York time on the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order.

The manner by which redemptions are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a redemption order, an Authorized Purchaser agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian no later than 3:00 p.m. New York time on the third business day following the effective date of the redemption order (“Redemption Order Date”), and (2) if required by the Sponsor in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Purchaser fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet HARD’s investment objective and shall be sold as a result of the Authorized Purchaser’s sale of units.

Determination of Redemption Distribution

The redemption distribution from HARD will consist of a transfer to the redeeming Authorized Purchaser of an amount of Treasuries and/or cash that is in the same proportion to the total assets of HARD (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of units to be redeemed under the redemption order is in proportion to the total number of units outstanding on the date the order is received. The Sponsor, directly or in consultation with the Administrator, determines the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from HARD will be delivered to the Authorized Purchaser on the third business day following the redemption order date if, by 3:00 p.m., New York time on such third business day, HARD’s DTC account has been credited with the baskets to be redeemed. If HARD’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if HARD receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to HARD’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to HARD’s DTC account by 3:00 p.m., New York time on the third business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any of the Futures Exchanges upon which a Benchmark Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the Futures Exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Unitholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of HARD’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating HARD’s positions, e.g. , because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the units to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding units to 50,000 units (i.e., one basket) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding units and can deliver them.

Creation and Redemption Transaction Fee

To compensate the Sponsor for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $350 per order to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the creation or redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and HARD if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, HARD will create and redeem units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to HARD or the distribution by HARD of the amount of Treasuries and/or cash equal to the aggregate NAV of the number of units included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create. Authorized Purchasers that do offer to the public units from the baskets they create will do so at per-unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of HARD at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the units at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Futures Contract market and the market for Other Hard Currency-Related Investments. The prices of units offered by Authorized Purchasers are expected to fall between HARD’s NAV and the trading price of the units on the NYSE Arca at the time of sale. Units initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Units are expected to trade in the secondary market on the NYSE Arca. Units may trade in the secondary market at prices that are lower or higher relative to their NAV per unit. The amount of the discount or premium in the trading price relative to the NAV per unit may be influenced by various factors, including the number of investors who seek to purchase or sell units in the secondary market and the liquidity of the Futures Contract market and the market for Other Hard Currency-Related Investments. While the units trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Futures Contracts and Other Hard Currency-Related Investments may be reduced after the close of the Futures Exchanges upon which the Benchmark Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the units may widen.

Use of Proceeds

The Sponsor will cause HARD to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. The Sponsor will invest HARD’s assets in Futures Contracts and Other Hard Currency-Related Investments, short-term Treasuries, cash and cash equivalents. When HARD purchases Futures Contracts and certain Other Hard Currency-Related Investments that are exchange-traded, HARD will be required to deposit with the futures commission merchant on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Currency Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in over-the-counter Currency Interests will generally impose similar collateral requirements on HARD. The Sponsor will invest HARD’s assets that remain after margin and collateral is posted in short-term Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with futures commission merchants or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

In general, HARD expects that it will be required to post between 5% to 20% of the notional amount of a currency futures contract as initial margin when entering into such currency futures contract. Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Currency Interests based on changes in the value of the Currency Interests. Furthermore, ongoing collateral requirements with respect to over-the-counter Currency Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the commodity futures contract, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter Currency Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of HARD’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by HARD will constitute reserves that will be available to meet ongoing margin and collateral requirements. All income will be used for HARD’s benefit.

A futures commission merchant, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to HARD to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

HARD’s assets posted as margin for Futures Contracts will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations. Collateral posted in connection with over-the-counter contracts held with HARD’s futures commission merchant will be similarly segregated and if held with other counterparties will be segregated pursuant to contract between HARD and its counterparties.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Trust’s application of these policies involves judgments and actual results may differ from the estimates used.

The Sponsor has evaluated the nature and types of estimates that it will make in preparing HARD’s financial statements and related disclosures once HARD commences operations. The Sponsor has determined that the valuation of Currency Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy. While not currently applicable to HARD, given the fact that it is not currently involved in trading activities, the values which will be used by HARD for Benchmark Futures Contracts will be provided by the broker who will use market prices when available, while OTC contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date. Values will be determined on a daily basis.

Liquidity and Capital Resources

HARD does not anticipate making use of borrowings or other lines of credit to meet its obligations. It is anticipated that HARD will meet its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash, cash equivalents and/or the Treasuries that it intends to hold at all times. HARD’s liquidity needs include: redeeming units, providing margin deposits for existing basket or the purchase of additional futures contract, posting collateral for OTC Currency Interests, and payment of expenses, summarized below under “Contractual Obligations.”

HARD will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash, cash equivalents and its investments in Treasuries. Once HARD begins trading activities, it is anticipated that all of the net assets of HARD will be allocated to trading in Currency Interests. Most of the assets of HARD will be held in Treasuries, cash and/or cash equivalents that could or will be used as margin or collateral for trading in Currency Interests. The percentage that such assets will bear to the total net assets will vary from period to period as the market values of the Currency Interests change. Interest earned on interest-bearing assets of HARD will be paid to HARD.

The investments of HARD in Currency Interests will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons.

To date, all of the expenses of the HARD have been funded by Sponsor. If HARD is unsuccessful in raising sufficient funds to cover its expenses and its portion of the Trust’s expenses, or in locating any other source of funding, HARD may terminate and its Unitholders may lose all or part of their investment.

Market Risk

Trading in Currency Interests such as Benchmark Futures Contracts will involve HARD entering into contractual commitments to purchase or sell specific amounts of Hard Currency at a specified date in the future. The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of HARD because it intends to close out any open positions prior to settlement. As a result, HARD should be subject only to the risk of loss arising from the change in value of the contracts, not from the need to make delivery under the contracts. HARD considers the “fair value” of its derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by HARD to purchase a specific amount of Hard Currency will be limited to the aggregate face amount of the contacts held.

The exposure of HARD to market risk will depend on a number of factors including the markets for currencies, the volatility of interest rates and foreign exchange rates, the liquidity of the Currency Interest markets and the relationships among the contracts held by HARD. The lack of experience of the Sponsor in utilizing its model to trade in Currency Interests in a manner that tracks changes in the changes in the value of the Futures Basket, as well as drastic market occurrences, could ultimately lead to the loss of all or substantially all of a Unitholder’s investment.

Credit Risk

When HARD enters into Benchmark Futures Contracts and Other Hard Currency-Related Investments, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations. The counterparty for the futures contracts traded on ICE Futures is the clearinghouse associated with ICE Futures. In general, clearinghouses are backed by their members who may be required to participate in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk. Unlike in the case of exchange-traded Benchmark Futures Contracts, the counterparty to an OTC Currency Interest contract is generally a single bank or other financial institution. As a result, there will be greater counterparty credit risk in OTC transactions. There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to HARD.

The Sponsor will attempt to manage the credit risk of HARD by following certain trading limitations and policies. In particular, HARD intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Currency Interests it holds. The Sponsor will implement procedures that will include, but will not be limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of HARD to limit its credit exposure.

Any commodity broker for HARD, when acting as the futures commission merchant in accepting orders to purchase or sell futures contracts on United States exchanges, will be required by CFTC regulations to separately account for and segregate as belonging to HARD all of HARD’s assets that relate to domestic futures contract trading. These commodity brokers are not allowed to commingle the assets of HARD with the commodity broker’s other assets. In addition, the CFTC requires commodity brokers to hold in a secure account the assets of HARD related to foreign futures contract trading.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor HARD have any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of HARD. While HARD’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on HARD’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of HARD and pay its contractual obligations described below, HARD will require liquidity to redeem Redemption Baskets. HARD intends to satisfy this obligation through the transfer of its cash (generated, if necessary, through the sale of Treasuries) in an amount proportionate to the number of units being redeemed, as described above under “Redemption Procedures.”

Contractual Obligations

HARD’s primary contractual obligation will be with the Sponsor and certain other service providers. HARD is obligated to pay the Sponsor a management fee at an annual rate of 0.60% of its average daily net assets and paid monthly. HARD will also be responsible for all ongoing fees, costs and expenses of its operations, including:

•	brokerage and other fees and commissions incurred in connection with the trading activities of HARD;

•	expenses incurred in connection with registering additional units of HARD or offering units of HARD after the time any units of HARD have begun trading on the NYSE Arca;

•

the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities;

•	fees and expenses associated with compensation to the directors of the Sponsor;

•	payment for routine services of the Trustee, legal counsel and independent accountants;

•	payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by affiliates of the Sponsor;

•	postage and insurance, including directors and officers’ liability insurance for the Sponsor;

•	costs and expenses associated with client relations and services;

•	the payment of any distributions related to redemption of units;

•	payment of all federal, state, local or foreign taxes payable on the income, assets or operations of HARD and the preparation of all tax returns related thereto; and

•

extraordinary expenses (including, but not limited to, indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

The Sponsor bears the costs and expenses incurred in connection with the formation, qualification and registration of the Trust, HARD and the units of HARD under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or HARD or the offering of HARD’s units prior to the time such units begin trading on the NYSE Arca, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto, (iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the units of HARD, (iv) travel, telephone and other expenses in connection with the offering and issuance of the units of HARD, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by affiliates of the Sponsor.

While the Sponsor has agreed to pay registration fees to the SEC, FINRA, NYSE Arca or any other regulatory agency or exchange in connection with the offer and sale of the units offered through this prospectus and the legal, printing, accounting and other expenses associated with such registrations, HARD will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of its units in excess of those offered through this prospectus.

HARD pays its own brokerage and other transaction costs. HARD will pay fees to futures commission merchants in connection with its transactions in futures contracts. Futures commission merchant fees are estimated to be             % annually for HARD. This estimate is based on the number of futures contracts the Sponsor would have to purchase each month based on an average value of $[            ] for a Benchmark Futures Contract as of May 30, 2012. These amounts may be higher or lower once HARD commences operations. In general, transaction costs on OTC Currency Interests and on Treasuries and other short-term securities will be embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated. The Sponsor may, in its discretion, pay or reimburse HARD for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by HARD.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as HARD’s NAV and trading levels to meet their respective investment objectives will not be known until a future date. These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of HARD’s existence. The parties may terminate these agreements earlier for certain reasons listed in the agreements

The Sponsor has Conflicts of Interest

There are present and potential future conflicts of interest in each Fund’s structure and operation you should consider before you purchase units. The will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Funds’ and the Related Public Funds’ ability to achieve their investment objectives.

HARD and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain HARD’s asset size, in order to preserve its fee income and this may not always be consistent with the investment objective of HARD which is to have the daily changes in percentage terms of its NAV (after fees and expenses) reflect the daily changes in percentage terms of the price, in US dollars, of the Futures Basket. The officers, directors and employees of the Sponsor do not devote their time exclusively to HARD. These persons are directors, officers or employees of other entities which may compete with HARD or the other funds managed by the Sponsor for their services. They could have a conflict between their responsibilities to HARD and to those other entities. The Sponsor believes that it has sufficient personnel, time, and working capital to discharge its responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to HARD. See “What are the Risk Factors Involved with an Investment in HARD? — HARD’s Operating Risks” for disclosure relating to the time commitments of the principals of the Sponsor.

The Sponsor has adopted policies that prohibit the principals, officers, directors and employees of the Sponsor from trading futures and related contracts for their own account. In addition, the Sponsor has adopted a Code of Business Conduct and Ethics to ensure that the officers, directors, and employees of the Sponsor and its affiliates do not engage in trades that will harm HARD or the Unitholders. The Sponsor has also adopted Corporate Governance Policy. If these provisions are not successful, Unitholders may be harmed in that such trades could affect the prices of the Futures Contracts purchased by HARD, which could affect HARD’s ability to track the value of the Futures Basket.

The Sponsor has sole current authority to manage the investments and operations of HARD, and this may allow it to act in a way that furthers its own interests, which may create a conflict with your best interests. Unitholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in HARD’s basic investment objective, dissolution of the Trust, or the sale or distribution of HARD’s assets.

The Sponsor serves as the general partner to the Related Public Funds, as well as of other funds that have yet to offer securities to the public or begin operations. The Sponsor may have a conflict to the extent that its trading decisions for HARD or any other Fund may be influenced by the effect they would have on the other Funds and the Related Public Funds. By way of example, if the CFTC or the CBOT imposed position limits limiting the total number of futures contracts on a currency that could be held by all of the funds operated by the Sponsor, than the Sponsor could find itself in a position of rationing each individual fund as to how many currency contracts it can hold. The Sponsor could have a conflict in deciding which fund will be allowed to buy more currency contracts and which fund might have to forego purchasing more currency contracts.

In addition, the Sponsor is required to indemnify its officers and directors, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, then the Sponsor may terminate and you could lose your investment.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust, a series or any Unitholder or any other Person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Security Ownership of Certain Beneficial Owners and Management

Security ownership by certain beneficial owners and management is defined by (i) those persons who directly or indirectly own, control or hold with the power to vote, 5% or (ii) more of the outstanding units of HARD and those individuals that serve as executive officers of the Funds or directors of the Sponsor.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated by footnote, the address for each executive officer of the Funds is United States Currency Funds Trust, 1999 Harrison Street, Suite 1530, Oakland, California 94612.

Currently, there are no executive officers or directors of the Sponsor who beneficially own any units of HARD.

Certain Relationships and Related Transactions

HARD has and will continue to have certain relationships with USCF and its affiliates. However, there have been no direct financial transactions between HARD and the directors or officers of USCF that have not been disclosed herein. See “Executive Compensation and Fees to the Sponsor” and “Security Ownership of Certain Beneficial Owners and Management.” Any transaction with a related person that must be disclosed in accordance with SEC Regulation S-K Item 404(a), including financial transactions by HARD with directors or executive officers of USCF or holders of beneficial interests in USCF or any series of the Trust of more than 5%, will be subject to the provisions regarding “Fiduciary Duty” as set forth in Section 5.6 of the Trust Agreement and will be reviewed and approved by the audit committee of the Board of USCF.

Interests of Named Experts and Counsel

The Sponsor has employed Reed Smith LLP (“Reed Smith”) to assist in the preparation this prospectus. Neither the law firm nor any other expert hired by HARD to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodian, Administrator or other service providers to HARD.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for HARD may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust and HARD keep their books of record and account at the office of the Sponsor located at 1999 Harrison Street, Suite 1530, Oakland, California 94612, or at the offices of the Administrator located at 40 Water Street, Boston, MA, 02109, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of HARD are open to inspection by any Unitholder (or any duly constituted designee of a Unitholder) at all times during the usual business hours of HARD upon reasonable advance notice to the Sponsor to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Unitholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Unitholders

The Trust will publish on its website monthly reports and will deliver to Unitholders based on its tax records annual (as of the end of each fiscal year) reports for HARD as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding HARD, including HARD’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to the Unitholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for HARD with the SEC, which need not be sent to Unitholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on HARD’s website www.usgoldencurrencyfund.com.

The Sponsor is responsible for the registration and qualification of the units under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of HARD’s financial statements will be furnished by the Trust to Unitholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for HARD, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

The Administrator, 50 Milk Street, Boston, MA 02109-3661, as representative of the Trust and HARD, will provide tax information in accordance with applicable U.S. Treasury Regulations relating to information reporting with respect to widely held fixed investment trusts. Persons treated as middlemen for purposes of these regulations may obtain tax information regarding HARD from the Administrator or from HARD’s website, www.usgoldencurrencyfund.com.

Fiscal Year

The fiscal year of HARD is the calendar year. The Sponsor may select an alternate fiscal year at a later date.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, HARD, DTC (as registered owner of HARD’s global certificate for units) and the Unitholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, HARD and DTC and, by accepting units, each DTC Participant and each Unitholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or HARD.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or HARD, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

[To be filed via pre-effective amendment to the registration statement.]

Experts

[To be filed via pre-effective amendment to the registration statement.]

Privacy Policy

HARD and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in units of HARD.

HARD and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, HARD and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

HARD and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom HARD and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of HARD and the Sponsor’s current Privacy Policy is provided to investors annually and is also available upon request.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of units of HARD, and the U.S. federal income tax treatment of HARD, as of the date hereof. In general, this discussion is applicable to a Unitholder who holds its units as a capital asset.

This summary does not purport to be a complete description of the income tax considerations applicable to an investment in units. For example, we have not described tax consequences that may be relevant to certain types of Unitholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding units as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of units whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor anticipates receiving the opinion of Reed Smith, counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to HARD and to U.S. Unitholders and Non-US Unitholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Reed Smith has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor. This opinion is not binding on the Internal Revenue Service (“IRS”). No ruling has been requested from the IRS with respect to any matter affecting HARD or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Unitholder” means a Unitholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-US Unitholder” is a holder that is not a US Unitholder. If a partnership holds our units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN UNITS, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and HARD

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and HARD’s status as a series of that trust, due to the nature of its activities, HARD will be treated as a partnership rather than a trust for United States federal income tax purposes. In addition, the trading of units on the NYSE Arca will cause HARD to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as HARD) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Reed Smith, the Trust and the Sponsor have represented, among other things, the following to Reed Smith:

•

At least 90% of HARD’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, OTC swap transactions, cleared swaps and other notional principal contracts with respect to commodities, and (ii) interest income;

•	HARD is organized and will be operated in accordance with its governing documents and applicable law; and

•	HARD has not elected, and HARD will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Reed Smith is of the opinion that HARD will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. HARD’s taxation as a partnership rather than a corporation will require the Sponsor to conduct HARD’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that HARD’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Reed Smith will not review HARD’ ongoing compliance with these requirements and will have no obligation to advise the Trust, HARD or HARD’s Unitholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If HARD failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case HARD could be required to pay over amounts determined by the IRS), HARD would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, Unitholders of HARD would not report their share of HARD’s income or loss on their returns. In addition, any distributions to Unitholders would be treated as ordinary dividends to the extent of HARD’s current and accumulated earnings and profits. To the extent a distribution exceeded HARD’s earnings and profits, it would be treated as a return of capital up to the amount of a Unitholder’s basis in its units and thereafter as gain from the sale of units. Accordingly, if HARD were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in HARD and on the value of the units.

The remainder of this summary assumes that HARD is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Unitholders

Tax Consequences of Ownership of Units

Taxation of HARD’s Income . No U.S. federal income tax is paid by HARD on its income. Instead, HARD files annual partnership returns, and each U.S. Unitholder is required to report on its U.S. federal income tax return its allocable share of HARD’s income, gain, loss, deduction and credit reported on HARD’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the Unitholder receives as a distribution from HARD during the taxable year. As a result, if, for example, HARD recognizes ordinary income in the form of interest on Treasury Securities and other investments, and net capital gain from Futures Contracts and Other Hard Currency-Related Investments for a taxable year, Unitholders must report their share of these items regardless of whether HARD makes any distributions to Unitholders. Consequently, a Unitholder may be taxed on income or gain recognized by HARD but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Unitholder that is allocated income or gain from a Fund will be required to pay taxes on its allocable share of such income or gain from sources other HARD distributions.

Monthly Conventions for Allocations of HARD’s Profit and Loss and Capital Account Restatement. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.

Subject to the discussion below, concerning certain conventions to be used by HARD, allocations of HARD income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a Unitholder’s interest in HARD.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. HARD intends to allocate tax items using an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly basis, taking into account HARD’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of units in proportion to the number of units owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

Under the monthly allocation convention, if an investor who held a unit as of the close of business on the last trading day of the previous month disposes of a unit during the current month, such investor will be treated for purposes of making allocations as if it owned the unit throughout the current month. For example, an investor who buys a unit on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that unit for April will be allocated to the person who is the actual or deemed holder of the unit as of the close of business on the last trading day of March. Under the monthly convention, an investor who purchases and sells a unit during the same month, and therefore does not hold (and is not deemed to hold) the unit at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that unit for any period. Accordingly, investors may receive no allocations with respect to units that they actually held, or may receive allocations with respect to units attributable to periods that they did not actually hold the units. Investors who hold a unit on the last trading day of the first month of HARD’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the unit.

By investing in units, a U.S. Unitholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Unitholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, HARD generally will credit or debit the “book” capital accounts of its existing Unitholders with any unrealized gain or loss, on HARD’s assets. For this purpose, unrealized gain or loss will be computed based on the lowest fair market value of HARD’s assets during the month in which units are issued or redeemed, which may be different than the value of the assets at the time of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of HARD at the time new units are issued or outstanding units are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Unitholders any unrealized appreciation or depreciation in HARD’s assets existing at the time of a contribution or redemption for book and tax purposes.

The Sponsor believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with Unitholders’ interests in HARD for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a method permitted under recently proposed Treasury Regulations. It is possible that the IRS could successfully challenge HARD’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a Unitholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. The Sponsor is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

The conventions used by HARD in making tax allocations may cause a Unitholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by HARD during the period it held its units. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the units are sold, but could be permanent. For example, a Unitholder could be allocated income accruing before it purchased its units, resulting in an increase in the basis of the units (see “Tax Basis of Units”, below). On a subsequent disposition of the units, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses” below).

Section 754 election. HARD intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of units occurs, HARD adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the units, as if the purchaser had directly acquired an interest in HARD’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for units and the tax bases of HARD’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of units may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, HARD will use certain simplifying conventions and assumptions. In particular, HARD will obtain information regarding secondary market transactions in its units and use this information to make adjustments to Unitholders’ basis in HARD’s assets. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Unitholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of HARD’s Futures Contracts and some their Other Hard Currency-Related Interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of HARD’s section 1256 contracts will be subject to 60-40 treatment and allocated to Unitholders in accordance with the monthly allocation convention.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Unitholders by HARD, including but not limited to those described below.

A Unitholder’s deduction of its allocable share of any loss of HARD is limited to the lesser of (1) the tax basis in its units or (2) in the case of a Unitholder that is an individual or a closely held corporation, the amount which the Unitholder is considered to have “at risk” with respect to HARD’s activities. In general, the amount at risk will be a Unitholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which HARD generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that HARD pays to the Sponsor and other expenses of HARD constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation.

Non-corporate Unitholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Unitholder will generally include any interest accrued by HARD and any interest paid or accrued on direct borrowings by a Unitholder to purchase or carry its units, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that HARD allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your units. As one example, you could be allocated and required to pay tax on your share of interest income accrued by HARD for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your units. Unitholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of HARD’s losses and expenses.

Tax Basis of Units

A Unitholder’s tax basis in its units is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its units, (2) the amount of non-taxable distributions that it may receive from HARD, and (3) its ability to utilize its distributive share of any losses of HARD on its tax return. A Unitholder’s initial tax basis of its units will equal its cost for the units plus its share of HARD’s liabilities (if any) at the time of purchase. In general, a Unitholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of HARD as to which the Unitholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of HARD that are not partner nonrecourse liabilities as to any Unitholder.

A Unitholder’s tax basis in its units generally will be (1) increased by (a) its allocable share of HARD’s taxable income and gain and (b) any additional contributions by the Unitholder to HARD and (2) decreased (but not below zero) by (a) its allocable share of HARD’s tax deductions and losses and (b) any distributions by HARD to the Unitholder. For this purpose, an increase in a Unitholder’s share of HARD’s liabilities will be treated as a contribution of cash by the Unitholder to HARD and a decrease in that share will be treated as a distribution of cash by HARD to the Unitholder. Pursuant to certain IRS rulings, a Unitholder will be required to maintain a single, “unified” basis in all units that it owns. As a result, when a Unitholder that acquired its units at different prices sells less than all of its units, such Unitholder will not be entitled to specify particular units (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its units to the units sold.

Treatment of HARD Distributions. If HARD makes non-liquidating distributions to Unitholders, such distributions generally will not be taxable to the Unitholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain adjustments) of marketable securities distributed exceeds the Unitholder’s adjusted basis of its interest in HARD immediately before the distribution. Any cash distributions in excess of a Unitholder’s tax basis generally will be treated as gain from the sale or exchange of units.

Constructive Termination of the Partnership. HARD will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its units within a 12-month period. A termination would result in the closing of HARD’s taxable year for all Unitholders. In the case of a Unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of HARD’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Units

If a Unitholder sells its units, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the units sold. A Unitholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any HARD debt outstanding.

Gain or loss recognized by a Unitholder on the sale or exchange of units held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow Unitholders to identify and use the actual holding periods for the units sold for purposes of determining whether the gain or loss recognized on a sale of units will give rise to long-term or short-term capital gain or loss. It is expected that most Unitholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for units sold. If a Unitholder fails to make the election or is not able to identify the holding periods of the units sold, the Unitholder may have a split holding period in the units sold. Under such circumstances, a Unitholder will be required to determine its holding period in the units sold by first determining the portion of its entire interest in HARD that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Unitholder would then treat each unit sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in HARD.

Under Section 751 of the Code, a portion of a Unitholder’s gain or loss from the sale of units (regardless of the holding period for such units), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by HARD. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by HARD.

If some or all of a Unitholder’s units are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Unitholder may be considered as having made a taxable disposition of the loaned units, in which case:

•	the Unitholder may recognize taxable gain or loss to the same extent as if it had sold the units for cash;

•	any of HARD’s income, gain, loss or deduction allocable to those units during the period of the loan will not be reportable by the Unitholder for tax purposes; and

•	any distributions the Unitholder receives with respect to the units under the loan agreements will be fully taxable to the Unitholder, most likely as ordinary income.

Unitholders desiring to avoid these and other possible consequences of a deemed disposition of their units should consider modifying any applicable brokerage account agreements to prohibit the lending of their units.

Other Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of units and the IRS. Unitholders of HARD are treated as partners for federal income tax purposes. Accordingly, HARD will furnish its Unitholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Unitholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a Unitholder any person whose units are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the units.

Persons who hold an interest in HARD as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of units acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report such information to HARD. The nominee is required to supply the beneficial owner of the units with the information furnished to HARD.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by HARD. Adjustments resulting from any such audit may require each Unitholder to adjust a prior year’s tax liability and could result in an audit of the Unitholder’s own return. Any audit of a Unitholder’s return could result in adjustments of non-partnership items as well as HARD items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the Unitholders. The Code provides for one Unitholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of HARD.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Unitholders (1) if a Unitholder incurs a loss in excess of a specified threshold from a sale or redemption of its units, or (2) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the units, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax On Investment Income. For taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses).

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If HARD were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Unitholder of HARD, then in computing its UBTI, the Unitholder must include its share of (1) HARD’s gross income from the unrelated trade or business, whether or not distributed, and (2) HARD’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. HARD currently does not anticipate that it will borrow money to acquire investments; however, HARD cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization Unitholder that incurs acquisition indebtedness to purchase its units in HARD may have UBTI.

The federal tax rate applicable to an exempt organization Unitholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Unitholder’s form of organization. HARD may report to each such Unitholder information as to the portion, if any, of the Unitholder’s income and gains from HARD for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that HARD’s calculation of UBTI will be accepted by the IRS. An exempt organization Unitholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as HARD is a qualified publicly traded partnership is made on an annual basis. HARD expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-US Unitholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 35% for both individual and corporate Unitholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, HARD believes that the activities directly conducted by HARD do not result in HARD being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that HARD’s activities constitute a U.S. trade or business.

In the event that HARD’s activities were considered to constitute a U.S. trade or business, HARD would be required to withhold at the highest rate specified in Code section 1 (currently 35%) on allocations of our income to Non-U.S. Unitholders. A Non-U.S. Unitholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Unitholder with the mechanism to seek a refund of any withholding in excess of such Unitholder’s actual U.S. federal income tax liability. Any amount withheld by HARD will be treated as a distribution to the Non-U.S. Unitholder.

If HARD is not treated as engaged in a U.S. trade or business, a Non-U.S. Unitholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from HARD or its allocable share of HARD’s income. Amounts withheld on behalf of a Non-U.S. Unitholder will be treated as being distributed to such Unitholder.

To the extent any interest income allocated to a Non-U.S. Unitholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Unitholder nor a subsequent distribution of such interest income to the non-U.S. Unitholder will be subject to withholding, provided that the Non-U.S. Unitholder is not otherwise engaged in a trade or business in the U.S. and provides HARD with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of HARD’s interest income will qualify as “portfolio interest.” In order for HARD to avoid withholding on any interest income allocable to Non-U.S. Unitholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Unitholders to provide HARD with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Units. Gain from the sale or exchange of units may be taxable to a Non-U.S. Unitholder if the Non-U.S. Unitholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Unitholders. In addition to the taxes noted above, any Non-U.S. Unitholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Unitholder is a “qualified resident.”

Prospective Non-U.S. Unitholders should consult their own tax advisor with regard to these and other tax issues unique to Non-U.S. Unitholders.

Backup Withholding

HARD may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all payments to: (1) any Unitholder who fails to furnish HARD with his, her or its correct taxpayer identification number or a certificate that the Unitholder is exempt from backup withholding, and (2) any Unitholder with respect to whom the IRS notifies HARD that the Unitholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Foreign Account Tax Compliance Act Provisions

Recently enacted legislation that becomes effective after 2012 generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report, with respect to accounts held by United States persons (or held by foreign entities that have United States persons as substantial owners), certain information. The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, payments to foreign entities that are not financial institutions will be subject to withholding tax unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on their status and the status of the intermediaries through which they hold their units, Non-U.S. Unitholders could be subject to this 30% withholding tax with respect to distributions on their units and proceeds from the sale of their units.

Other Tax Considerations

In addition to federal income taxes, Unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which HARD does business or owns property or where the Unitholders reside. Although an analysis of those various taxes is not presented here, each prospective Unitholder should consider their potential impact on its investment in HARD. It is each Unitholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Reed Smith has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in HARD. Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in HARD and the manner in which units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in HARD, including the role that an investment in HARD would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in HARD, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in HARD complies with the terms of the plan.

HARD and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the units of HARD. The Sponsor believes that the units of HARD therefore constitute publicly-offered securities, and the underlying assets of HARD should not be considered to constitute plan assets of any plan that purchases units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, units may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in units is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in units constitutes an arrangement under which HARD is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the units, (3) the investing plan, by itself, has the authority or influence to cause HARD to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause HARD to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from HARD and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in HARD (and any continued investment in HARD), or the operation and administration of HARD, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in HARD is not to be construed as a representation by the Trust, HARD, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party, that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in HARD in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION UNITHOLDERS SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the units. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. Neither the Trust, HARD nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the units in any jurisdiction where the offer or sale of the units is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the currency markets, indexes or financial instruments that track such movements, HARD’s operations, the Sponsor’s plans and references to HARD’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in HARD?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, HARD’s operations or the value of its units.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of HARD a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, HARD or the units, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, HARD and the units can also be obtained from HARD’s website, which is www.HARDFund.com. HARD’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for HARD pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

HARD uses the following sales material it has prepared:

•	HARD’s website, www.usgoldencurrencyfund.com and

•	Fact Sheet found on HARD’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part and have been submitted to the staff of the SEC for their review pursuant to Industry Guide 5.

INTELLECTUAL PROPERTY

The Sponsor has filed for trademark registration for “US GOLDEN CURRENCY FUND” (Application No.             ) for “fund investment services.” HARD relies upon this trademark through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as HARD continues to use this trademark to identify its services, without challenge from any third party, and properly maintains and renews the trademark registration under applicable laws, rules and regulations, it will continue to have indefinite protection for this trademark under current laws, rules and regulations.

UNITED STATES GOLDEN CURRENCY FUND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of the United States Currency Funds Trust and the US Golden Currency Fund:

We have audited the accompanying statements of financial condition of the United States Currency Funds Trust (the “Trust”) and the US Golden Currency Fund as of August 31, 2012, which is a series of the Trust. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of financial condition referred to above present fairly, in all material respects, the financial position of the United States Currency Funds Trust and the US Golden Currency Fund as of August 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado September 7, 2012

UNITED STATES CURRENCY FUNDS TRUST

STATEMENTS OF FINANCIAL CONDITION

August 31, 2012

	US Golden Currency Fund	United States Currency Funds Trust
ASSETS
Cash	$1,000	$1,000

CAPITAL
Capital	$1,000	$1,000

See accompanying notes to statements of financial condition.

UNITED STATES CURRENCY FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1 — Organization and Business

United States Currency Funds Trust (the “Trust”), was organized as a Delaware Statutory Trust on May 25, 2012. The Trust is a series trust pursuant to the Delaware Statutory Trust Act and includes the US Golden Currency Fund (“HARD”), (a “Fund”), which is a commodity pool that intends to issue units that may be purchased and sold on the NYSE Arca. Additional series of the Trust that will be separate commodity pools may be created in the future. The Trust and the Fund operate pursuant to the Declaration of Trust and Trust Agreement (the “Trust Agreement”). United States Commodity Funds LLC (the “Sponsor”) is the sponsor of the Trust and the Fund and is also responsible for the management of the Trust and the Fund.

The Sponsor shall have the power and authority to establish and designate one or more series, or Funds, and to issue units thereof, from time to time as it deems necessary or desirable. The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the units of any series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall exist in perpetuity, unless earlier terminated in accordance with the provisions of the Trust Agreement. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust.

The sole Trustee of the Trust is Wilmington Trust National Association, a national banking corporation. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Units and the management of the Trust are limited to its express obligations under the Trust Agreement.

For the period from May 25, 2012 (inception) through August 31, 2012, all of the expenses associated with the organization of the Fund and the offering of Units of the Fund, in the amount of $88,982.27, have been funded by the Sponsor. The Trust and the Fund have no obligation or intention to reimburse such payments. The Sponsor is a member of the National Futures Association (“NFA”) and is registered as a commodity pool operator with the Commodity Futures Trading Commission effective December 1, 2005. The Trust and the Fund have a fiscal year ending on December 31.

The Fund will issue common units representing fractional undivided beneficial interests (“Units”) to authorized purchasers by offering creation baskets consisting of 50,000 Units (“Creation Baskets”) through a marketing agent. The purchase price for a Creation Basket is based upon the net asset value of the Fund Unit determined as of 4:00 p.m. New York Time on the day the order to create the basket is properly received. In addition, authorized purchasers will pay the Fund a $350 fee for the creation of each Creation Basket. Subsequent to the sale of the initial Creation Basket, Units can be purchased or sold on a nationally recognized securities exchange in smaller increments. Units purchased or sold on a nationally recognized securities exchange are not made at the net asset value the Fund, but rather at market prices quoted on the stock exchange.

The Sponsor is also the general partner of (1) United States Oil Fund, LP (“USOF”) which listed its units on the American Stock Exchange under the ticker symbol “USO” on April 10, 2006; (2) United States Natural Gas Fund, LP (“USNG”) which listed its units on the American Stock Exchange under the ticker symbol “UNG” on April 18, 2007; (3) United States 12 Month Oil Fund, LP (“US12OF”) which listed its units on the American Stock Exchange under the ticker symbol “USL” on

UNITED STATES CURRENCY FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1 — Organization and Business – (continued)

December 6, 2007; (4) United States Gasoline Fund, LP (“UGA”) which listed its units on the American Stock Exchange under the ticker symbol “UGA” on February 26, 2008; (5) United States Diesel-Heating Oil Fund, LP (“USDHO”) which listed its units on the American Stock Exchange under the ticker symbol “UHN” on April 9, 2008; (6) United States Short Oil Fund, LP (“USSO”) which listed its units on the NYSE Arca on September 24, 2009; (7) United States 12 Month Natural Gas Fund (“US12NG”) which listed its units on the NYSE Arca on November 18, 2009; United States Brent Oil Fund, LP (“USBO”) which listed its units on the NYSE Arca on June 2, 2010 and serves as the sponsor of (8) United States Commodity Index Fund (“USCI”) which listed its units on the NYSE Arca on August 10, 2010; (10) United States Copper Index Fund (“CPER”) which listed its units on the NYSE Arca on November 15, 2011; (11) United States Agriculture Index Fund (“USAG” which listed its units on the NYSE Arca on April 13, 2012; and (11) United States Metals Index Fund (“USMI”) listed its units on the NYSE Arca on June 19, 2012 (USOF, USNG, US12OF, UGA, USHO, USSO, US12NG, USBO, USCI, CPER, USAG and USMI are collectively, the “Related Funds”). The Sponsor has also filed the following series of the United States Commodity Funds Trust I: United States Asian Commodities Basket Fund (“UAC”); United States Gasoil Fund (“USGO”); United States Sugar Fund (“USSF”) and United States Natural Gas Double Inverse Fund (“USNGD”). UAC, USGO, USSF and USNGD have not been declared effective by the Securities and Exchange Commission (“SEC”) and therefore have not commenced operations as of the date of this report. The units of the Related Funds who listed their units on the American Stock Exchange began trading on the NYSE Arca in connection with NYSE Euronext’s acquisition of the American Stock Exchange on November 25, 2008.

The Trust has filed a registration statement on Form S-1 with the SEC to register Units of the Fund. The following summary of significant accounting policies will be followed by the Fund once operations commence.

Note 2 — Summary of Significant Accounting Policies

Revenue Recognition

Currency futures contracts, forward contracts, and related options will be recorded on the trade date. All such transactions will be recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts will be reflected in the statement of financial condition and the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods will be reflected in the statement of operations. The Fund will earn interest on its assets on deposit at the clearing broker. In addition, the Fund will earn interest on funds held with its custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open currency futures contracts will be accrued on a full-turn basis.

Sponsor Management Fee

Under the Trust Agreement, the Sponsor is responsible for managing the Fund in accordance with the objectives and policies of the Trust Agreement. In addition, the Sponsor will arrange for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Fund. For these services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.60% per annum on their respective average net assets. The Fund will pay for all brokerage fees, taxes and other expenses, including registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection

UNITED STATES CURRENCY FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 2 — Summary of Significant Accounting Policies – (continued)

with the offer and sale of subsequent Units after the initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pay the (1) annual fees of the Trustee and (2) fees and expenses associated with the Fund’s audit, tax accounting and reporting requirements, including certain initial implementation services fees and base services fees.

Offering Costs

Offering costs incurred in connection with the registration of additional Units after the initial registration of Units will be borne by the Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight line basis or a shorter period if warranted.

Income Taxes

The Fund is treated as a partnership for federal income tax purposes and therefore is not taxed on its income; instead, the individual investors’ respective share of the Fund’s taxable income will be reported on the individual investors’ income tax returns.

Additions and Redemptions

Authorized purchasers may purchase Creation Baskets consisting of 50,000 Units from the Fund as of the beginning of each business day based upon the prior day’s net asset value. Authorized purchasers may redeem Units from the Fund only in blocks of 50,000 Units called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Units in the Redemption Basket determined as of 4:00 p.m. New York Time on the day the order to redeem the basket is properly received

The Fund receives or pays the proceeds from Units sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from authorized purchasers will be reflected in the Fund’s statement of financial condition as receivable for Units sold and amounts payable to authorized purchasers upon redemption will be reflected as payable for Units redeemed.

Trust Capital and Allocation of Income and Losses

Profit or loss shall be allocated among the unit holders of the Fund in proportion to the number of Units each investor holds in each as of the close of each month. The Sponsor may revise, alter or otherwise modify this method of allocation as described in the Trust Agreement.

Calculation of Net Asset Value

The net asset value of the Fund will be calculated on each trading day by taking the current market value of the total assets of the Fund, subtracting any liabilities and dividing the amount by the total number of Units issued and outstanding. The Administrator will use the closing prices on the relevant Futures Exchanges of the Applicable Benchmark Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the futures exchanges, but will calculate or determine the value of all other investments of the Fund using market quotations, if available, or other information customarily used to determine the fair value of such investments.

UNITED STATES CURRENCY FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 2 — Summary of Significant Accounting Policies – (continued)

Cash Equivalents

Cash equivalents will include highly liquid investments with original maturities of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 — Trust Series

In connection with the execution of the Trust Agreement on May 25, 2012, HARD was designated as series of the Trust. The Sponsor has made the initial contributions to HARD of $1,000 on August 31, 2012.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Unit holders.

The investment objective of HARD (before fees and expenses) is to have the daily changes in percentage terms of its NAV reflect the daily changes in percentage terms of the price, in U.S. dollars, of a basket of futures contracts representing equally-weighted interests in five corresponding hard currencies (the “Futures Basket”). “Hard” currencies are those identified and selected by the Sponsor that have attributes such that the currency market would refer to them as “hard” (the “Benchmark Hard Currencies” or “Hard Currencies”), including the returns for short-term cash holdings in such currencies. The sponsor believes that the currency markets refer to currencies as hard if: a) the currency is widely used and freely exchangeable, b) the currency is issued by a financially and economically strong country, and c) issued by a country which as historically suffered less from the effects of inflation compared to other counties. The futures contracts designated for inclusion in the Futures Basket will be selected by the Sponsor and are referred as the “Benchmark Futures Contracts.” The Futures Basket will consist of Benchmark Futures Contracts selected by the Sponsor to represent a 20% interest in each of the five Benchmark Hard Currencies and will be re-balanced on a monthly basis. HARD anticipates that Benchmark Futures Contracts will be listed on regulated futures exchanges in the United States or the United Kingdom. It is not the intent of HARD to be operated in a fashion such that its NAV will equal, in US dollar terms, the spot price of any particular currency or any particular Benchmark Futures Contract. It is not the intent of HARD to be operated in a fashion such that its NAV will reflect the percentage change of the price of the Futures Basket as measured over a time period greater than one day. The Sponsor does not believe this is an achievable goal due to the potential impact of backwardation and contango on returns of any portfolio of futures contracts.

Note 4 — Contracts and Agreements

The Sponsor expects to enter into a marketing agent agreement with ALPS Distributors Inc., a Colorado corporation (“ALPS”), whereby ALPS will provide certain marketing services. These fees will be paid by the Sponsor and not charged to the Fund. The following expenses will also be borne by the Sponsor: cost of placing

UNITED STATES CURRENCY FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 4 — Contracts and Agreements – (continued)

advertisements in various periodicals; web construction and development; and the printing and production of various marketing materials. The Sponsor will enter into a custodian agreement with Brown Brothers Harriman & Co. (“Brown Brothers”), whereby Brown Brothers will hold investments on behalf of the Funds. The Sponsor will pay the fees of Brown Brothers, which shall be agreed upon from time to time between the parties. In addition, the Sponsor also intends to enter into an administrative agency agreement with Brown Brothers, whereby Brown Brothers will act as the administrative agent, transfer agent and registrar for each of the Funds. The Sponsor will also pay the fees of Brown Brothers for its services under this agreement and such fees will be determined by the parties from time to time.

The Fund expects to enter into a brokerage agreement with UBS USA, LLC, the Futures Commission Merchant (the “FCM” or “Clearing Broker”). Pursuant to this agreement, the FCM will charge the Fund commissions at a rate to be determined per round turn trade plus applicable exchange and NFA fees for futures contracts and options on futures contracts.

Note 5 — Financial Instruments, Off-Balance Sheet Risks and Contingencies

The Fund intends to engage in the trading of U.S. and non-U.S. futures contracts and options on U.S. and non-U.S. futures contracts (collectively “derivatives”). The Fund will be exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract. Initially, all of the contracts traded by the Fund are expected to be exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, the Fund must rely solely on the credit of its respective individual counterparties. However, in the future, if any of the Funds were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. The Fund will also incur credit risk since the sole counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, the Fund bears the risk of financial failure by the Clearing Broker. The purchase and sale of futures and options on futures contracts requires margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. Cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund will be exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both buyer and seller of options, a Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. The policy of the Fund is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, the Fund has a policy of reviewing the credit standing of each clearing broker or counterparty with which it conducts business. The financial instruments that will be held by each Fund are reported in the statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

Note 6 — Subsequent Events

The Fund has performed an evaluation of subsequent events through the date the financial statements were issued. The evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member of

United States Commodity Funds LLC and Subsidiaries

We have audited the accompanying consolidated statements of financial condition of United States Commodity Funds LLC and Subsidiaries (the “Company”) as of December 31, 2011 and 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United States Commodity Funds LLC and Subsidiaries as of December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

March 28, 2012

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2011 AND 2010

	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$367,792	$1,638,272
Management fees receivable	1,561,194	2,144,425
Investments (Notes 2 and 4)	1,321	4,985
Other assets	10,191	3,191

Total assets	$1,940,498	$3,790,873

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable	$1,280,251	$491,774
Income tax payable	175,000	283,820
Expense waiver payable (Note 3)	474,045	942,100

Total liabilities	1,929,296	1,717,694

COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)

EQUITY:
Member’s equity (Notes 3 and 7)	10,222	2,072,199
Noncontrolling interests (Note 3)	980	980

Total equity	11,202	2,073,179

Total liabilities and equity	$1,940,498	$3,790,873

The accompanying notes are an integral part of this statement.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

Note 1 — Organization and Operation

Victoria Bay Asset Management, LLC was formed as a single-member limited liability company in the State of Delaware on May 10, 2005. On June 13, 2008, Victoria Bay Asset Management, LLC changed its name to United States Commodity Funds LLC (the “Company”). The Company is the General Partner (the “General Partner”) of United States Oil Fund, LP (“USOF”), United States Natural Gas Fund, LP (“USNG”), United States Heating Oil Fund, LP (“USHO”), United States Gasoline Fund, LP (“USG”), United States 12 Month Oil Fund, LP (“US12OF”), United States 12 Month Natural Gas Fund, LP (“US12NG”), United States Short Oil Fund, LP (“USSO”), United States Brent Oil Fund, LP (“USBO”), United States Short Natural Gas Fund, LP (“USSNG”), and is the Sponsor (“Sponsor”) of United States Commodity Index Fund (“USCI”) and United States Copper Index Fund (“CPER”), both of which is a series of the United States Commodity Index Funds Trust (“Trust”). The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). USOF, USNG, USHO, USG, US12OF, US12NG, USSO, USBO, USCI and CPER (collectively, the “Funds”) are commodity pools registered with the CFTC and members of the NFA that issue units that may be purchased and sold on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbols “USO,” “UNG,” “UHN,” “UGA,” “USL,” “UNL,” “DNO,” “BNO,” “USCI,” and CPER. The United States Metals Index Fund (“USMI”) and United States Agriculture Index Fund (“USAG”), also each a series of the Trust, will also be commodity pools and are in the process of registering their units to be purchased and sold on the NYSE ARCA. USSNG is a commodity pool that has been formed but has not yet begun the process of registering its units.

USOF began trading on April 10, 2006 by purchasing futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange (the “Exchange”). The investment objective of USOF is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light sweet crude oil traded on the Exchange, that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USOF’s expenses. USOF seeks to accomplish its objective through investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other oil interests such as cash-settled options on futures contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USNG began trading on April 18, 2007 by purchasing futures contracts for natural gas that are traded on the Exchange. The investment objective of USNG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of natural gas delivered to the Henry Hub, Louisiana, as measured by the changes in the price of the futures contract on natural gas traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USNG’s expenses. USNG seeks to accomplish its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline, and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other natural gas-related investments such as cash-settled options on futures contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

US12OF began trading on December 6, 2007 by purchasing futures contracts for light, sweet crude oil that are traded on the Exchange. The investment objective of US12OF is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of light, sweet crude oil

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 1 — Organization and Operation – (continued)

delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures contracts on crude oil traded on the Exchange, consisting of the near month contract to expire and the contracts for the following eleven months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following eleven consecutive months, less US12OF’s expenses. When calculating the daily movement of the average price of the 12 contracts each contract month will be equally weighted. US12OF seeks to accomplish its objective through investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the Exchange and or other U.S. and foreign exchanges and other oil interests such as cash-settled options on futures contracts, forward contracts for oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, other petroleum-based fuels, futures contracts and indices based on the foregoing.

USG began trading on February 26, 2008 by purchasing futures contracts on gasoline that are traded on the Exchange. The investment objective of USG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of unleaded gasoline, as measured by the changes in the price of the futures contract on gasoline traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contact to expire, less USG’s expenses. USG seeks to accomplish its objective through investments in futures contracts for gasoline, crude oil, natural gas, heating oil and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other gasoline-related investments such as cash-settled options on futures contracts, forward contracts for gasoline, cleared swap contracts and over-the-counter transactions that are based on the price of gasoline, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USHO began trading on April 9, 2008 by purchasing futures contracts on heating oil that are traded on the Exchange. The investment objective of USHO is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of heating oil, as measured by the changes in the price of the futures contract on heating oil traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contact to expire, less USHO’s expenses. USHO seeks to accomplish its objective through investments in futures contracts for heating oil, crude oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other heating oil-related investments such as cash-settled options on futures contracts, forward contracts for heating oil, cleared swap contracts and over-the-counter transactions that are based on the price of heating oil, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USSO began trading on September 24, 2009 by selling futures contracts on light, sweet crude oil that are traded on the Exchange. The investment objective of USSO is for the changes in percentage terms of its units’ net asset value to inversely reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil as traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less USSO’s expenses. USSO accomplishes its objective through taking short positions in futures contracts for light, sweet crude oil and other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 1 — Organization and Operation – (continued)

transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, futures contracts and indices based on the foregoing.

US12NG began trading on November 18, 2009 by purchasing futures contracts for natural gas that are traded on the Exchange. The investment objective of US12NG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the average of the prices of 12 futures contracts on natural gas traded on the Exchange, consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following 11 consecutive months, less US12NG’s expenses. When calculating the daily movement of the average price of the 12 contracts each contract month will be equally weighted. US12NG seeks to accomplish its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other natural gas-related investments such as cash-settled options on futures contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USBO began trading on June 2, 2010 by purchasing futures contracts for brent oil that are traded on the Exchange. The investment objective of USBO is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of Brent crude oil as measured by the changes in the price of the futures contract on Brent crude oil as traded on the ICE Futures Exchange (the “ICE Futures”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less USBO’s expenses. USBO accomplishes its objective through investments in futures contracts for crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the ICE Futures, NYMEX, or other U.S. and foreign exchanges, and other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing.

USCI began trading on August 10, 2010 by purchasing futures contracts traded on the New York Mercantile Exchange (“NYMEX”), ICE Futures Exchange (“ICE Futures”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”) and the Commodity Exchange, Inc. (“COMEX”). The investment objective of USCI is for the daily changes in percentage terms of its units’ net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index Total ReturnSM (the “Commodity Index”), less USCI’s expenses. The Commodity Index is comprised of 14 Futures Contracts that are selected on a monthly basis from a list of 27 possible Futures Contracts. The Futures Contracts that at any given time make up the Commodity Index are referred to herein as “Benchmark Component Futures Contracts.” USCI invests first in the current Benchmark Component Futures Contracts and other Futures Contracts intended to replicate the return on the current Benchmark Component Futures Contracts and, thereafter, to comply with regulatory requirements or in view of market conditions, in Other Commodity-Related Investments intended to replicate the return on the Benchmark Component Futures Contracts, including cleared swap contracts and other over-the-counter transactions, and in other Futures Contracts.

CPER began trading on November 15, 2011 by purchasing futures contracts traded on the COMEX. The investment objective of CPER is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Copper Index Total ReturnSM (the “Copper Index”), less

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 1 — Organization and Operation – (continued)

CPER’s expenses. The Copper Index is designed to reflect the performance of the investment returns form a portfolio of copper futures contracts. The Copper Index is owned and maintained by SummerHaven Index Management LLC (“SummerHaven Indexing”) and calculated and published by the NYSE Arca. The Copper Index is comprised of either two or three Eligible Copper Futures Contracts that are selected on a monthly basis based on quantitative formulas relating to the prices of the Eligible Copper Futures Contracts developed by SummerHaven Indexing. The Eligible Copper Futures Contracts that at any given time make up the Copper Index are referred to herein as “Benchmark Component Copper Futures Contracts.” CPER seeks to achieve its investment objective by investing to the fullest extent possible in the Benchmark Component Copper Futures Contracts. Then, if constrained by regulatory requirements or in view of market conditions, CPER will invest next in other Eligible Copper Futures Contracts, and finally to a lesser extent, in other exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Copper Futures Contracts if one or more other Eligible Copper Futures Contracts is not available. When CPER has invested to the fullest extent possible in exchange-traded futures contracts, CPER may then invest in other contracts and instruments based on the Benchmark Component Copper Futures Contracts, other Eligible Copper Futures Contracts or copper, such as cash-settled options, forward contracts, cleared swap contracts and swap contracts other than cleared swap contracts.

As of December 31 2011, USSNG had not formally begun operations.

The Company is a wholly owned subsidiary of Wainwright Holdings, Inc. (“Wainwright”), a Delaware corporation. Wainwright is a holding company that is controlled by the president of the Company and served as the initial limited partner of the Funds, except for USCI and CPER. It also serves as the initial limited partner for USSNG.

As the General Partner or Sponsor of the Funds, the Company is required to evaluate the credit risk of the Funds to their futures commission merchant, oversee the purchases and sales of the Funds’ units by certain “authorized purchasers,” review the daily positions and margin requirements of the Funds, and manage the Funds’ investments. The Company also pays continuing service fees to the marketing agent for communicating with the authorized purchasers.

Note 2 — Summary of Significant Accounting Policies

Principles of consolidation

The Company, as General Partner or Sponsor of the Funds and USSNG, has included the accounts of USSNG since its inception in the consolidated financial statements. The Company has recorded a noncontrolling interest for the amount directly owned by the limited partner (representing the limited partner interest owned by Wainwright). Subsequent to the Funds commencing operations, the Company and Wainwright redeemed their interests. Therefore, as of December 31, 2011, the accounts of each of the Funds were no longer included in the accompanying consolidated statement of financial condition. All intercompany accounts and balances have been eliminated in consolidation.

In December 2007, the FASB issued FASB ASC Topic 810-10-65, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. FASB ASC Topic 810-10-65 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. Additionally, FASB ASC Topic 810-10-65 requires that transactions between an entity and noncontrolling interests be treated as equity transactions. FASB ASC Topic 810-10-65 is effective for fiscal

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

years beginning after December 15, 2008. Adoption on January 1, 2009, as required, did not have a material effect on the Company’s financial condition, results of operations or liquidity. The minority interests previously reflected in the Company’s financial statements have been reclassified to conform to the current presentation.

Revenue recognition

The Company recognizes revenue in the period earned under the terms of the Funds’ respective Limited Partnership Agreements, as amended from time to time (the “Limited Partnership Agreements”) and the Trust Agreement, as amended from time to time (the “Trust Agreement”). These Agreements provide for fees based upon a percentage of the daily average net asset value of the Funds. In connection with the Funds’ trading activities, commodity futures contracts, cleared swap contracts, forward contracts, physical commodities, and related options are recorded on the trade-date basis. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains and losses on open contracts are reflected in the statement of financial condition and represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations.

The Company earns interest on its assets on deposit at the broker at the 90-day Treasury bill rate for deposits denominated in U.S. dollars. In addition, the Funds earn interest on funds held with their custodian at prevailing market rates earned on such investments.

Management fee

Under the Funds’ respective Agreements, the Company is responsible for investing the assets of the Funds in accordance with the objectives and policies of the Funds. In addition, the Company has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Funds. For these services, the Funds are contractually obligated to pay the Company a management fee, which is paid monthly, based on the average daily net assets of the Funds. USOF pays a management fee of 0.45% per annum on its average daily net assets. USNG pays a fee equal to 0.60% per annum on average daily net assets of $1,000,000,000 or less and 0.50% of average daily net assets that are greater than $1,000,000,000. US12OF, USHO, USG and USSO each pay a fee of 0.60% per annum on their average daily net assets. Since inception through April 30, 2010 the Company has been charging US12NG a management fee at a reduced rate of 0.60% per annum of average daily net assets. Effective May 1, 2010, the Company resumed charging US12NG its standard rate of 0.75% per annum of average daily net assets. The difference of 0.15% per annum of average daily net assets since inception through April 30, 2010 has been waived by the Company and will not be recouped from US12NG. USBO pays a management fee of 0.75% per annum on its average daily net assets. Each of USCI and CPER pays a management fee of 0.95% per annum on its average daily net assets.

The Funds pay for all brokerage fees, taxes and other expenses, including registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”) formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent units after their initial registration and all legal, accounting, printing and other expenses associated therewith. The Funds, except for USBO, USCI and CPER, also pay licensing fees for the use of intellectual property. The Funds also pay the fees and expenses of the independent directors.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

Investments and Valuation of Investments

The Company’s investments in common stock are classified as available-for-sale-securities and are considered to be held for an indefinite period. Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-sale-securities are recorded at fair value on the statement of financial condition, with the change in fair value excluded from earnings and recorded as a component of other comprehensive income (loss) included in member’s equity. Unrealized holding gains or losses on such securities, which were added to or subtracted from member’s equity was $(1,085) and $16,133, for the years ended December 31, 2011 and 2010 (see Note 7).

Realized gains or losses are recorded upon disposition of investments calculated based upon the difference between the proceeds and the cost basis determined using the specific identification method.

The Company values its investments in accordance with FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“FASB ASC Topic 820”). FASB ASC Topic 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of FASB ASC Topic 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. FASB ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the Company (observable inputs) and (2) the Company’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the FASB ASC Topic 820 hierarchy are as follows:

Level I — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III — Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available. In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety. The Company’s adoption of FASB ASC Topic 820 did not have a material effect on its consolidated financial position, results of operations or liquidity.

In March 2008, the FASB released FASB ASC Topic 815-10, Disclosures about Derivative Instruments and Hedging Activities. FASB ASC Topic 815-10 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

Brokerage commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Additions and redemptions

Authorized purchasers may purchase creation baskets of the Funds only in blocks of 100,000 units at a price equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed. Authorized purchasers may redeem units from the Funds only in blocks of 100,000 units called “Redemption Baskets.” Effective as of February 29, 2012, the size of the Creation Basket and Redemption Basket was reduced from 100,000 units to 50,000 units for US12OF, USG, USHO, USSO, US12NG and USBO. The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Funds’ units in the Redemption Basket as of the end of each business day.

The Funds receive or pay the proceeds from units sold or redeemed within three business days after the trade-date of the purchase or redemption. The amounts due from authorized purchasers are reflected in the Funds’ statement of financial condition as receivables for units sold, and amounts payable to authorized purchasers upon redemption are reflected as payable for units redeemed.

Capital and allocation of income and losses

Profit or loss shall be allocated among the unitholders of the Funds in proportion to the number of units each unitholder holds as of the close of each month. The Company, when it serves in a capacity as a General Partner or Sponsor, may revise, alter or otherwise modify this method of allocation as described in the Limited Partnership Agreements or Trust Agreement.

Calculation of net asset value

The Funds calculate their net asset value on each NYSE Arca trading day by taking the current market value of their total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. The Funds use the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Cash equivalents

Cash equivalents are highly liquid investments with original maturity dates of three months or less.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

Income taxes

The Company has filed an election with the Internal Revenue Service to be treated as an association taxable as a corporation. The Company files a consolidated federal income tax return with Wainwright and provides for income taxes as if the Company filed separately. The Company, however, does not file on a consolidated basis for state income tax purposes. The Company accounts for income taxes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Classification (“ASC”) Topic 740-10, Accounting for Income Taxes (“FASB ASC Topic 740-10”). Under the asset and liability method of FASB ASC Topic 740-10, deferred tax assets and liabilities are recognized for the estimated future tax consequences or benefits attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Effective January 1, 2008, the Company adopted FASB ASC Topic 740-10, Accounting for Uncertainty in Income Taxes (“FASB ASC Topic 740-10”), which establishes that a tax position taken or expected to be taken in a tax return is to be recognized in the consolidated financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. FASB ASC Topic 740-10 is effective for private companies for fiscal years beginning after December 15, 2008. The Company’s adoption of FASB ASC Topic 740-10 did not have a material effect on its consolidated financial position, results of operations or liquidity.

Fund startup expenses

The Company expenses all startup expenses associated with the registration of each fund. Fund startup expenses include offering costs relating to the initial registration of units and include, but are not limited to, legal fees pertaining to the initial registration of units, SEC and FINRA registration fees, initial fees paid to be listed on an exchange and other similar costs.

Recent accounting pronouncements

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This ASU changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009.

In February 2010, the FASB issued ASU 2010-10, Consolidation (Topic 810) — Amendments for Certain Investments Funds. This ASU amends certain provisions of ASC 810 pertaining to investments in variable interest entities to defer the effective date of ASU 2009-17 for certain investment entities and changes how decision makers and service providers determine whether their fees are variable interests. The amendments in ASU 2010-10 are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009, and for interim periods within that first annual reporting period. The adoption of ASU 2010-10 did not have a material impact on the Company’s financial position.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 2 — Summary of Significant Accounting Policies – (continued)

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) — Improving Disclosures about Fair Value Measurements. This ASU requires new disclosures and clarifies certain existing disclosure requirements about fair value measurements. ASU 2010-06 requires a reporting entity to disclose significant transfers in and out of Level 1 and Level 2 fair value measurements, to describe the reasons for the transfers, and to present separately information about purchases, sales, issuances, and settlements for fair value measurements using significant unobservable inputs. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which is effective for interim and annual reporting periods beginning after December 15, 2010; early adoption is permitted.

Note 3 — Capitalization and Related Party Transactions

During the years ended December 31, 2011 and 2010, the Company paid approximately $9,900,000 and $8,100,000 in distributions to its member.

The Funds (except for USCI and CPER) and USSNG were each capitalized with $1,000, of which the Company contributed $20 and Wainwright contributed $980. The Trust was capitalized with $4,000, which was contributed solely by the Company, which is included in cash and cash equivalents in the accompanying statement of financial condition.

In addition, the Company, as General Partner or Sponsor, through no obligation to do so, has agreed to pay certain expenses, including those relating to audit expenses and tax accounting and reporting requirements normally borne by USHO, USG, USSO, US12NG, USBO, USCI and CPER to the extent that such expenses exceed 0.15% (15 basis points) of their NAV, on an annualized basis. The Company, as General Partner or Sponsor, has no obligation to continue such payments in subsequent years.

The Company’s consolidated statements of financial condition reflects noncontrolling interests in its subsidiaries as of December 31, 2011 and 2010. A schedule of the noncontrolling interests is presented below:

	December 31,
	2011	2010
Limited partner interest in United States Short Natural Gas Fund, LP	$980	$980

Note 4 — Fair Value Measurements

The following table summarizes the valuation of the Company’s investments at December 31, 2011 and 2010 using the fair value hierarchy:

At December 31, 2011:	Total	Level I	Level II	Level III
Investments	$1,321	$1,321	$—	$—

At December 31, 2010:	Total	Level I	Level II	Level III
Investments	$4,985	$4,985	$—	$—

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 5 — Income Taxes

The Company has filed an election with the Internal Revenue Service to be treated as an association taxable as a corporation. The Company files a consolidated federal income tax return with Wainwright and provides for income taxes as if the Company filed separately. The Company, however, does not file on a consolidated basis for state income tax purposes. In connection with filing a consolidated federal income tax return, the Company has recorded federal income tax expense (benefit) and has recorded a corresponding due from parent and due to parent for its federal tax liability (benefit).

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2011 and 2010 are as follows:

	December 31,
	2011	2010
Deferred tax liabilities	$—	$—

Deferred tax assets:
Funds’ startup expenses (offering costs)	$981,000	$915,000
Unrealized losses on investments	169,000	169,000
Valuation allowance for deferred tax assets	(1,150,000)	(1,084,000)

	$—	$—

The valuation allowance increased by $66,000 and $346,000 for the years ended December 31, 2011 and 2010. The portion of the deferred tax asset shown relating to the Company’s unrealized losses on investments reported above relates to the unrealized losses on investments and is accounted for as other comprehensive loss (see Note 7).

Note 6 — Contracts and Agreements

The Company, together with each of the Funds, is a party to marketing agent agreements with ALPS Distributors, Inc. (“ALPS”), a Colorado corporation, whereby ALPS provides certain marketing services for the Funds as outlined in their respective marketing agent agreements. Under the agreement dated as of March 13, 2006, as amended, whereby ALPS provides certain marketing services for USOF, the Company pays ALPS a marketing fee of $425,000 per annum plus the following incentive fee: 0.00% on USOF’s assets from $0 — $500 million; 0.04% on USOF’s assets from $500 million — $4 billion; and 0.03% on USOF’s assets in excess of $4 billion. Under the agreement dated as of April 17, 2007, whereby ALPS provides certain marketing services for USNG, and the agreement dated as of November 13, 2007, whereby ALPS provides certain marketing services for US12OF, the Company pays ALPS fees equal to 0.06% on each of USNG’s and US12OF’s assets up to $3 billion and 0.04% on each of USNG’s and US12OF’s assets in excess of $3 billion. Under the agreement dated as of February 15, 2008, whereby ALPS provides certain marketing services for USG, and the agreement dated March 10, 2008 whereby ALPS provides certain marketing services for USHO, the Company pays ALPS fees equal to 0.06% on each of USG’s and USHO’s assets up to $3 billion and 0.04% on each of USG’s and USHO’s assets in excess of $3 billion. Under the agreement dated as of June 8, 2009, whereby ALPS provides certain marketing services for USSO and the agreement dated October 30, 2009, whereby ALPS provides certain marketing services for US12NG, the Company pays ALPS fees equal to 0.06% on each of USSO’s and US12NG’s assets up to $3 billion; and 0.04% on each of USSO’s and US12NG’s assets in excess of $3 billion. Under the agreement dated as of March 31, 2010, whereby ALPS provides certain marketing services for USBO

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 6 — Contracts and Agreements – (continued)

and the agreement dated July 22, 2010, whereby ALPS provides certain marketing services for each of USCI and CPER, the Company pays ALPS fees equal to 0.06% on each of USBO’s, USCI’s and CPER’s assets up to $3 billion; and 0.04% on each of USBO’s, USCI’s and CPER’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the Company: the cost of placing advertisements in various periodicals, web construction and development, and the printing and production of various marketing materials.

The Company, each of the Funds and Trust are parties to custodian agreements with Brown Brothers Harriman & Co. (“Brown Brothers”), whereby Brown Brothers holds investments on behalf of the Funds. The Company pays the fees of the custodian, which shall be determined by the parties from time to time. In addition, the Company, with each of the Funds and the Trust, are parties to administrative agency agreements with Brown Brothers, whereby Brown Brothers acts as the administrative agent, transfer agent and registrar for each of the Funds. The Company also pays the fees of Brown Brothers for its services under these agreements and such fees will be determined by the parties from time to time.

Currently, the Company pays Brown Brothers for its services, in the foregoing capacities, the greater of a minimum amount of $75,000 annually or an asset-based charge of (a) 0.06% for the first $500 million of combined net assets, (b) 0.0465% for combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% of combined net assets in excess of $1 billion. The Company also pays a $20,000 annual fee for transfer agency services and transaction fees ranging from $7.00 to $15.00 per transaction.

The Company, as Sponsor to the Trust, has entered into an agreement with SummerHaven Asset Management, LLC (“SummerHaven”) for their services as a commodity trading advisor to each of USCI and CPER. For their services, the Company pays SummerHaven an advisory fee for USCI equal to a percentage of the average daily assets of USCI that is equal to the percentage paid to USCF by USCI minus 0.14% with that result multiplied by 0.5 minus 0.06%. The Company also pays an advisory fee for CPER equal to a percentage of the average daily assets of CPER that is equal to the percentage paid to USCF by CPER minus 0.18% with that result multiplied by 0.5 minus 0.06%. The Company also pays SummerHaven a sublicense fee for the use of the Commodity Index and the Copper Index. For each of USCI and CPER, the Company paid $15,000 for the calendar year 2011, plus an annual fee of 0.06% of the average daily assets of each of USCI and CPER.

Each of the Funds, with the exception of USCI and CPER, has entered into brokerage agreements pursuant to which UBS Securities LLC acts as the futures commission merchant (the “FCM”); NewEdge USA, LLC acts as the FCM for USCI and CPER. The agreements provide that the FCM will charge commissions of approximately $7 to $8 per round-turn trade plus applicable exchange and NFA fees for futures contracts and options on futures contracts.

Each of the Funds, other than USBO, USCI and CPER, has invested primarily in futures contracts traded on the Exchange since the commencement of its operations. The Funds, other than USBO, USCI and CPER, have entered into a license agreement with the Exchange whereby the Funds were granted a non-exclusive license to use certain of the Exchange’s settlement prices and service marks. Up to October 19, 2011, the Funds, other than USBO, USCI and CPER, paid a licensing fee that was equal to 0.04% for the first $1,000,000,000 of combined assets of the Funds and 0.02% for combined assets above $1,000,000,000. On and after October 20, 2011, the Funds, other than USBO, USCI and CPER, pay a licensing fee that is equal to 0.015% on all assets.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 6 — Contracts and Agreements – (continued)

The Funds expressly disclaim any association with the Exchange or endorsement of the Funds by the Exchange and acknowledge that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

The Company has contracted an accounting firm to prepare each of the Funds, USSNG and the Trust’s yearly income tax filings with the Internal Revenue Service and various states. The cost associated with any registered new fund is expected to be comparable.

Note 7 — Accumulated Other Comprehensive Loss

Changes in accumulated other comprehensive loss for the years ended December 31, 2011 and 2010 are as follows:

Balance, December 31, 2009	$(513,284)
Unrealized holding gains on investments	15,318

Balance, December 31, 2010	(497,966)
Unrealized holding losses on investments	(1,085)

Balance, December 31, 2011	$(499,051)

The Company records its other comprehensive loss net of income tax expense (benefit). As of December 31, 2011 and 2010, the Company has not recorded an income tax expense or benefit associated with its accumulated other comprehensive loss (see Note 5).

Note 8 — Off-Balance Sheet Risks and Contingencies

The Funds engage in the trading of U.S. futures contracts, options on U.S. contracts, cleared swap contracts and over-the-counter derivative transactions (collectively “derivatives”). The Funds are exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by the Funds, with the exception of USNG, are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, the Funds must rely solely on the credit of their respective individual counterparties. To the extent the Funds enter into non-exchange traded contracts, they are subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. The Funds also have credit risk since the sole counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, the Funds bear the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on futures contracts require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

A customer’s cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

Note 8 — Off-Balance Sheet Risks and Contingencies – (continued)

FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Funds are exposed to market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both buyers and sellers of options, the Funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option.

The Company’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting and control procedures. In addition, the Company has a policy of reviewing the credit standing of each clearing broker or counter-party with which it conducts business.

The financial instruments held by the Company are reported in the statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities.

The Company has securities for its own account and may incur losses if the market value of the securities decreases subsequent to December 31, 2011.

The Company has a substantial portion of its assets on deposit with banks. Assets deposited with banks are subject to credit risk. In the event of a bank’s insolvency, recovery of the Company’s assets on deposit may be limited to account insurance or other protection afforded such deposits. As of December 31, 2011, the Company had cash of $117,792 in excess of the federally insured amount of $250,000.

Note 9 — Subsequent Events

In accordance with FASB ASC Topic 855-10-05, the Company has performed an evaluation of subsequent events through March 28, 2012 which is the date the financial statements were available to be issued. The evaluation did not result in any items to disclose.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933.

Administrator: Brown Brothers Harriman & Co., Inc.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to HARD.

Hard Currency: A currency that is widely use and freely exchangeable, issued by a financial and economically strong country, and issued by a country which has historically suffered less from the effects of inflation compared to other countries.

Benchmark Futures Contracts: The Hard Currency futures contracts selected as a component of the Futures Basket.

Business Day: Any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Futures Contract is traded is closed for regular trading.

CEA: Commodity Exchange Act.

CFMA: Commodity Futures Modernization Act of 2000.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities or some other benchmark, that is submitted to a central clearinghouse after it is either traded over-the-counter or on an exchange or other trading platform.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor or CTA: Subject to certain exceptions set forth in the Commodity Exchange Act, any person who for compensation or profit, (i) engages in the business of advising others, either directly or through publications, writings or electronic media, as to the value of or the advisability of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market, or (ii) as part of a regular business, issues or promulgates analyses or reports concerning any of the activities referred to in (i).

Creation Basket: A block of 50,000 units used by HARD to issue units.

Currency Interests: Futures Contracts and Other Hard Currency-Related Investments.

Custodian: Brown Brothers Harriman & Co., Inc.

Dodd-Frank Act: “The Dodd-Frank Wall Street Reform and Consumer Protection Act” that was signed into law on July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the units.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Basket: The basket of Benchmark Futures Contracts that HARD attempts to track.

Futures Contracts: Futures contracts for currencies that are traded on Futures Exchanges.

Futures Exchanges: The New York Mercantile Exchange, Chicago Mercantile Exchange, and ICE Futures.

General Partner: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, and which is the general partner of each of the stated Related Public Funds.

ICE Futures: ICE Futures Europe, ICE Futures U.S. or ICE Futures Canada.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

NAV: Net Asset Value of a Fund.

NFA: National Futures Association.

NYMEX: New York Mercantile Exchange.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Hard Currency-Related Investments: Other Hard Currency-Related investments such as cash-settled options on Futures Contracts, forward contracts relating to currencies, cleared swap contracts and over-the-counter transactions that are based on the price of Hard Currency, Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative, OTC Derivative, Over-the-Counter Contract, OTC Contract, Over-the-Counter Transaction or OTC Transaction: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Rebalancing Period: The business two weeks prior to the expiration of the Futures Contract.

Redemption Basket: A block of 50,000 units used by HARD to redeem units.

Related Public Funds: USOF, USNG, US12OF, UGA, USHO, USSO, US12NG, USCI, USBO, USMI, USAG and CPER.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Sponsor: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of HARD and the other Funds.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Contract: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of HARD will not Hard Currencies.

Treasuries or Treasury Securities: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Currency Funds Trust.

Trust Agreement: The Declaration of Trust and Trust Agreement of the Trust effective as of May 22, 2012.

UGA: United States Gasoline Fund, LP.

UAC: United States Asian Commodities Basket Fund.

UGA: United States Gasoline Fund, LP.

UNGD: United States Natural Gas Double Inverse Fund.

USAG: United States Agriculture Index Fund.

US12NG: United States 12 Month Natural Gas Fund, LP.

US12OF: United States 12 Month Oil Fund, LP.

USBO: United States Brent Oil Fund, LP.

USCI: United States Commodity Index Fund.

USGO: United States Gasoil Fund.

USHO: United States Heating Oil Fund, LP.

USMI: United States Metals Index Fund.

USNG: United States Natural Gas Fund, LP.

USOF: United States Oil Fund, LP.

USSF: United States Sugar Fund.

USSO: United States Short Oil Fund, LP.

Units: Common units representing fractional undivided beneficial interests in HARD.

Unitholders: Holders of units.

Valuation Day: Any day as of which HARD calculates its NAV.

You: The owner of units.

APPENDIX B

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

UNITED STATES CURRENCY FUNDS TRUST

Dated as of May 25, 2012

By and Between

UNITED STATES COMMODITY FUNDS LLC,

as Sponsor

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Delaware Trustee

UNITED STATES CURRENCY FUNDS TRUST

DECLARATION OF TRUST

AND TRUST AGREEMENT

This DECLARATION OF TRUST AND TRUST AGREEMENT of UNITED STATES CURRENCY FUNDS TRUST (the “Trust”) is made and entered into as of May 25, 2012, by and between United States Commodity Funds LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust, National Association, a national banking association, as Delaware trustee.

WHEREAS, the Sponsor is forming the Trust as of the date of this Agreement as a statutory trust organized in series, pursuant to the Delaware Statutory Trust Act;

WHEREAS, the Sponsor and the Trustee desire to enter into this Trust Agreement which states the terms and conditions upon which the Trust shall be administered, as hereinafter provided.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Property” means any property the book value of which has been adjusted as provided by Section 7.1(d).

“Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Sponsor.

“Affiliate” means, when used with reference to a specified Person, (i) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity.

“Authorized Purchaser” means a Person that is a DTC Participant (as defined in Section 4.6(c)) and has entered into an Authorized Purchaser Agreement that, at the relevant time, is in full force and effect.

“Authorized Purchaser Agreement” means an agreement between the Sponsor, the Trust and an Authorized Purchaser, as the same may be amended or supplemented from time to time in accordance with its terms.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Book-Tax Disparity” means, with respect to any property held by a Fund, as of any date of determination, the difference between the book value of such property (as initially determined under Section 7.6 in the case of contributed property, and as adjusted from time to time in accordance with Section 7.1(d)) and the adjusted basis thereof for United States federal income tax purposes, as of such date of determination.

“Business Day” means any day other than a day on which either the Exchange or the applicable Fund’s Futures Exchange is closed for regular trading.

“Capital Account” shall have the meaning assigned to such term in Section 7.1(a).

“Capital Contribution” means, with respect to any Unitholder of a Fund, the amount of money and the fair market value of any property (other than money) contributed to the Fund by such Unitholder.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means that certain Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on or about the date hereof, as may be amended from time to time, pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the United States Commodity Futures Trading Commission, and any successor thereto.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Covered Person” means the Trustee, the Sponsor and their respective Affiliates.

“Creation Basket” means a basket of 100,000 Units of a Fund, or such greater or lesser number of Units as the Sponsor may determine from time to time for each Fund.

“Creation Basket Deposit” of a Fund means the Deposit made by an Authorized Purchaser in connection with a Purchase Order and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order by (ii) the Net Asset Value Per Basket of such Fund calculated on the Purchase Order Date.

“Currency” or “Currencies” means legal tender in the generally accepted form of money (including coins, paper or notes), issued by a government or instrumentality thereof, lawfully circulated and in common use as a medium of exchange for payment between parties in a sovereign country (including its possessions or territories). For purposes of this definition, the euro (€) shall be considered Currency.

“Currency Contract” means a contract for the purchase or sale of a Currency or any other contract whose value is determined by reference to the value of a Currency, one or more Currencies, including a Currency-based forward contract, futures contract, swap, option or other over the counter transaction.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Deliver,” “Delivered” or “Delivery” means, when used with respect to Units, either (A) one or more book-entry transfers of such Units to an account or accounts at the Depository designated by the Person entitled to such delivery for further credit as specified by such Person or (B) if the Depository ceases to make its book-entry settlement system available for the Units, execution and delivery at the Trust’s principal office of one or more certificates evidencing those Units.

“Deposit” means the amount of cash or other property contributed or agreed to be contributed to the Trust by any Authorized Purchaser or by the Sponsor, as applicable, in accordance with Article IV hereof.

“Depository” or “DTC” means The Depository Trust Company, New York, New York, or such other depository of Units as may be selected by the Sponsor as specified herein.

“Depository Agreement” means the Letter of Representations relating to each Fund from the Sponsor to the Depository in connection with the initial issuance of Units of such Fund, as the same may be amended or supplemented from time to time.

“Distributor” means ALPS Distributors, Inc. or any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Sponsor.

“DTC Participants” shall have the meaning assigned to such term in Section 4.6(c).

“Event of Withdrawal” means the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter), or the provision of written notice by the Sponsor of its withdrawal as Sponsor in accordance with Section 5.12(a) of this Trust Agreement.

“Exchange” means NYSE Arca, Inc. or, if the Units of any Fund shall cease to be listed on such exchange and are listed on one or more other exchanges, the exchange on which the Units of such Fund are principally traded, as determined by the Sponsor.

“Fiscal Year” shall have the meaning assigned to such term in Article XI hereof.

“Fund” means a Fund established and designated as a series of the Trust as provided in Section 4.2(a).

“Futures Exchange” means the contract market or derivatives transaction execution facility on which futures contracts or other investments relating to any underlying Currencies that comprise a Fund’s principal investment focus are traded, including but not limited to, the New York Mercantile Exchange, NASDAQ OMX Futures Exchange, NYSE Liffe, Eurex, ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, or on other foreign exchanges or over the counter markets.

“Global Certificates” means the global certificate or certificates for each Fund issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit A.

“Indirect Participants” shall have the meaning assigned to such term in Section 4.6 (c).

“Initial Contribution” shall have the meaning assigned to such term in Section 7.1(a).

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service or any successor thereto.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 14.2.

“Management Fee” means the management fee paid to the Sponsor pursuant to this Agreement.

“Net Asset Value” at any time means the total assets in the Trust Estate of a Fund as reasonably determined by the Sponsor or its designee including, but not limited to, all cash and cash equivalents, other debt securities or other property, less total expenses and liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. The amount of any distribution made pursuant to Article VII hereof shall be a liability of such Fund from the day when the distribution is declared until it is paid.

“Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Unit of a Fund by the number of Units comprising a Basket at such time.

“Net Asset Value Per Unit” means the Net Asset Value of a Fund divided by the number of Units of a Fund outstanding on the date of calculation.

“NFA” means the National Futures Association.

“Order Cut-Off Time” means such time as disclosed in the Prospectus by which orders for creation or redemption of Baskets must be placed.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 5.8(a)(ii).

“Percentage Interest” means, as to each Unitholder, the portion (expressed as a percentage) of the total outstanding Units held by such Unitholder.

“Person” means any natural person, or any partnership, limited liability company, trust, estate, corporation, association or other legal entity, in its own or any representative capacity.

“Prospectus” means the final prospectus and disclosure document of the Trust and any Fund, constituting a part of the Registration Statement for such Fund filed with the SEC and declared effective thereby, as such prospectus may at any time and from time to time be supplemented or amended.

“Purchase Order” shall have the meaning assigned thereto in Section 4.5(a)(i).

“Purchase Order Date” shall have the meaning assigned thereto in Section 4.5(a)(i).

“Reconstituted Trust” shall have the meaning assigned thereto in Section 14.1(a).

“Redemption Basket” means the minimum number of Units of a Fund that may be redeemed pursuant to Section 8.1, which shall be the number of Units of such Fund constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash or the combination of United States Treasury securities, cash and/or cash equivalents or other securities or property to be delivered in satisfaction of a redemption of a Redemption Basket as specified in Section 8.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 8.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 8.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 8.1(d).

“Registration Statement” means a registration statement filed with the SEC under the Securities Act of 1933, the Securities Exchange Act of 1934 or any rules or regulations thereunder, on Form S-1 or Form S-3 or any successor form or any other SEC registration statement form that the Trust may be permitted to use, as any such form may be amended from time to time, pursuant to which the Trust registered Units, as such Registration Statement may at any time and from time to time be amended.

“SEC” means the United States Securities and Exchange Commission.

“Sponsor” means United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator and controls the investments and other decisions of the Funds, and any successor thereto or any substitute therefore as provided herein.

“Sponsor’s Units” means the units issued by a Fund to the Sponsor pursuant to Section 2.3, evidencing the Sponsor’s beneficial interests in the net assets of such Fund.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 8.1(d).

“Tax Matters Partner” means the Sponsor or any successor in its capacity as the “tax matters partner” designated to represent a Fund in certain federal income tax matters pursuant to subchapter C of chapter 63 of the Code or under any comparable provisions of state or local law.

“Transaction Fee” shall have the meaning assigned thereto in Section 4.5(d).

“Trust” means United States Currency Funds Trust, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Declaration of Trust and Trust Agreement as the same may be amended from time to time.

“Trustee” means Wilmington Trust, National Association, or any successor thereto as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Fund, all property and cash held by such Fund.

“Unitholder” means, with respect to any Unit, the Person who owns the ultimate economic beneficial interest in such Unit and does not hold the Unit as a mere nominee or custodian for another Person.

“Units” means the units of fractional undivided beneficial interest in a Fund.

“Unrealized Gain” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined for purposes of Section 7.1(d)) as of such date of determination over the adjusted basis of such property as of such date of determination.

“Unrealized Loss” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the adjusted basis of such property as of such date of determination over the fair market value of such property (as determined for purposes of Section 7.1(d)) as of such date of determination.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Name. The name of the Trust shall be “United States Currency Funds Trust” in which name the Trustee and the Sponsor may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue on behalf of the Trust. The Trustee shall file the Certificate of Trust in the form attached hereto as Exhibit B.

Section 2.2 Delaware Trustee; Business Offices.

(a) The sole Trustee of the Trust is Wilmington Trust, National Association, a national banking association, with its principal place of business in the State of Delaware, which is located at 1100 North Market Street, Wilmington, Delaware 19890-0001 or at such other address in the State of Delaware as the Trustee may designate in writing to the Sponsor. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust, National Association resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

(b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The Trust may maintain such other offices at such other places as the Sponsor deems advisable.

Section 2.3 Declaration of Trust. The Sponsor contributed the sum of $1,000 as an initial contribution to the capital of the Trust and as consideration for the Sponsor’s Units in United States Golden Currency Fund (“HARD”) designated in Section 4.2 hereof, and shall also contribute a sum of $1,000 as consideration for the Sponsor’s Units in each additional Fund designated in Section 4.2 hereof. The initial contribution to HARD is held, and any similar contributions to additional Funds shall be held, in bank accounts in the name of the Trust controlled by the Sponsor, which amount shall constitute the initial trust estate. The trust estate shall be held in trust for the Sponsor. The Sponsor agrees that upon the initial public offering of any additional Fund formed pursuant to this Trust Agreement, the initial capital contribution made by it to a Fund upon such Fund’s formation shall be deemed payment for the Sponsor’s Units in such Fund. The Sponsor declares that the Trust Estate of each Fund will be held in the name of the Trust and each Fund, as applicable, for the benefit of such Fund’s Unitholders for the purposes of, and subject to the terms and conditions set forth in, this Agreement. It is the intention of the Parties hereto to create a statutory trust under the Delaware Trust Statute, organized in series or Funds, and that this Trust Agreement shall constitute the governing instrument of the Trust. Nothing in this Trust Agreement shall be construed to make the Unitholders of any Fund members of a limited liability company, joint stock association, corporation or, except for tax purposes as provided in Section 2.5, partners in a partnership. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and, to the extent not inconsistent with this Trust Agreement, in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trust is being formed as of the date of this Agreement, at which time the Trustee shall file the Certificate of Trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

Section 2.4 Purposes and Powers. The purpose and powers of the Trust and each Fund shall be: (a) to implement the investment objective of each Fund as contemplated by the Prospectus; (b) to enter into any lawful transaction and engage in any lawful activity in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Sponsor, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes, business, protection and benefit of the Trust and the Trust shall have all of the powers specified in this Section 2.4 hereof, including, without limitation, all of the powers which may be exercised by a Trustee or Sponsor on behalf of the Trust under this Trust Agreement. Except to the extent expressly set forth in Section 2.2(a) and this Article II, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute.

Section 2.5 Tax Matters.

(a) Subject to Section 4.9(b), the Sponsor, and each Unitholder by virtue of its purchase of Units in a Fund, (i) express their intent that the Units of such Fund qualify under applicable tax law as interests in a partnership, and (ii) agree to file U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of such Fund as a partnership in which each of the Unitholders thereof is a partner. The Tax Matters Partner or the Unitholders (as appropriate) will make or refrain from making any tax elections to the extent necessary to obtain treatment consistent with the foregoing. The Sponsor shall not be liable to any Person for the failure of any Fund to qualify as a partnership under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought.

(b) The Sponsor shall obtain a separate federal taxpayer identification number for each Fund prior to the commencement of the Fund’s operations. The Sponsor, at its expense, shall prepare or cause to be prepared all federal, state, and local tax returns of a Fund for each year for which such returns are required to be filed and shall timely file or cause to be timely filed such returns and timely pay or cause to be timely paid, out of the Trust Estate of such Fund, any taxes, assessments or other governmental charges owing with respect to the Fund. The Trustee and the Administrator shall promptly notify the Sponsor if it becomes aware that any tax, assessment or other governmental charge is due or claimed to be due with respect to a Fund. The Sponsor shall deliver or cause to be delivered to each Unitholder of a Fund and the broker or nominee through which a Unitholder owns its Units an IRS Schedule K-1 and such other information, if any, with respect to the Fund as may be necessary for the preparation of the federal income tax or information returns of such Unitholder, including a statement showing the Unitholder’s share of the Fund’s items of income, gain, loss, expense, deduction and credit for the Fiscal Year for federal income tax purposes, as soon as practicable after the last day of the Fiscal Year but not later than March 15 of the following year.

(c) Except as provided herein, the Tax Matters Partner may, in its sole discretion, cause a Fund to make, or refrain from making, any tax elections that the Tax Matters Partner reasonably deems necessary or advisable, including, but not limited to, an election pursuant to Section 754 of the Code.

(d) Each Unitholder of a Unit in a Fund, by its acceptance or acquisition of a beneficial interest therein, agrees to furnish the Sponsor or its designee with such representations, forms, documents or other information as may be necessary to enable such Fund to comply with its U.S. federal income tax reporting obligations in respect of such Unit, including an Internal Revenue Service Form W-9 (or the substantial equivalent thereof) in the case of a Unitholder that is a United States person within the meaning of the Code or an Internal Revenue Service Form W-8 or other applicable form in the case of a Unitholder that is not a United States person. The Fund shall file any required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Unitholder, shall remit amounts withheld with respect to the Unitholder to the applicable tax authorities. To the extent that the Sponsor reasonably believes that the Fund is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority with respect to distributions or allocations to any Unitholder, the Fund may withhold such amounts and treat the amounts withheld as distributions of cash to the Unitholder in the amount of the withholding and reduce the amount of cash or other property otherwise distributable to such Unitholder. If an amount required to be withheld was not withheld, the Fund may reduce subsequent distributions to such Unitholder by the amount of such required withholding. In the event of any claimed over-withholding, Unitholders shall be limited to an action against the applicable jurisdiction.

(e) By its acceptance of a beneficial interest in a Unit, a Unitholder waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations Section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Unitholder provides, or has previously provided, to any broker or nominee through which it owns its Units, to the extent such representations, forms, documents or information may be necessary to enable the Fund to comply with its withholding tax and backup withholding tax and information reporting obligations or to make basis adjustments under Section 754 of the Code with respect to the Units. Furthermore, the parties hereto, and by its acceptance or acquisition of a beneficial interest in a Unit, a Unitholder, acknowledge and agree that any broker or nominee through which a Unitholder holds its Units shall be a third party beneficiary to this Trust Agreement for the purposes set forth in this Section 2.5.

(f) The Sponsor is specifically authorized to act as the “Tax Matters Partner” under the Code for each Fund and in any similar capacity under state or local law. The Tax Matters Partner shall have the authority without any further consent of Fund Unitholders being required (except as specifically required herein) to make any and all elections for federal, state, local, and foreign tax purposes including any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii); (ii) to adjust the basis of the Fund’s assets pursuant to Code Sections 754, 734(b) and 743(b) or comparable provisions of state, local, or foreign law, in connection with transfers of Units and distributions; (iii) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Fund’s federal, state local, or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Fund and its Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Fund or the Unitholders in their capacities as Unitholders and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unitholders with respect to such tax matters or otherwise affect the rights of the Fund and its Unitholders.

(g) By its acceptance of a beneficial interest in a Unit of a Fund, a Unitholder agrees to the designation of the Sponsor as the initial Tax Matters Partner of the Fund. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. The Tax Matters Partner of a Fund shall be authorized to exercise all rights and responsibilities conferred upon a Tax Matters Partner under Sections 6221-6234 of the Code with respect to such Fund, including, without limitation: (i) handling all audits and other administrative proceedings conducted by the IRS with respect to the Fund; (ii) extending the statute of limitations with respect to the Fund’s partnership tax returns; (iii) entering into a settlement with the IRS with respect to the Fund’s partnership items on behalf of those Limited Owners having less than a 1% interest in the Fund; and (iv) filing a petition or complaint with an appropriate U.S. federal court for review of a final partnership administrative adjustment.

(h) The Sponsor shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Trust Agreement.

Section 2.6 General Liability of Unitholders. Subject to Sections 9.1 and 9.3 hereof, no Unitholder, other than the Sponsor to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Fund.

Section 2.7 Legal Title. Legal title to all of the Trust Estate of each Fund shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Sponsor or any other Person (other than a Unitholder) as nominee.

Section 2.8 Series Trust. The Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Trust Statute. The Units of the Trust shall be divided into series, each a Fund, as provided in Section 3806(b)(2) of the Delaware Trust Statute. Separate and distinct records shall be maintained for each series and the assets associated with each series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or any other series. The use of the terms “Trust”, “Fund” or “series” in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on inter-series liability as set forth in Section 3804 of the Delaware Trust Statute.

Section 2.9 Derivative Actions.

(a) No person who is not a Unitholder of a particular Fund shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Fund. No Unitholder of a Fund may maintain a derivative action on behalf of the Trust with respect to such Fund unless holders of a least ten percent (10%) of the outstanding Units of such Fund join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Act, a Unitholder may bring a derivative action on behalf of the Trust with respect to a Fund only if the following conditions are met: (i) the Unitholder or Unitholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Unitholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a sponsor of one or more companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Unitholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Unitholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

ARTICLE III

THE TRUSTEE

Section 3.1 Term; Resignation.

(a) The Trust shall have only one trustee unless otherwise determined by the Sponsor. Wilmington Trust, National Association has been appointed and hereby agrees to serve as the Trustee of the Trust. The Sponsor is entitled to appoint additional Trustees and remove any Trustee without cause and appoint a successor Trustee in accordance with the terms hereof at any time. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and shall have no obligation to supervise or monitor the Sponsor or otherwise manage the Trust.

(b) Any Trustee of the Trust, including the current Trustee, may resign upon 60 days’ prior written notice to the Sponsor and the other Trustee(s), if any; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 3.5. If the Sponsor does not appoint a successor trustee within such 60 day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee.

Section 3.2 Powers. Except to the extent expressly set forth in Section 2.2(a) and this Article III, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Trustee shall not have any implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust or any Fund. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

Section 3.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (including the

Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

Section 3.4 Indemnification. The Sponsor agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless, the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of any of the Indemnified Parties. The indemnities contained in this Section 3.4 shall survive the termination of this Trust Agreement, the termination of the Trust or the removal or resignation of the Trustee.

Section 3.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807(a) of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement. Any person into which the Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

Section 3.6 Liability of Trustee. Except as otherwise provided in this Article III, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Fund is a party shall look only to the appropriate Fund’s Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Sponsor as set forth in Section 2.6 hereof.

The Trustee shall not be liable or accountable hereunder to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a)	The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate or any Units;

(b)	The Trustee shall not be liable for any actions taken or omitted to be taken by it in good faith in accordance with the instructions of the Sponsor;

(c)	The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegatees, any beneficial owners or any other person;

(d)	The Trustee shall not have any duty or obligation to supervise or monitor the performance of, or compliance with this Trust Agreement by, the Sponsor or its delegatees or any beneficial owner of the Trust.

(e)	No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f)	Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any Fund other agreements to which the Trust or any Fund is a party; and

(g)	Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

Section 3.7 Reliance; Advice of Counsel.

(a) The Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by or on behalf of the Sponsor or an Affiliate of the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions by or on behalf of the Sponsor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

(b) The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(c) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with such counsel, accountants and other experts and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

Section 3.8 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article III shall be deemed not to be a part of any Fund’s Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the applicable Fund’s Trust Estate.

ARTICLE IV

UNITS; DEPOSITS

Section 4.1 General.

(a) The Sponsor shall have the power and authority, without Unitholder approval, to establish and designate one or more series, or Funds, and to issue Units thereof, from time to time as set forth in Section 4.2, as it deems necessary or desirable. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust. The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the Units of the Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Funds shall have separate voting rights or no voting rights.

(b) The Sponsor may, without Unitholder approval, divide or subdivide Units of any Fund into two or more classes or subclasses, Units of each such class or subclass having such preferences and special or relative rights and privileges as the Sponsor may determine as provided in Section 4.3. The fact that a Fund shall have been initially established and designated without any specific establishment or designation of classes or subclasses shall not limit the authority of the Sponsor to divide a Fund and establish and designate separate classes or subclasses thereof, including redesignation of any existing Units as provided in Section 4.3.

(c) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Sponsor may divide or combine the Units of any Fund or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund or class thereof. The Sponsor may issue Units of any Fund or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend, split or reverse split), all without action or approval of the Unitholders of such Fund. All Units when so issued on the terms determined by the Sponsor shall be fully paid and non-assessable. The Sponsor may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Fund or class thereof into one or more series or classes thereof that may be established and designated from time to time. The Sponsor may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Fund or class thereof reacquired by the Trust. Unless otherwise determined by the Sponsor, treasury Units shall not be deemed cancelled.

(d) The Units of each Fund shall initially be a single class.

(e) No certificates or other evidence of beneficial ownership of the Units will be issued for Sponsor’s Units. Global Certificates will be issued in accordance with Section 4.5(e) of this Agreement for all Units of a Fund other than the Sponsor’s Units of such Fund.

(f) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

Section 4.2 Establishment of Series, or Funds, of the Trust.

(a) Without limiting the authority of the Sponsor set forth in Section 4.2(b) to establish and designate any further series, the Sponsor has established and designated one initial series or Fund, United States Golden Currency Fund (“HARD”), and hereby establishes and designates additional series, or Funds, as shown in Exhibit D, which may be amended from time to time.

The provisions of this Article IV shall be applicable to each of the Funds shown in Exhibit D and any further Fund that may from time to time be established and designated by the Sponsor as provided in Section 4.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Sponsor with respect to any Fund created after the initial formation of the Trust in this Agreement or any other written instrument creating such additional Fund.

(b) The establishment and designation of any series, or Funds, other than those set forth above shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit C setting forth such establishment and designation and the relative rights and preferences of such series, or Funds, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Fund previously established and designated, the Sponsor may by an instrument executed by it abolish that Fund and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 4.3 Establishment of Classes and Sub-Classes. The division of any series, or Funds, into two or more classes or sub-classes of Units thereof and the establishment and designation of such classes or sub-classes of Units shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit C setting forth such division, and the establishment, designation, and relative rights and preferences of such classes of Units, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of Units of any Fund may differ in such respects as the Sponsor may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Units outstanding of any particular class or sub-class of Units previously established and designated, the Sponsor may by an instrument executed by it abolish that class or sub-class of Units and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 4.4 Offer of Units. With respect to each Fund, during the period commencing with the initial effective date of the Prospectus of the Fund and ending no later than immediately prior to the time Units of such Fund begin trading on an Exchange, such Fund shall offer Units to Authorized Purchasers in Creation Baskets pursuant to Rule 415 under the Securities Act of 1933, as amended, at an offering price as specified in the prospectus for each Fund. After such period, each Fund shall continue to offer Units in Creation Baskets at the Net Asset Value Per Basket of such Fund. The Sponsor shall make such arrangements for the sale of the Units as it deems appropriate. The offering for each Fund shall be made on the terms and conditions set forth in the Prospectus for such Fund.

Section 4.5 Procedures for Creation and Issuance of Creation Baskets.

(a) General. The following procedures, as supplemented by the more detailed procedures specified in an attachment to the Authorized Purchaser Agreement for each Fund, which may be amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of Creation Baskets for each Fund. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets, which may be issued by each Fund is unlimited.

(i) On any Business Day, an Authorized Purchaser may submit to the Sponsor or its designee a purchase order to subscribe for and agree to purchase one or more Creation Baskets for the applicable Fund (such request by an Authorized Purchaser, a “Purchase Order”) in the manner provided in the Authorized Purchaser Agreement. Any Purchase Order must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Date”). By placing a Purchase Order, an Authorized Purchaser agrees to deposit cash or a combination of direct obligations of the United States Treasury (“Treasury Securities”), cash and/or cash equivalents or other securities or property with the Trust. Failure to do so shall result in the cancellation of the Purchase Order. The Sponsor or its designee will process Purchase Orders only from Authorized Purchasers with respect to which the Authorized Purchaser Agreement for the Fund is in full force and effect. The Sponsor or its designee will maintain and provide to Unitholders upon request a current list of the Authorized Purchasers for each Fund with respect to which the Authorized Purchaser Agreement is in full force and effect.

(ii) Any Purchase Order is subject to rejection by the Sponsor or its designee pursuant to Section 4.5(c). The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities that may be included in Creation Basket Deposits and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(iii) After accepting an Authorized Purchaser’s Purchase Order, the Sponsor or its designee will issue and deliver Creation Baskets to fill an Authorized Purchaser’s Purchase Order on the third Business Day following the Purchase Order Date, but only if by such time the Sponsor or its designee has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust, the Creation Basket Deposit due from the Authorized Purchaser submitting the Purchase Order. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for Treasury Securities and/or the amount of cash, including the maximum permitted remaining maturity of a Treasury Security and the proportions of Treasury Securities and cash, that may be included in Deposits to create Baskets and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day. The Sponsor or its designee will obtain from each Authorized Purchaser an acknowledgment that it has received a copy of the Prospectus prior to accepting any Purchase Order.

(b) Deposit with the Depository. Upon issuing a Creation Basket for any Fund pursuant to a Purchase Order, the Sponsor will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Authorized Purchaser that submitted the Purchase Order.

(c) Rejection. For each Fund, the Sponsor or its designee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit: (i) determined by the Sponsor or its designee not to be in proper form; (ii) determined by the Sponsor not to be in the best interest of the Unitholders; (iii) that, due to position limits or otherwise, the Sponsor determines investment alternatives that will enable a Fund to meet its investment objective are not available to such Fund at that time; (iv) the acceptance or receipt of which would have adverse tax consequences to the Trust, the Fund or the Fund’s Unitholders; (v) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; (vi) if circumstances outside the control of the Sponsor or its designee make it, for all practical purposes, not feasible, as determined by the Sponsor in its sole discretion, to process creations of Creation Baskets; or (vii) for any other reason set forth in the Authorized Purchaser Agreement entered into with that Authorized Purchaser. Neither the Sponsor nor its designee shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d) Transaction Fee. For each Fund, a non-refundable transaction fee will be payable by an Authorized Purchaser to the Sponsor for its own account in connection with each Purchase Order pursuant to this Section 4.5 and in connection with each Redemption Order of such Authorized Purchaser pursuant to Section 8.1 (each a “Transaction Fee”). The Transaction Fee charged in connection with each such creation and redemption shall be initially $1,000, but may be changed as provided below. Even though a single Purchase Order or Redemption Order may relate to multiple Creation Baskets or Redemption Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order for a Fund. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor.

(e) Global Certificate Only. Certificates for Creation Baskets of a Fund will not be issued, other than the Global Certificates issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 4.6.

(f) Replacement of Depository. The Depository may determine to discontinue providing its service with respect to Creation Baskets and Units of any Fund by giving notice to the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Sponsor shall take action to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Sponsor or, if such a replacement is unavailable, to either (i) terminate the Trust or specific Funds, as applicable, or (ii) execute and deliver separate certificates evidencing Units registered in the names of the Unitholders thereof, with such additions, deletions and modifications to this Trust Agreement and to the form of certificate evidencing Units as the Sponsor deems necessary or appropriate.

Section 4.6 Book-Entry-Only System, Global Certificates.

(a) Global Certificates. The Trust and the Sponsor will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Units of each Fund. Units of each Fund will be represented by the Global Certificates (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Units will be issued. The Global Certificates for each Fund shall be in the form attached hereto as Exhibit A or described therein and shall represent such Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Units of a Fund from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Certificate to reflect the amount, or any increase or decrease in the amount, of outstanding Units represented thereby shall be made in such manner and upon instructions given by the Sponsor on behalf of the Trust as specified in the Depository Agreement.

(b) Legend. Any Global Certificate issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository. The Depository has advised the Trust and the Sponsor as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d) Unitholders. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Units of a Fund, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Sponsor on behalf of each Fund and each

Authorized Purchaser, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Unitholders will be shown on, and the transfer of Units will be effected only through, in the case of DTC Participants, the records maintained by the Depository and, in the case of Indirect Participants and Unitholders holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants or Indirect Participants. Unitholders are expected to receive, from or through the broker or bank that maintains the account through which the Unitholder has purchased Units, a written confirmation relating to their purchase of Units.

(e) Reliance on Procedures. Unitholders will not be entitled to have Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form. Accordingly, to exercise any rights of a holder of Units under the Trust Agreement, a Unitholder must rely on the procedures of the Depository and, if such Unitholder is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Unitholder holds its interests. The Trust and the Sponsor understand that under existing industry practice, if the Trust or any Fund requests any action of a Unitholder, or a Unitholder desires to take any action that the Depository or its nominee, as the record owner of all outstanding Units of each Fund, is entitled to take, (1) in the case of a Trust request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Units through it, with each successive Indirect Participant continuing to notify each person holding Units through it until the request has reached the Unitholder, and (2) in the case of a request or authorization to act being sought or given by a Unitholder, such request or authorization is given by such Unitholder and relayed back to the Trust or such Fund through each Indirect Participant and DTC Participant through which the Unitholder’s interest in the Units is held.

(f) Communication between the Trust and the Unitholders. As described above, the Trust and the Funds will recognize the Depository or its nominee as the owner of all Units for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Unitholders will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Funds upon request and for a fee to be charged to the Funds a listing of the Unit holdings of each DTC Participant. The Trust or the Funds shall inquire of each such DTC Participant as to the number of Unitholders holding Units of a Fund, directly or indirectly, through such DTC Participant. The Trust or the Funds shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Unitholders. In addition, the Funds shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions. Any distributions on Units pursuant to Section 7.8 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Units. The Trust and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Units as shown on the records of the Depository or its nominee. The Trust and the Sponsor also expect that payments by DTC Participants to Indirect Participants and Unitholders holding Units through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Funds, the Trustee or the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Unitholders, or payments made on account of beneficial ownership interests in Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Unitholders owning through such DTC Participants or Indirect Participants or between or among the Depository, any Unitholder and any person by or through which such Unitholder is considered to own Units.

(h) Limitation of Liability. Each Global Certificate to be issued hereunder is executed and delivered solely on behalf of the Trust by the Sponsor, as Sponsor, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in each Global Certificate are made and intended not as personal representations, undertakings and agreements by the Sponsor or the Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Certificate shall be construed as creating any liability on the Sponsor or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i) Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 4.6.

Section 4.7 Assets. All consideration received by a Fund for the issue or sale of Units together with such Fund’s Trust Estate in which such consideration is invested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to each Fund for all purposes, subject only to the rights of creditors of such Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of such Fund.

Section 4.8 Liabilities of Funds.

(a) The Trust Estate belonging to each particular Fund shall be charged with the liabilities of the Trust in respect of that Fund and only that Fund, and all expenses, costs, charges, indemnities and reserves attributable to that Fund. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Sponsor shall be conclusive and binding upon all Unitholders for all purposes. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation or claim represented thereby to that Fund and its assets.

(b) Without limiting the foregoing provisions of this Section 4.8, but subject to the right of the Sponsor in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses (“Claims”) incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund. Notice of this limitation on inter-series liabilities is set forth in the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) became applicable to the Trust and each Fund. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation on the Units represented thereby to that Fund and its assets, but the absence of such a provision shall not be construed as creating recourse to any other Fund or any other person.

(c) Any agreement entered into by the Trust, any Fund, or the Sponsor, on behalf of the Trust generally or any Fund, including, without limitation, the Purchase Order entered into with each Authorized Purchaser, will include language substantially similar to the language set forth in Section 4.8(b).

Section 4.9 Voting Rights. The Unitholders shall have the limited voting rights as set forth in this Agreement.

(a) Unless approved by at least a majority of the Unitholders of the applicable Fund, the Sponsor shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Fund, to the extent it would materially and adversely affect such Fund’s Unitholders, to be taxable other than as a partnership for federal income tax purposes.

(b) Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each Unitholder shall be entitled to a proportionate vote based upon the number of Units, or fraction thereof, standing in its name on the books of the applicable Fund.

Section 4.10 Equality. Except as provided herein or in an instrument establishing a Fund, all Units of a Fund shall represent an equal proportionate beneficial interest in the assets of the Fund subject to the liabilities of the Fund, and each Unit shall be equal to each other Unit. The Sponsor may from time to time divide or combine the Units into a greater or lesser number of Units without thereby changing the proportionate beneficial interest in the assets of the Fund or in any way affecting the rights of Unitholders.

Section 4.11 Record Dates. Whenever any distribution will be made, or whenever for any reason there is a split, reverse split or other change in the outstanding Units, or whenever the Sponsor shall find it necessary or convenient in respect of any matter, the Sponsor in its sole discretion shall fix a record date for the determination of the Unitholders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, or entitled to act in respect of any other matter for which the record date was set.

ARTICLE V

THE SPONSOR

Section 5.1 Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor as an agent of the Trust and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in accordance with this Trust Agreement.

Section 5.2 Authority of Sponsor. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities;

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate U.S. or foreign banking and/or savings institutions, brokers, dealers, and/or futures commission merchants and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

(c) To deposit, withdraw, pay, retain and distribute each Fund’s Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of any Registration Statement and supplements and amendments thereto;

(e) To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

(f) To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and any Prospectus;

(g) To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Securities Exchange Act of 1934, the CE Act, or the rules and regulations thereunder;

(h) To pay or authorize the payment of distributions to the Unitholders and expenses of each Fund;

(i) Subject to section 2.5(a), to make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law, as the Sponsor shall determine to be in the best interests of the Trust; and

(j) In the sole discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors.

Section 5.3 Obligations of the Sponsor. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Sponsor shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Appoint and remove independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purpose and as a “partnership” for U.S. federal income tax purposes;

(f) Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to Section 5.4(b), pledge, mortgage and hypothecate the Trust Estate of each Fund in accordance with the purposes of the Trust and the Registration Statement.

(g) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Sponsor’ s immediate possession or control;

(h) Enter into an Authorized Purchaser Agreement with each Authorized Purchaser and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(i) For each Fund, receive from Authorized Purchasers and process, or cause the Distributor to process, properly submitted Purchase Orders, as described in Section 4.5(a)(i);

(j) For each Fund, in connection with Purchase Order, receive Creation Basket Deposits from Authorized Purchasers;

(k) For each Fund, in connection with Purchase Order, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Authorized Purchaser submitting a Purchase Order for which the Sponsor has received the requisite Transaction Fee and the Trust has received the requisite Deposit, as described in Section 4.5(d);

(l) For each Fund, receive from Authorized Purchasers and process, or cause the Distributor to process, properly submitted Redemption Orders, as described in Section 8.1(a), or as may from time to time be permitted by Section 8.2;

(m) For each Fund, in connection with Redemption Orders, receive from the redeeming Authorized Purchaser through the Depository, and thereupon cancel or cause to be cancelled, Units corresponding to the Redemption Baskets to be redeemed as described in Section 8.1, or as may from time to time be permitted by Section 8.2;

(n) Interact with the Depository as required; and

(o) Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or commodity trading or other advisors.

Section 5.4 General Prohibitions. The Trust and each Fund, as applicable, shall not:

(a) Borrow money from or loan money to any Unitholder (including the Sponsor);

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge, conditional sale or other title retention agreement, charge, security interest or encumbrance, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (ii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iii) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA, or (v) the deposit of margin or collateral with respect to the initiation and maintenance of Currency Contract positions; or

(c) Operate the Trust or a Fund in any manner so as to contravene the requirements to preserve the limitation on inter-series liability set forth in Section 3804 of the Delaware Trust Statute.

Section 5.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust, any Fund, or to any Unitholder or other Covered Person for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Unitholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the applicable Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other Person selected by the Sponsor to provide services to the Trust.

Section 5.6 Fiduciary Duty.

(a) To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Unitholders or to any other Person, the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Funds, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care set forth in Section 5.5 herein. For the avoidance of doubt, to the fullest extent permitted by law, no person other than the Sponsor and the Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, any Fund, any Unitholder or any other person. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Sponsor or the Trustee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor or the Trustee.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any Fund or any Unitholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Fund, any Unitholder or any other Person, the Sponsor shall (i) resolve such conflict of interest, or (ii) take such action or provide for such terms as are fair and reasonable to the Trust, any Fund, any Unitholder or any other Person, as applicable, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust or any Fund, as applicable, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust or any Fund, as applicable, it shall have no duty to communicate or offer such opportunity to the Trust or any Fund, as applicable, and the Sponsor shall not be liable to the Trust, any Fund, or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust or any Fund. The Trust, the Funds and the Unitholders shall not have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom. The pursuit of such ventures, even if competitive with the activities of the Trust or any Fund, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Funds, the Unitholders or any Affiliate of the Trust or the Unitholders.

Section 5.7 Indemnification of the Sponsor.

(a) The Sponsor shall be indemnified by the Trust (or, in furtherance of Section 4.8, by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or any Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or such Fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or such Fund, as applicable, and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Sponsor, and (ii) any such indemnification will only be recoverable from the Trust estate or the applicable estate of such Fund. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

(b) Notwithstanding the provisions of this Section 5.7(a) above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund, as applicable; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any Fund, as applicable, in cases in which it is not entitled to indemnification under this Section 5.7.

(e) The term “Sponsor” as used only in this Section 5.7 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust or any Fund, as applicable, and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(f) In the event the Trust or any Fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any Fund, as applicable, such Unitholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or such Fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(g) The payment of any amount by the Trust pursuant to this Section 5.7 shall be subject to Section 4.8 with respect to the allocation of liabilities and other amounts, as appropriate, among the Funds.

Section 5.8 Expenses and Limitations Thereon.

(a) The Sponsor or an Affiliate of the Sponsor shall be responsible for the payment of all Sponsor Expenses incurred in connection with the Trust or any Fund and the initial issuance of the Units of any Fund.

“Sponsor Expenses” shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust, any Fund and the Units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or any Fund or the offering of a Fund’s Units prior to the time such Units begin trading on an Exchange, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus for a Fund, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units of a Fund, (iv) travel, telephone and other expenses in connection with the offering and issuance of the Units of a Fund, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor.

(b) Except as set forth in Article III and Sections 5.8(a), all ongoing charges, costs and expenses of each Fund’s operation shall be billed to and paid by the applicable Fund. Such costs and expenses shall include, without limitation: (i) the Sponsor’s fee in accordance with Section 5.9; (ii) brokerage and other fees and commissions incurred in connection with the trading activities of the Funds; (iii) expenses incurred in connection with registering additional Units of a Fund or offering Units of a Fund after the time any Units of such Fund have begun trading on an Exchange; (iv) the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities; (v) fees and expenses associated with compensation to the directors; (vi) payment for routine services of the Trustee, legal counsel and independent accountants; (vii) payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by Affiliates of the Sponsor; (viii) postage and insurance, including directors and officers’ liability insurance; (ix) costs and expenses associated with client relations and services; (x) the payment of any distributions related to redemption of Units; (xi) payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Fund and the preparation of all tax returns related thereto; and (xii) extraordinary expenses (including, but not limited to, indemnification of any Person against liabilities and obligations to the extent permitted by law and required under this Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

Section 5.9 Compensation to the Sponsor. The Sponsor shall be entitled to receive a management fee as compensation for the management and administrative services rendered by Sponsor to the Trust and each Fund (the “Management Fee”). Each Fund shall pay the Sponsor (or such other person or entity designated by the Sponsor) the Management Fee as set forth in such Fund’s current Prospectus. The Sponsor may, in its sole discretion, waive all or part of the Management Fee.

Section 5.10 Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any unitholder, officer, director, member, manager, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

Section 5.11 Merger, Consolidation, Incorporation.

(a) Notwithstanding anything else herein, the Sponsor may, without Unitholder approval, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities formed or organized or existing under the laws of Delaware or any other state or the United States, or any foreign country or foreign jurisdiction, (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Sponsor to accomplish such conversion, merger or consolidation), (ii) cause the Units to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Fund to another Fund of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Sponsor to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States, or any foreign country or foreign jurisdiction, for adequate consideration as determined by the Sponsor which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Fund, and which may include Units of such other Fund of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Fund thereof.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Trust Statute and notwithstanding anything to the contrary contained in this Trust Agreement, an agreement of merger or consolidation approved by the Sponsor in accordance with this Section 5.11 may effect any amendment to the Trust Agreement (other than an amendment adverse to the Trustee without its consent) or effect the adoption of a new trust agreement of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c) Notwithstanding anything else herein, the Sponsor may, without Unitholder approval, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Fund thereof may be transferred and may provide for the conversion of Units in the Trust or any Fund thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 5.12 Withdrawal of the Sponsor.

(a) The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior notice to all Unitholders and the Trustee. If the Sponsor withdraws and a successor Sponsor is selected in accordance with Section 14.1(a)(ii), the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

(b) The Sponsor will not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(c) In connection with any Event of Withdrawal, the Sponsor shall not cease to be a Sponsor of the Trust, or to have the power to exercise any rights or powers as a Sponsor, or to have liability for the obligations of the Trust under Section 2.6 hereof, until a substitute Sponsor, which shall carry on the business of the Trust, has been admitted to the Trust or until the Trust has been terminated in accordance with Section 14.1.

(d) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor or the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Sponsor’s Units to an Affiliate of the Sponsor. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 5.12(a) or an Event of Withdrawal or assignment of Units for purposes of Section 6.2(a).

(e) The Sponsor may be removed as Sponsor of the Trust only if such removal is approved by the Unitholders holding at least 66 2/3 % of the outstanding Units (excluding for this purpose any Units held by the Sponsor and its Affiliates). Any such action by such holders for removal of the Sponsor of the Trust must also provide for the election of a successor Sponsor of the Trust by the Unitholders holding a majority of the outstanding Units (excluding for this purpose any Units held by the Sponsor and its Affiliates). Such removal shall be effective immediately following the admission of a successor Sponsor of the Trust.

Section 5.13 Authorization of Registration Statements. Each Unitholder (or any permitted assignee thereof) hereby agrees that the Sponsor, the Trust, and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by any Registration Statement on behalf of the Trust without any further act, approval or vote of the Unitholders of the Funds, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

Section 5.14 Litigation. The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the interests of the Trust or any Fund, as applicable. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the assets of the applicable Fund, or with respect to the Trust, out of the Funds’ assets on a pro rata basis and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

ARTICLE VI

TRANSFERS OF UNITS

Section 6.1 Transfer of Units. To the fullest extent permitted by law, a Unitholder may not transfer his Units or any part of his right, title and interest in the capital or profits in any Fund except as permitted in this Article VI and any act in violation of this Article VI shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor. Unitholders that are not DTC Participants may transfer Units by instructing the DTC Participant or Indirect Participant holding the Units for such Unitholder in accordance with standard securities industry practice. Unitholders that are DTC Participants may transfer Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

Section 6.2 Transfer of Sponsor’s Units. Upon the Sponsor ceasing to serve as Sponsor of the Trust, the Sponsor’s Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof.

ARTICLE VII

CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

Section 7.1 Capital Accounts.

(a) There shall be established on the books and records of each Fund for each Unitholder a separate account (a “Capital Account”), which shall be determined in accordance with the following provisions:

(i) A Unitholder’s Capital Account shall be increased by such Unitholder’s Capital Contributions to the Fund and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 7.1(b) and allocated to such Unitholder pursuant to Section 7.2.

(ii) A Unitholder’s Capital Account shall be decreased by the amount of cash distributed to such Unitholder pursuant to any provision of this Agreement and by any expenses, deductions or losses computed in accordance with section 7.1(b) and allocated to such Unitholder pursuant to Section 7.2.

(b) For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a Unitholder’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes pursuant to Code section 703(a); provided, that:

(i) Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Fund to promote the sale of (or to sell) a Unit that can neither be deducted nor amortized under section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item described in Section 705(a)(2)(B) of the Code.

(ii) Except as otherwise provided in Treasury Regulations section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii) In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Fund’s property, as adjusted pursuant to Section 7.1(c).

(c) Consistent with the provisions of Treasury Regulations section 1.704-1(b)(2)(iv)(f), upon an issuance or redemption of Units, in connection with the dissolution, liquidation or termination of a Fund, or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Unitholders may, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such property, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, and had been allocated to the Unitholders at such time pursuant to Section 7.2. Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of a Fund’s property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 7.1(c) to take into account any prior Capital Account adjustment under this Section.

(d) In the event a Unit (or beneficial interest therein) is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury regulations, and shall be interpreted and applied in a manner consistent with such regulations. In the event the Sponsor shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such regulations, it may make such modification. The Sponsor also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Unitholders and the amount of capital reflected on a Fund’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations section 1.704-1(b).

Section 7.2 Allocations for Capital Account Purposes.

(a) For purposes of maintaining Capital Accounts and in determining the rights of the Unitholders among themselves, except as otherwise provided in this Section 7.2 each item of income, gain, loss, expense and deduction (computed in accordance with Section 7.1(b)) shall be allocated to the Unitholders in accordance with their respective Percentage Interests.

(b) Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Unitholders in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(g)(3).

(c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(5) or 1.704- 1(b)(2)(ii)(d)(6), items of a Fund’s income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such Unitholder’s Capital Account balance by the items described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6)) created by such adjustments, allocations or distributions as quickly as possible. This Section 7.2(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d).

Section 7.3 Allocations for Tax Purposes.

(a) For U.S. federal income tax purposes, except as otherwise provided in this Section 7.3, each item of income, gain, loss, deduction and credit of a Fund shall be allocated among the Unitholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, or loss shall be allocated for U.S. federal income tax purposes among the Unitholders under the principles of the remedial method of Treasury Regulations section 1.704-3(d).

(c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Unitholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 7.2(c).

(d) The provisions of this Article VII and the other provisions of this Trust Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. The Sponsor or Administrator shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 7.3 if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder.

Section 7.4 Tax Conventions.

(a) For purposes of Sections 7.1, 7.2, and 7.3, the Sponsor or Administrator shall adopt such conventions as may be necessary, appropriate or advisable in the Sponsor’s reasonable discretion in order to comply with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder. The Sponsor may revise, alter or otherwise modify such conventions in accordance with the standard established in the previous sentence.

(b) Unless the Sponsor determines that another convention is necessary or appropriate in the Sponsor’s reasonable discretion in order to comply with applicable law, each Fund shall use the monthly convention described in this section 7.4(b).

(i) All issuances, redemptions and transfers of Units or beneficial interests therein shall be deemed to take place at a price (the “single monthly price”) equal to the value of such Unit or beneficial interest therein at the end of the Business Day during the month in which the issuance, redemption or transfer takes place on which the value of a Unit is lowest. Accordingly, in determining Unrealized Gain or Unrealized Loss and in making the adjustments provided for by Section 7.1(c), the fair market value of all Fund property immediately prior to the issuance, redemption or transfer of Units shall be deemed to be equal to the lowest value of such property (as determined under Section 7.6) during the month in which such Units are issued or redeemed. In the event that a Fund makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii) All property contributed to a Fund shall be deemed to have a value equal to the value of such property (determined under principles similar to those described in Section 7.6) on the date of such contribution. All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sale price of the property, respectively.

(iii) In general, each item of a Fund’s income, gain, expense, loss, deduction and credit shall, for U.S. federal income tax purposes, be determined for each calendar month during a taxable period based on an interim closing of the books and shall be allocated solely to the Unitholders recognized as unitholders of a Fund as of the close of business on the last trading day of the preceding calendar month. For this purpose, any transfer of a Unit during a calendar month shall be treated as being effective immediately prior to the close of business on the last trading day of a calendar month. Notwithstanding the foregoing, unless the Sponsor determines that another method is necessary or appropriate in the Sponsor’s reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of a Fund (or, in the Sponsor’s sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Unitholders in a manner that corresponds to their economic gain and loss) shall be allocated to the Unitholders who own Units as of the close of the day in which such gain or loss is recognized for federal income tax purposes. Investors who hold a Unit on the last trading day of the first month of a Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Unit.

(c) The allocations pursuant to Section 7.4(b) are intended to constitute a reasonable method of allocation in accordance with Treasury Regulations section 1.706-1(c)(2)(ii) and to take into account a Unitholder’s or Unitholders’ varying Units during the taxable year of any issuance, redemption or transfer of Units or beneficial interests therein. Any person who is the transferee of Units shall be deemed to consent to the methods of determination and allocation set forth in Section 7.4(b), and in any other provision of this Article VII, as a condition of receiving such Units.

Sectin 7.5 No Interest on Capital Account. No Unitholder shall be entitled to interest on its Capital Account.

Section 7.6 Valuation.

(a) For purposes of determining the Net Asset Value of a Fund, the Trust will value all property at (A) its current market value, if quotations for such property are readily available, (B) the closing spot rate with regard to Currency, as reasonably determined by the Sponsor, or (C) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined.

(b) The Sponsor may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service. If the Sponsor determines that the procedures in this Section are an inappropriate basis for the valuation of the Trust’s assets, it shall determine an alternative basis to be employed. The Sponsor shall not be liable to any Person for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith.

Section 7.7 Distributions.

(a) Distributions on Units of a Fund may be paid with such frequency as the Sponsor may determine, which may be daily or otherwise, to the Unitholders in accordance with Section 4.6(g) from such of the income and capital gains, accrued or realized, from each Trust Estate, after providing for actual and accrued liabilities. Such distributions shall be made in cash or, at the sole discretion of the Sponsor, in property.

(b) Distributions from a Fund upon the occurrence of a redemption or upon dissolution, liquidation or termination pursuant to Sections 8.1 and 14.2 of this Trust Agreement will be in the form of property and/or cash as determined by such sections, as applicable; provided that amounts received by Unitholders in the case of distributions upon dissolution, liquidation or termination shall be in accordance with Capital Accounts as provided in Treasury Regulations section 1.704-1(b)(2)(ii)(b).

(c) Notwithstanding any provision to the contrary contained in this Trust Agreement, a Fund shall not be required to make a distribution with respect to Units if such distribution would violate the Delaware Trust Statute or any other applicable law. A determination that a distribution is not prohibited under this Section 7.8 or the Delaware Trust Statute shall be made by the Trust and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances. Unless otherwise agreed to by the Unitholders, a Unitholder shall be entitled only to the distributions expressly provided for in this Trust Agreement.

(d) Notwithstanding anything to the contrary contained in this Trust Agreement, the Unitholders understand and acknowledge that a Unitholder (or its agent) may be compelled to accept a distribution of any asset in kind from a Fund despite the fact that the percentage of the asset distributed to such Unitholder (or its agent) exceeds the percentage of that asset which is equal to the percentage in which such Unitholder receives distributions from the Trust.

ARTICLE VIII

REDEMPTIONS

Section 8.1 Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the applicable Authorized Purchaser Agreement, which may be amended from time to time in accordance with the provisions of such Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust and the Funds with respect to the redemption of Redemption Baskets.

(a) On any Business Day, an Authorized Purchaser with respect to which an Authorized Purchaser Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 4.5(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Authorized Purchaser on the records of the Depository by delivering a request for redemption to the Sponsor or its designee (such request, a “Redemption Order”) in the manner specified in the procedures described in the attachment to the Authorized Purchaser Agreement, as amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement).

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Sponsor (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Sponsor acting by itself or through the marketing agent may, in its sole discretion, reject any Redemption Order (i) the Sponsor determines that the Redemption Order is not in proper form (ii) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (iii) if circumstances outside the control of the Sponsor, the marketing agent or the Custodian make it for all practical purposes not feasible for the Units to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding units to 100,000 units (i.e., one basket) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding units and can deliver them.

(c) The redemption distribution (“Redemption Distribution”) shall consist of cash or a combination of United States Treasury securities, cash and/or cash equivalents. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities and/or property that may be included in Redemption Distributions and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(d) By 3:00 PM New York time on the third Business Day following the Redemption Order Date (the “Redemption Settlement Time”), if the Distributor’s account at the Depository has by the Redemption Settlement Time been credited with the Redemption Baskets being tendered for redemption and the Sponsor has by such time received the Transaction Fee, the Sponsor shall deliver the Redemption Distribution through the Depository to the account of the Authorized Purchaser as recorded on the book entry system of the Depository. If the Fund’s DTC account has not been credited with all of the Redemption Baskets by such time, the redemption distribution is delivered to the extent of whole Redemption Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Redemption Baskets received if the Fund receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Redemption Baskets are credited to the Fund’s DTC account by 3:00 PM New York time on such next Business Day. Any further remaining amount of the Redemption Order shall be cancelled and the Authorized Purchaser will indemnify the Trust for any losses, if any, due to such cancellation, including but not limited to the difference in the price of investments sold as a result of the Redemption Order and investments made to reflect that such Redemption Order has been cancelled.

(e) The Sponsor may, in its discretion, suspend the right of redemption or postpone the Redemption Settlement Date for a Fund (i) for any period during which the Exchange or the Fund’s Futures Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange or the Fund’s Futures Exchange is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery of Redemption Distributions is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Unitholders. Neither the Sponsor nor its designees will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 8.1 shall be cancelled by the Trust or the applicable Fund in accordance with the Depository’s procedures, and no longer be deemed outstanding for purposes of this Trust Agreement and the Delaware Trust Statute.

Section 8.2 Other Redemption Procedures. The Sponsor from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Units in (i) lot sizes smaller than the Redemption Basket, (ii) permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 8.1, and (iii) for redemptions deemed necessary, in the Sponsor’s sole discretion, to comply with applicable law, rule, regulation or policy.

ARTICLE IX

UNITHOLDERS

Section 9.1 No Management or Control; Limited Liability; Exercise of Rights through DTC. The Unitholders of a Fund shall not participate in the management or control of the Trust or the applicable Fund or the applicable Fund’s business, shall not transact any business for the Trust or any Fund and shall not have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 9.3 hereof, no Unitholder of any Fund shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust, the applicable Fund or any other series of the Trust except to the extent of such Unitholder’s proportionate share of the applicable Fund’s Trust Estate. Except as provided in Section 9.3 hereof, each Unit shall be fully paid and no assessment shall be made against any Unitholder. No salary shall be paid to any Unitholder in its capacity as such, nor shall any Unitholder have a drawing account or earn interest on its share of a Fund’s Trust Estate. By the purchase and acceptance or other lawful delivery and acceptance of Units, each Unitholder shall be deemed to be a beneficiary of the applicable Fund and vested with beneficial undivided interest in such Fund to the extent of the Units owned beneficially by such Unitholder, subject to the terms and conditions of this Trust Agreement. The rights under this Trust Agreement of any Unitholder that is not a DTC Participant must be exercised by a DTC Participant acting on behalf of such Unitholder in accordance with the rules and procedures of the Depository, as provided in Section 4.6.

Section 9.2 Rights and Duties. The Unitholders shall have the following rights, powers, privileges, duties and liabilities:

(a) The Unitholders shall have the right to obtain from the Sponsor the reports and information as are set forth in Article X and the list of Authorized Purchasers contemplated by Section 4.5(a)(i). The foregoing rights are in addition to, and do not limit, other remedies available to Unitholders under U.S. federal or state law.

(b) The Unitholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Unitholders’ redemption rights set forth in Article VIII hereof, Unitholders of a Fund shall have the right to demand the return of their capital only upon the dissolution and winding up of the applicable Fund or the Trust and only to the extent of funds available therefore. In no event shall a Unitholder of a Fund be entitled to demand property other than cash unless the Sponsor, as determined in its sole discretion, has specified property for distribution to all Unitholders of such Fund, or the Trust, as applicable. No Unitholder of any Fund shall have priority over any other Unitholder of such Fund either as to the return of capital or as to profits, losses or distributions. No Unitholder of any Fund shall have the right to bring an action for partition against the Trust or a Fund.

(d) Unitholders, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (i) approve the items set forth in 4.9(a), (ii) remove the Sponsor and elect a successor Sponsor as set forth in Section 5.12(e), (iii) approve amendments to this Trust Agreement as set forth in Section 12.1, (iv) continue the Trust as provided in Section 14.1(a), (v) terminate the Trust as provided in Section 14.1(e), and (vi) in the event there is no Sponsor, elect the Liquidating Trustee as set forth in Section 14.2. Unless otherwise specified in the relevant section of this Trust Agreement or in federal law or regulations of rules on any exchange, any matter upon which the Unitholders vote shall be approved by the affirmative vote of Unitholders holding Units representing at least 66 2/3 % of the outstanding Units of the Trust or the applicable Fund, as the case may be. Except as expressly provided in this Trust Agreement, the Unitholders shall have no voting or other rights with respect to the Trust or any Fund.

Section 9.3 Limitation on Liability.

(a) Except as provided in Section 5.7(f) hereof, and as otherwise provided under Delaware law, including Section 3803 of the Delaware Trust Statute, the Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware and no Unitholder shall be liable for claims against, or debts of the Trust or the applicable Fund in excess of its Deposit or share of the applicable Fund’s Trust Estate and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Fund shall not make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

(b) The Trust or the applicable Fund indemnifies to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Fund’s Trust Estate, each Unitholder and its agent or nominee against any claims of liability asserted against such Unitholder solely based on its status as a Unitholder of one or more Units (other than for taxes for which such Unitholder is liable under Section 7.2 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Unitholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 9.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 4.7 and 4.8 hereof.

ARTICLE X

BOOKS OF ACCOUNT AND REPORTS

Section 10.1 Books of Account. Proper books of account for each Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Fund’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and, subject to Section 9.2(a), each Unitholder (or any duly constituted designee of a Unitholder) shall have, at all times during normal business hours, upon reasonable advance written notice, access to and the right to inspect and copy the same (at such Unitholder’s own cost) to the extent such access is required under CFTC rules and regulations. Such books of account shall be kept in accordance with, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article XI.

Section 10.2 Reports to Unitholders. The Trust will furnish to DTC Participants for distribution to each Fund’s Unitholders monthly and annual (as of the end of each fiscal year) reports (in such detail) as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding a Fund, including the Fund’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to Fund Unitholders any other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, it is expected that the Trust will be required under SEC rules to file quarterly and annual reports with the SEC, which need not be sent to Fund Unitholders directly but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Trust’s website.

Section 10.3 Calculation of Net Asset Value. Net Asset Value of a Fund shall be calculated once each Business Day at such time as the Sponsor shall determine from time to time.

Section 10.4 Maintenance of Records. The Sponsor shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 10.1 hereof, a list of the names and last known address of, and number of Units owned by, all Unitholders of each Fund, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, and copies of the Trust’s and Funds’ federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years, copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust and the Funds. The Sponsor may keep and maintain the books and records of the Trust and the Funds in paper, magnetic, electronic or other format as the Sponsor may determine in its sole discretion, provided the Sponsor uses reasonable care to prevent the loss or destruction of such records.

ARTICLE XI

FISCAL YEAR

Section 11.1 Fiscal Year. The Fiscal Year of the Trust shall be the calendar year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the thirty-first day of December, 2012. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

ARTICLE XII

AMENDMENT OF TRUST AGREEMENT; MEETINGS

Section 12.1 Amendments to the Trust Agreement.

(a) The Sponsor may, without the approval of the Unitholders, amend or supplement this Trust Agreement; provided, however, that the Unitholders shall have the right to vote on any amendment (i) if expressly required under federal law or regulations or rules of any exchange, or (ii) submitted to them by the Sponsor in its sole discretion. The Sponsor shall provide to the Unitholders notice of any amendment on which the Unitholders have a right to vote setting forth the substance of the amendment and its effective date.

(b) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(c) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor or if such amendment is required in the opinion of the Trustee.

(d) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee and do not adversely affect the Trustee.

(e) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

Section 12.2 Meetings of the Unitholders. Meetings of the Unitholders may be called by the Sponsor and the Sponsor may, but is not required to, call a meeting upon the written request of Unitholders holding at least 50% of the outstanding Units of all Funds or any Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Where the meeting is being called upon the written request of Unitholders as set forth in this Section 12.2, such written notice shall be mailed or transmitted not more than forty-five (45) days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a brief description of the purpose of the meeting. Unitholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Unitholder voting.

Section 12.3 Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, any Fund or any Unitholder, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 16.4. Any vote or consent that has been cast by a Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 16.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section 12.3 and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 16.4.

ARTICLE XIII

TERM

Section 13.1 Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall exist in perpetuity, unless earlier terminated in accordance with the provisions of Article XIV hereof or as otherwise provided by law.

ARTICLE XIV

TERMINATION

Section 14.1 Events Requiring Dissolution of the Trust or any Fund. The Trust or, as the case may be, any Fund shall dissolve at any time upon the happening of any of the following events:

(a) The occurrence of an Event of Withdrawal, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal, the affirmative vote or written consent of Unitholders in accordance with Section 9.2(d) or Section 12.3 of this Trust Agreement is obtained to continue the business of the Trust and to select, effective as of the date of such selection, one or more successor Sponsors.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be.

(c) In the event of the suspension, revocation or termination of the Sponsor’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust or any Fund, as the case may be, becomes insolvent or bankrupt.

(e) Unitholders owning at least seventy-five percent (75%) of the outstanding Units held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) Business Days prior to the effective date of termination.

(f) Upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund.

(g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Unitholder (as long as such Unitholder is not the sole Unitholder of the Trust) shall not result in the termination of the Trust or any Fund, and such Unitholder, his estate, custodian or personal representative shall have no right to withdraw or value such Unitholder’s Units. Each Unitholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the applicable Fund and any right to an audit or examination of the books of the applicable Fund, except for such rights as are set forth in Article X hereof relating to the books of account and reports of the applicable Fund.

Section 14.2 Distributions on Dissolution. Upon the dissolution of the Trust or any Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust or the Funds. Thereafter, in accordance with Section 3808(e), (f) or (g), as applicable, of the Delaware Trust Statute, the business and affairs of the Trust or any Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

Section 14.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust pursuant to Section 3810(d) to be filed in accordance with the Delaware Trust Statute at the expense of the Sponsor. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XV

POWER OF ATTORNEY

Section 15.1 Power of Attorney Executed Concurrently. Each Unitholder, by virtue of its purchase of Units in a Fund, irrevocably constitutes and appoints the Sponsor with full power of substitution, as the true and lawful attorney-in-fact and agent for such Unitholder with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the increase or decrease of the Global Certificates pursuant to Section 4.6, or the termination of the Trust, provided such continuation, increase, decrease or termination is in accordance with the terms of this Trust Agreement.

Section 15.2 Effect of Power of Attorney. The Power of Attorney granted by each Unitholder to the Sponsor:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Unitholder;

(b) May be exercised by the Sponsor for each Unitholder by facsimile signature and/or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Unitholder of the whole or any portion of his Units, as applicable, except that where the records of a Direct Participant or Indirect Participant reflect a transfer by a Unitholder of its Units that has otherwise been effectuated in accordance with the provisions of this Trust Agreement, the Depository’s procedures and the procedures of such Direct Participant or Indirect Participant, as applicable, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such transfer.

Each Unitholder agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting gross negligence or willful misconduct.

Section 15.3 Limitation on Power of Attorney. The Power of Attorney granted by each Unitholder to the Sponsor shall not authorize the Sponsor to act on behalf of Unitholders in any situation in which this Trust Agreement requires the approval of Unitholders unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Sponsor or any new Sponsor pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XVI

MISCELLANEOUS

Section 16.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Funds, the Trustee, the Sponsor, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, as determined from time to time by the Sponsor, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 16.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 16.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

Section 16.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Sponsor to the Unitholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid or by overnight courier, or if sent electronically, by facsimile; and addressed, in each such case, to the address set forth in the books and records of the Trust or the applicable Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, and shall be effective upon the deposit of such notice in the United States mail, upon deposit with a representative of an overnight courier, or upon transmission and electronic confirmation thereof, as the case may be. Notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Sponsor in writing. Requests for redemption of Units shall be effected in accordance with the provisions of Article VIII of this Trust Agreement.

Section 16.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

Section 16.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust and Fund records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust, each Fund and the Sponsor, in determining such rights, shall rely on such records and that Unitholders and assignees shall be bound by such determination.

Section 16.7 No Legal Title to Trust Estate. Subject to the provisions of Section 2.7 in the case of the Sponsor, the Unitholders shall not have legal title to any part of the applicable Fund’s Trust Estate.

Section 16.8 Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the applicable Fund’s Trust Estate.

Section 16.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.10 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to United States Commodity Funds LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

UNITED STATES COMMODITY FUNDS LLC, as Sponsor

By:
Name:
Title:

EXHIBIT A

FORM OF GLOBAL CERTIFICATE1

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Units

-in-

UNITED STATES CURRENCY FUNDS TRUST

WITH RESPECT TO ONE OF ITS SERIES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that Cede & Co., is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Units (“Units”), each of which represents a fractional undivided Unit of beneficial interest in                     Fund (the “Fund”), established and designated as a series of the United States Currency Funds Trust (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on                     , 2012, and a Declaration of Trust and Trust Agreement, dated as of                     , 2012, by and between United States Commodity Funds LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust, National Association, a national banking association, as Trustee (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all units of beneficial interest in the Fund, which shall be the total number of Units that are outstanding at such time. The Trust Agreement provides for the deposit of cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Fund from time to time and the issuance by the Trust, with respect to the Fund, of additional Creation Baskets representing

[1]	Forms of Global Certificates of Beneficial Interest for each of the Trust’s Funds shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.

EXA-1

the undivided units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.

Each Authorized Purchaser hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Trust Agreement permits the Sponsor, without the approval of the Unitholders, to amend or supplement the Trust Agreement; provided, however, that the affirmative vote or written consent of Unitholders holding Units equal to at least a majority of the Trust’s outstanding Units or, if the proposed amendment affects only certain Funds, of each affected Fund’s outstanding Units, or such higher percentage as may be required by applicable law, is required to approve any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, or (ii) submitted to them by the Sponsor in its sole discretion. The Sponsor shall provide notice of any amendment to the Trust Agreement to the Unitholders setting forth the substance of the amendment and its effective date. Any such vote, consent or waiver by the holder of Units shall be conclusive and binding upon such holder of Units and upon all future holders of Units, and shall be binding upon any Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Units evidenced hereby are at such time in uncertificated form.

In accordance with Section 4.8 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund and to the Sponsor and its assets for payment in respect of any claim against or obligation of the Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in the Fund.

EXA-2

The Trust Agreement, and this Certificate, are executed and delivered by United States Commodity Funds LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by United States Commodity Funds LLC, but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on United States Commodity Funds LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, United States Commodity Funds LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

United States Commodity Funds LLC,
as Sponsor

By:
Authorized Officer
Date:

EXA-3

EXHIBIT B

FORM OF CERTIFICATE OF TRUST

CERTIFICATE OF TRUST

OF

UNITED STATES CURRENCY FUNDS TRUST

This Certificate of Trust of United States Currency Funds Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate of Trust is United States Currency Funds Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are: Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-0001.

3. Series. Pursuant to Section 3806(b)(2) of the Act, the Trust will issue one or more series of beneficial interests having the rights and preferences specified in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”).

4. Notice of Limitation of Liability of each Series. Pursuant to Section 3804(a) of the Act, the liabilities of each Series shall be limited such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series and (b) non of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally and any other Series shall be enforceable against the assets of the particular Series.

5. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this in accordance with Section 3811(a)(a) of the Act.

Wilmington Trust, National Association, not in its individual capacity but solely as Trustee

By:
Name:
Date:

EXB-1

EXHIBIT C

FORM OF INSTRUMENT ESTABLISHING SERIES OR CLASS

EXC-1

EXHIBIT D

SERIES FUNDS

Initial Fund:	United States Golden Currency Fund (“HARD”)

Additional Series:

EXD-1

STATEMENT OF ADDITIONAL INFORMATION

U.S. GOLDEN CURRENCY FUND

Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 9.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information. Prospective purchasers must receive a copy of both the disclosure statement and the statement of additional information prior to investing in HARD.

This statement of additional information and accompanying disclosure document are both dated September     , 2012.

U.S. GOLDEN CURRENCY FUND

The Commodity Interest Markets

General

The Commodity Exchange Act (“CEA”) governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000 (the “CFMA”), which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. In July of 2010, the Dodd-Frank Act repealed many of the CFMA amendments to the CEA, and added a raft of new regulations that, when effective, will affect the formerly unregulated, over-the-counter derivatives market (see the discussions in this SAI under the headings “Swap Transactions,” “Forward Contracts” and “Regulations”).

The offer and sale of units of HARD is registered under the Securities Act. HARD is subject to the requirements of the Securities Act, the Exchange Act and the rules and regulations adopted thereunder as administered by the Securities and Exchange Commission (the “SEC”). Firms’ participation in the distribution of units is regulated as described above, as well as by the self regulatory association, FINRA.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bonds, stock indices, interest rates, currencies, energy and metals. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Options on Futures Contracts

Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

A call option is said to be in-the-money if the strike price is below current market levels and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels and out-of-the-money if the strike price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value (which is related to the underlying market value) plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity or currency at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Commercial banks participating in trading foreign exchange forward contracts often have not required margin deposits, but have relied upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

The regulatory treatment of certain currency forwards is unclear. To date, the forward markets have been largely unregulated, forward contracts have been executed bi-laterally and, in general, forward contracts have not been cleared or guaranteed by a third party. However, under pending Dodd-Frank rulemaking, the regulatory status of currency forwards is unclear. At a minimum, OTC currency forwards will be subject to heightened recordkeeping, reporting and business conduct standards, although a current proposed exemption issued by the U.S. Secretary of Treasury would exempt deliverable forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin).

Options on Forward Contracts or Currencies

Options on forward contracts or currencies operate in a manner similar to options on futures contracts. An option on a forward contract or currency gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or currency. However, similar to forward contracts, options on forward contracts or on currencies are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and currencies possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Swap Contracts

Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principally traded off-exchange, although certain swap contracts are also being traded in electronic trading facilities and cleared through clearing organizations.

Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions one or both parties may require collateral deposits from the counterparty to support that counterparty’s obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive less any collateral deposits it is holding.

Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Once accepted by the clearing house, the original swap transaction is novated and the central counterparty becomes the counterparty to a trade with each of the original parties based upon the trade terms determined in the original transaction. In this manner each individual swap counterparty reduces its risk of loss due to counterparty nonperformance because the clearing house acts as the counterparty to each transaction.

“Swap” Transactions

The Dodd-Frank Act imposes new regulatory requirements on certain “swap” transactions that each Trust Series is authorized to engage in that may ultimately impact the ability of a Trust Series to meet its investment objective. On August 19, 2012, the CFTC and the SEC published joint rules defining the term “swap” and thus providing more clarity regarding which transactions will be regulated as such under the Dodd-Frank Act. However, as discussed further under “Regulations,” the treatment of certain currency forwards and swaps as “swaps” are unclear, due to a pending proposal by the Secretary of Treasury to exempt these derivatives from the definition of swap.

The Dodd-Frank Act requires that certain transactions ultimately falling within the definition of “swap” be executed on organized exchanges or “swap execution facilities” and cleared through regulated clearing organizations (which are referred to in the Dodd-Frank Act as “derivative clearing organizations”), if the CFTC mandates the central clearing of a particular contract. However, the CFTC has not issued any mandatory clearing determinations and, therefore, it is currently unknown which swaps will be subject to such trading and clearing requirements. If a swap is required to be cleared, the initial margin will be set by the clearing organization, subject to certain regulatory requirements and guidelines. Initial and variation margin requirements for swap dealers and major swap participants who enter into uncleared swaps and capital requirements for swap dealers and major swap participants who enter into both cleared and uncleared trades will be set by the CFTC, the SEC or the applicable Prudential Regulator. On April 18, 2012, the CFTC published final regulations to determine which entities will be regulated as “swap dealers” and “major swap participants” and thus have to comply with these capital and margin requirements (as well as a multitude of other requirements under the Dodd-Frank Act). In general, increased regulation of, and the imposition of additional costs on, swap transactions could have an adverse effect on HARD by, for example, reducing the size of and therefore liquidity in the derivatives market, increasing transaction costs and decreasing the ability to customize derivative transactions. The final rule regarding review of swaps for mandatory clearing went effective September 26, 2011.

The majority of the Dodd-Frank regulations affecting the swap market will not be effective until later in calendar year 2012 or early 2013 at the earliest.

On February 7, 2012, the CFTC published a rule requiring each futures commission merchant (“FCM”) and derivative clearing organization (“DCO”) to segregate cleared swaps and related collateral posted by a customer of the FCM from the assets of the FCM or DCO, although such property can be commingled with the property of other cleared swaps customers of the FCM or DCO. This rule addresses losses incurred by a DCO in a so-called “double default” scenario in which a customer of an FCM defaults in its obligations to the FCM and the FCM, in turn, defaults in its obligations to the DCO. Under this scenario, the DCO can only access the collateral attributable to other customers of the DCO whose cleared swap positions are in a loss position following the primary customer’s default. This rule is scheduled to become effective on November 8, 2012. Some market participants have expressed concern that the requirements of this segregation rule may result in higher initial margins or higher fees. HARD does not anticipate any impact to its operations in order to meet the requirements of the new rule.

Additionally, the CFTC published rules on February 17, 2012 and April 3, 2012 that require “swap dealers” and “major swap participants” to: 1) adhere to business conduct standards, 2) implement policies and procedures to ensure compliance with the Commodity Exchange Act, 3) maintain records of such compliance. These new requirements may impact the documentation requirements for both cleared and non-cleared swaps and cause swap dealers and major swap participants to face increased compliance costs that, in turn, may be passed along to counterparties (such as HARD) in the form of higher fees and expenses that related to trading swaps.

On February 24, 2012, the CFTC amended certain disclosure obligations to require that the operator of a commodity pool that invests in swaps include standardized swap risk disclosures in the pool’s disclosure documents by December 31, 2012. The effect of the future regulatory change on USCI is impossible to predict, but it could be substantial and adverse.

The CFTC issued a final rule on May 23, 2012 interpreting the definition of “eligible contract participant,” as amended by the Dodd-Frank Act, in such a manner that the Fund may be limited as to the counterparties with which it may enter into currency forward contracts. Additionally, HARD may under certain circumstances related to the amount of assets under management no longer qualify as an eligible contract participant. HARD’s ability to maintain a certain minimum level of assets and to qualify as an eligible contract participant allow the Fund to enter into swaps on swap execution facilities as well as on a bilateral, off-exchange basis. The loss of status as an eligible contract participants and the resulting loss of eligible counterparties and investment options could impact HARD’s ability to achieve its investment objective.

CFTC Reports

The Trust also makes available its monthly reports and its annual reports required to be prepared and filed with the NFA under the CFTC regulations.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and each Fund will continue to exist until terminated in accordance with the Trust Agreement. The Sponsor’s authority includes, without limitation, the right to take the following actions:

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To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any other documents and instruments, and to do and perform all such things as may be in furtherance of the Trust purposes or necessary or appropriate for the offer and sale of the units and the conduct of Trust activities;

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To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

•	To deposit, withdraw, pay, retain and distribute each Fund’s assets or any portion thereof in any manner consistent with the provisions of the Trust Agreement;

•	To supervise the preparation and filing of any Registration Statement and supplements and amendments thereto;

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To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

•	To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and this Prospectus;

•	To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Exchange Act, the Commodity Exchange Act or the rules and regulations thereunder;

•	To pay or authorize the payment of distributions to the Unitholders and expenses of the Funds;

•	To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and

•	In its sole discretion, to determine to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

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Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;

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Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

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Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of each Fund in accordance with the purposes of the Trust and this Prospectus;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

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Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Purchaser submitting a purchase order;

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Receive from Authorized Purchasers and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, units corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository as required;

•	Delegate duties to one or more administrators, as the Sponsor determines; and

•	Delegate duties to one or more commodity trading or other advisors, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, HARD or the other Funds, the Unitholders or to any other person, the Sponsor will not be liable to the Trust, HARD or the Funds, the Unitholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to any Fund, or to any Unitholder for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Unitholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor (and any other Covered Person performing services on behalf of the Trust or any Fund, as applicable, and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or such Fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or such Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the Trust or of the applicable Fund. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Funds. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any Fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any series, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any series, as applicable, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such series, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to all Unitholders and the Trustee. Unitholders holding at least 66 2/3% of the Trust’s outstanding units (not including units acquired by the Sponsor and its affiliates) may vote to remove the Sponsor. Any such action by such holders for removal of the Sponsor must also provide for the election of a successor Sponsor by the Unitholders holding a majority of the outstanding units (not including units acquired by the Sponsor and its affiliates). The successor Sponsor will continue the business of the Trust.

In the event of withdrawal, the Sponsor is entitled to a redemption of the units it acquired through its initial capital contribution to a Fund at their NAV per unit. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Unitholders may be called by the Sponsor and the Sponsor may, but is not required to, call a meeting upon the written request of Unitholders holding at least 50% of the outstanding units of all Funds or any Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. When the meeting is being requested by Unitholders, the notice of the meeting shall be mailed or transmitted within 45 days after the Sponsor’s receipt of the written request from Unitholders. Any notice of meeting shall be accompanied by a brief description of the purpose of the meeting. Unitholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Unitholder voting.

Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, HARD or any other Fund or any Unitholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Unitholder given in the manner provided in accordance with the Trust Agreement. Any vote or consent that has been cast by a Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given as provided un the Trust Agreement and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the Trust Agreement and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any such Unitholders in any manner other than as expressly provided in the Trust Agreement.

Voting Rights

Unitholders have very limited voting rights. Specifically, the Trust Agreement provides that Unitholders representing 66 2/3% of the outstanding units of the Trust, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (1) remove the Sponsor as described above (provided that such action for removal of the Sponsor must also provide for the election of a successor Sponsor of the Trust by the Unitholders holding a majority of the outstanding units of the Trust), (2) approve certain amendments to the Trust Agreement, and (3) continue the Trust by selecting a successor Sponsor. Additionally, Unitholders representing 75% of the outstanding units of the Trust, voting together as a single class, may vote to terminate the Trust. Additionally, a majority of the Unitholders of a Fund may vote to (1) approve of the Sponsor’s action or refusal to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause such Fund to be taxable other than as a partnership for federal income tax purposes, and (2) in the event there is no Sponsor, elect the Liquidating Trustee.

Limited Liability of Unitholders

Except as otherwise provided in the Trust Agreement and under Delaware law, Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Unitholder shall be liable for claims against, or debts of the Trust or a Fund in excess of its deposit or share of the applicable Fund’s assets and undistributed profits. Subject to the exceptions in the preceding sentence, neither the Trust nor a Fund shall make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

The Trust or the applicable Fund shall indemnify to the full extent permitted by law and the Trust Agreement, and to the extent of the applicable Fund’s assets, each Unitholder and its agent or nominee against any claims of liability asserted against such Unitholder solely because of its ownership of units (other than for taxes on income from units for which such Unitholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the applicable Fund and no recourse may be had with respect to the personal property of a Unitholder for satisfaction of any obligation or claim.

Termination Events

Each Fund, including HARD, shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

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the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without reinstatement of its charter) or the withdrawal of the Sponsor, unless (i) there is at least one remaining Sponsor that carries on the business of the Trust or (ii) Unitholders owning at least sixty-six and two-thirds percent (66 2/3%) of the outstanding units held in all Funds, voting together as a single class elect within ninety (90) days after such event to continue the business of the Trust and appoints a successor Sponsor;

•	the occurrence of any event which would make the existence of the Trust or any Fund unlawful;

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the suspension, revocation, or termination of the Sponsor’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated;

•	the Trust or any Fund, as the case may be, becomes insolvent or bankrupt;

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Unitholders owning at least seventy-five percent (75%) of the outstanding units held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) business days prior to the effective date of termination;

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upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund;

•	the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended; and

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Upon the dissolution of the Trust, HARD or any other Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the trust estate. Thereafter, in accordance with applicable law, the business and affairs of the Trust or the applicable Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods. Following the dissolution and distribution of the assets of all of the Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with applicable law.

Potential Advantages of Investment

The Advantages of Non-Correlation

Given that historically, the price of currencies and of Futures Contracts and Other Hard Currency-Related Investments has had limited correlation to the stock and bond market, the Sponsor believes that the performance of HARD should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of transacting in Hard Currency interests. This feature of many Currency Interest contracts means that profit and loss from Currency Interest trading is not dependent upon economic prosperity or stability.

However, non-correlation will not provide any diversification advantages unless non-correlated assets are outperforming other portfolio assets, and it is entirely possible that HARD may not outperform other sectors of an investor’s portfolio, or may produce losses. Additionally, although adding HARD units to an investor’s portfolio may provide diversification, HARD is not a hedging mechanism vis-à-vis traditional debt and equity portfolio components and you should not assume that HARD units will appreciate during period of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that HARD’s performance will likely have little relation to the performance of equity and debt instruments, reflecting the Sponsor’s belief that certain factors that affect equity and debt prices may affect asset value per unit, and may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The Sponsor does not expect that HARD’s performance will be negatively correlated to general debt and equity markets.

Participants

The two broad classes of persons who trade currencies and commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to effectively lock in the value of one currency relative to another that would otherwise change due to an adverse movement in the price of the underlying currency; for example, the adverse price movement between the time a US dollar-based merchandiser or processor enters into a contract to buy or sell a raw products in a foreign currency at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to sell the products at a future date he will simultaneously buy a futures or forward contract in the foreign currency. Normally, the seller would close out his hedged currency position by making an offsetting sale of a futures contract.

The currency interest markets enable the hedger to shift the risk of price fluctuations and limit the decline in value of his home currency relative to other currencies. The usual objective of the hedger is to protect the profit that he expects to earn rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have, for example, if current prices are lower than the locked in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying currency or commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in currencies relative to one another. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying currency; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in currencies, it is possible for him to make profits or incur losses regardless of whether the value of currencies relative to one another go up or down.

Futures Exchanges and Clearing Organizations

Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and execution and clearing fees.

Swap execution facilities (SEFs) are a new type of market facility created by the Dodd-Frank Act to facilitate the centralized execution and reporting of standardized OTC derivatives (referred to as “swaps” under the Dodd-Frank Act). The rules and regulations that apply to SEFs have not yet been finalized. But, as of the date of the filing of this registration statement, it is expected that SEF will be required to comply with enumerated core principles and any other requirement that the CFTC may impose by rule or regulation.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that is intended to enable the clearing organization to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that its members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own customers, their clearing broker and the clearing organization. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers.

As required under the Dodd-Frank Act, the CFTC has recently issued several proposed rules pertaining to registration, regulation and operating of clearing organizations (referred to in the Dodd-Frank Act as “derivatives clearing organizations”) and the margin and capital requirements that will apply to centrally cleared OTC derivatives. These rules have not yet been finalized.

U.S. Futures Exchanges and Swap Execution Facilities

Futures exchanges in the United States are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

HARD principally trades futures contracts over a designated contract market, the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the United States are the CBOT, the CME, COMEX, ICE Futures US and the NYMEX. Each of the designated contract markets in the United States must provide for the clearance and settlement of transactions with a CFTC-registered clearing organization.

As previously explained, swap execution facilities (SEFs) are a new type of market facility created by the Dodd-Frank Act to facilitate the centralized execution and reporting of standardized OTC derivatives (referred to as “swaps” under the Dodd-Frank Act). Under the Dodd-Frank Act, only qualified sophisticated persons (known as “eligible contract participants”) are permitted to trade swaps. Provided HARD maintains assets exceeding $5 million, HARD would qualify as an eligible contract participant and thus would be able to trade swaps.

The Sponsor intends to monitor the development of and opportunities and risks presented by the changes to the execution of derivatives and may, in the future, revise the approach taken to the execution of futures and swaps by HARD. At this time, however, HARD is expected to principally trade futures contracts over designated contract markets.

Non-U.S. Futures Exchanges and Development of Non-US OTC Trading Platforms

Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator.

Trading on non-U.S. exchanges is often in the currency of the exchange’s home jurisdiction. Consequently, HARD is subject to the additional risk of fluctuations in the exchange rate between such currencies and US dollars and the possibility that exchange controls could be imposed in the future. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject HARD to additional risks. Also, it should be noted that the status of derivatives regulatory reform in non-U.S. markets, including the development of trading platforms in respect of OTC derivative trades, is not as developed as the U.S. rule proposals. At this point in time, it is not known what effect, if any, the development of non-U.S., regulated trading platforms will have on HARD.

Accountability Levels and Position Limits

The CFTC and U.S. designated contract markets have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than a hedger, which HARD is not) may hold, own or control. Among the purposes of accountability levels and position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits currently established by the CFTC apply to certain agricultural commodity interests, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes, but not to interests in energy products. In addition, U.S. exchanges may set accountability levels and position limits for all commodity interests traded on that exchange. For example, the current accountability level for investments at any one time in WTI crude oil futures contracts on the NYMEX is 10,000 contracts for one month and 20,000 contracts for all months. The NYMEX also imposes position limits on contracts held in the last few days of trading in the near month contract to expire. The ICE Futures has recently adopted similar accountability levels and position limits for certain of its Futures Contracts that are traded on the ICE Futures and settled against the price of a contract listed for trading on a U.S. designated contract market such as the NYMEX. Certain exchanges or clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which HARD and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining accountability levels and position limits, HARD’s commodity interest positions will not be attributable to investors in their own commodity interest trading.

The Dodd-Frank Act requires the CFTC to promulgate rules establishing position limits for futures and option contracts on commodities as well as for swaps that are economically equivalent to futures or options. Currently, the exchanges impose position limits and accountability levels for certain commodity futures and options, but the CFTC does not impose such limits.

On November 18, 2011, the CFTC published a rule entitled Position Limits for Futures and Swaps (the “Rule”). The Rule establishes a position limits regime for 28 exempt and agricultural commodity futures and options contracts and the physical commodity swaps that are economically equivalent to such contracts. The Rule became effective on January 17, 2012, but does not require compliance with certain position limits (including all spot-month limits, and non-spot-month limits for legacy contracts) until October 12, 2012. The effect of this regulatory change on HARD is impossible to predict, but it could be substantial and adverse.

Currency Prices

Currency prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the currency markets, and even with comparatively complete information it is impossible for any trader to predict reliably currency prices.

Regulation

The Dodd-Frank Act

The Dodd-Frank Act (also referred to as “Dodd-Frank”) imposes new regulatory requirements on many of the OTC derivative transactions in which HARD is authorized to engage. As a threshold matter, it should be noted that the CFTC and other responsible U.S. regulatory agencies (collectively, the “Derivatives Regulators”) have delayed implementation of these regulatory requirements until all final rulemaking has taken place (expected to occur later in calendar year 2012, at the earliest). Accordingly, the Derivatives Regulators have determined that until such time as the regulatory reforms have been implemented OTC derivative trading will continue to be largely unregulated in accordance with a series of statutory exemptions and exclusions that pre-date the enactment of the Dodd-Frank Act.

In summary, the Dodd-Frank Act will, in pertinent part, subject the OTC derivatives (referred to under the statute as “swaps”) to a comprehensive regulatory structure by:

•	establishing new types of regulated market intermediaries (e.g., swap dealers and major swap participants) and facilities (e.g., swap execution facilities);

•	mandating the central execution and clearing of all standardized swaps;

•	imposing margin and capital requirements in respect of swaps; and

•

generally, regulating the level and types of trading that may occur in respect of swaps (e.g., through the establishment of position limits and large trader reporting requirements, as well as more general recordkeeping and reporting requirements in respect of all swap transactions).

It is important to emphasize again that many of the key aspects of this regulatory reform have not yet been finalized or are not yet effective. However, once finalized and implemented, the Dodd-Frank reforms may impact the ability of HARD to meet or efficiently carry out its investment objective. By way of example, increased regulation of, and the imposition of additional costs on, OTC derivative transactions could have an adverse effect on HARD by, for example, reducing the size of and therefore liquidity in the derivatives and related physical commodities market, increasing transaction costs and decreasing the ability to customize derivative transactions.

General Discussion of Key Regulatory Principles

The CFTC is the governmental agency charged with responsibility for regulation of commodity interest trading in the United States. As such, the CFTC regulates futures exchanges, swap execution facilities and commodity interest trading conducted on those exchanges and facilities, as well as the derivatives clearing organizations that provide support to the cleared derivatives markets. Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, exempt board of trade or electronic trading facility. The CFTC’s primary function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges, facilities and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC possesses exclusive jurisdiction to regulate the activities of CPOs and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered CPO, such as the Sponsor, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered CPOs. Pursuant to this authority, the CFTC requires CPOs to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a CPO (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a CPO would prevent it, until that registration were to be reinstated, from managing HARD, and might result in the termination of HARD. HARD itself is not required to be registered with the CFTC in any capacity.

The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor’s commodity trading advisor registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to HARD. HARD is managed by an entity that is exempt from regulation as a commodity trading advisor under applicable CFTC rules.

The CEA requires all futures commission merchants, such as HARD’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. These requirements apply to futures and swap transactions cleared through a particular FCM. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

HARD’s investors are afforded prescribed rights for reparations under the CEA against the Sponsor (as a registered commodity pool operator), as well as its respective employees who are required to be registered under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, CPOs, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The Sponsor, each trading advisor, the selling agents and the clearing brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. HARD itself is not required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange (or, when established, swap execution facility) has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law, as exemplified by the discussion under “The Dodd-Frank Act”. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

In general, the CFTC does not presently regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties such as HARD or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets. Under pending Dodd-Frank rulemaking, the regulatory status of currency forwards and swaps is unclear. At a minimum, OTC currency forwards, options and swaps will be subject to heightened recordkeeping, reporting and business conduct standards, although a current rule proposal would exempt deliverable forwards and swaps from additional regulatory requirements.

While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions’ currencies. Trading in the interbank market also exposes HARD to a risk of default since failure of a bank with which HARD had entered into a forward contract would likely result in a default and thus possibly substantial losses to HARD.

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the United States. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the United States.

On December 2, 2011, the Securities Industry and Financial Markets Association (“SIFMA”) and the International Swaps and Derivatives Association (“ISDA”) filed a lawsuit challenging the CFTC’s position limits rule. The lawsuit asserts that the position limits rule inadequately fulfills the required cost-benefit analysis. It is not known at this time what effect this lawsuit will have on the implementation of the new position limits rule.

Based on its current understanding of the final position limit regulations, the Sponsor does not anticipate significant negative impact on the ability of HARD to achieve its investment objective.

Currency Margin

Original or initial margin is the minimum amount of funds that must be deposited by a currency interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the futures contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms, such as HARD’s clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require HARD to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers’ discretion.

The Derivatives Regulators have not yet finalized the Dodd-Frank rules regarding initial margin levels for OTC derivatives. It is possible that such levels may be higher than those for futures contracts. Also, initial margin requirements for non-cleared swaps will be subject to higher margin requirements than cleared swaps. And, under pending rule proposals, HARD may be required to post, but not be entitled to receive, initial and variation margin in respect of non-cleared swaps. Until such time as the regulators finalize these margin rules, trading in the OTC markets where no clearing facility is provided generally will not require margin per se. Rather, it will involve the extension of credit between counterparties that is secured by transfers of credit support and/or independent amounts. Credit support is transferred between counterparties in respect of the open OTC derivatives entered into between them, while independent amounts are fixed amounts posted by one or both counterparties at the execution of a particular OTC transaction.

Trading in the over-the-counter markets where no clearing facility is provided generally does not require margin but generally does entail the extension of credit between counterparties. This extension of credit is generally secured by transfers of collateral and/or independent amounts. Collateral is transferred between counterparties during the term of an over-the-counter transaction based upon the changing value of the transaction, while independent amounts are fixed amounts posted by one or both counterparties at the start of an over-the-counter transaction.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to HARD’s trading, HARD (and not its investors personally) is subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

SEC Reports

The Trust makes available, free of charge, on its website, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after these forms are filed with, or furnished to, the SEC. These reports are also available from the SEC though its website at: www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
Amount SEC registration fee (actual)	$57,300
NYSE Arca Listing Fee (actual)	$—
FINRA filing fees (actual)	$500
Blue Sky expenses	N/A
Auditor’s fees and expenses (estimate)	$2,500
Legal fees and expenses (estimate)	$50,000
Printing expenses (estimate)	$15,000

Total	$125,300

Item 14. Indemnification of Directors and Officers

The Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the United States Currency Funds Trust (the “Trust”) and US Golden Currency Fund (“HARD” or the “Fund”) or to any Unitholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or a Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or the Fund, as applicable and has determined, in good faith, that such course of conduct was in the best interests of the Trust or the Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust’s Trust Agreement (“Trust Agreement”) on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for to the extent resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Item 15. Recent Sales of Unregistered Securities

On August 31, the Sponsor made a $1,000 capital contribution to HARD. In connection with the commencement of HARD’s offering, the Sponsor received 40 Sponsor’s units of HARD that were issued in exchange for the previously received capital contribution, representing a beneficial interest in the pool. The Sponsor is 100% owned by Wainwright Holdings, Inc., which is controlled by the President of the Sponsor.

The above-described transactions were exempt from registration pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction not involving a public offering. No general solicitation was made by HARD, the Trust, or any person acting on their behalf; the securities sold are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1 (1)	Certificate of Trust of the registrant.

3.2 (1)	Declaration of Trust and Trust Agreement (included as Appendix B to the prospectus).

3.3 (2)	Fifth Amended and Restated Limited Liability Company Agreement of the Sponsor.

5.1 (3)	Opinion of Counsel relating to the legality of the Units.

8.1 (3)	Opinion of Counsel with respect to federal income tax consequences.

10.1 (3)	Form of Authorized Purchaser Agreement.

10.2 (3)	Form of Marketing Agent Agreement.

10.3 (3)	Form of Custodian Agreement.

10.4 (3)	Form of Administrative Agency Agreement.

23.1 (3)	Consent of Counsel (included in Exhibit 5.1).

23.2 (3)	Consent of independent registered public accounting firm.

(1)	Incorporate by reference to the Registrant’s initial Registration Statement on Form S-1 (File No. 333-182443) filed on June 29, 2012.
(2)	Incorporated by reference to United States 12 Month Oil Fund, LP’s Registration Statement on Form S-3 (File No. 333-176873) filed on September 16, 2011.
(3)	Filed herewith.

(b) Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moraga, state of California, on September 7, 2012.

UNITED STATES CURRENCY FUNDS TRUST

By:	United States Commodity Funds LLC as Sponsor

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber Chief Executive Officer of United States Commodity Funds LLC

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature*	Title	Date
/s/ Nicholas D. Gerber Nicholas D. Gerber	Management Director Chief Executive Officer of United States Commodity Funds LLC	September 7, 2012

/s/ Howard Mah Howard Mah	Management Director Chief Financial Officer and Secretary of United States Commodity Funds LLC	September 7, 2012

**/s/ Andrew Ngim Andrew Ngim	Management Director and Treasurer of United States Commodity Funds LLC	September 7, 2012

**/s/ Peter M. Robinson Peter M. Robinson	Independent Director of United States Commodity Funds LLC	September 7, 2012

**/s/ Malcolm R. Fobes III Malcolm R. Fobes III	Independent Director of United States Commodity Funds LLC	September 7, 2012

**/s/ Gordon L. Ellis Gordon L. Ellis	Independent Director of United States Commodity Funds LLC	September 7, 2012

*	The registrant is a trust and the persons are signing in their capacities as officers or directors of United States Commodity Funds, LLC, the Sponsor of the registrant.
**	Signed by Howard Mah pursuant to a power of attorney signed by each of the persons noted above and filed as part of the initial Registration Statement on Form S-1 filed on June 29, 2012.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Counsel relating to the legality of the Units.

8.1	Opinion of Counsel with respect to federal income tax consequences.

10.1	Form of Authorized Purchaser Agreement.

10.2	Form of Marketing Agent Agreement.

10.3	Form of Custodian Agreement.

10.4	Form of Administrative Agency Agreement.

23.2	Consent of independent registered public accounting firm.